Exhibit 10.5

Amending Deed - Joint Operating Agreement (Beetaloo JV)

Dated   28 July 2023

Tamboran B2 Pty Ltd (ABN 42 105 431 525) (“Tamboran”)

Falcon Oil & Gas Australia Limited (ABN 53 132 857 008) (“Falcon”)

Amending Deed - Joint Operating Agreement (Beetaloo JV)

Contents

Details	1

General terms	2

1. Interpretation	2

2. Amendments	2

3. Confirmations	2

4. Conflict	3

5. Costs	3

6. General	3

6.1 Incorporation of provisions of JOA	3

6.2 Consideration	3

6.3 Further assurances	3

6.4 Counterparts	3

6.5 Governing law and jurisdiction	3

6.6 Electronic execution	3

Schedule 1 Restated JOA	4

Amending Deed – Joint Operating Agreement (Beetaloo JV)	i

Amending Deed - Joint Operating

Agreement (Beetaloo JV)

Details

Date		2023

Parties	Tamboran and Falcon

Tamboran	Name	Tamboran B2 Pty Ltd (formerly known as Origin Energy B2 Pty Ltd)

	ABN	42 105 431 525

	Address	110 The Corso, Manly NSW 2095

	Email	***

	Attention	Eric Dyer

Falcon	Name	Falcon Oil & Gas Australia Limited (formerly Falcon Oil & Gas Australia Pty Ltd)

	ABN	53 132 857 008

	Address	17 Phoenix Street, Nightcliff, NT, 0814

	Email	***

	Attention	Philip O’Quigley

Amending Deed – Joint Operating Agreement (Beetaloo JV)	1

Amending Deed - Joint Operating Agreement (Beetaloo JV)

General terms

1.	Interpretation

Unless the contrary intention appears, these meanings apply:

Effective Date means 09 November 2022.

Farmin Agreement means the Farmin Agreement dated 2 May 2014 (as amended from time to time) between Tamboran and Falcon.

JOA means the document titled “Joint Operating Agreement” dated 2 May 2014 (as amended from time to time) between Tamboran and Falcon.

JV Statements means any statement prepared, or to be prepared, by the Operator pursuant to section 1.5 of Annexure A of the JOA for the costs and expenditures incurred by Operator.

LOI means the “Binding Letter of Intent – Beetaloo Project Investment by Tamboran and Sheffield” dated 10 October 2022 between Falcon and Tamboran (B1) Pty Limited (ACN 662 327 237).

Operator has the meaning given to that term in the JOA.

2.	Amendments

(a)	With effect from the Effective Date, the JOA is amended and restated as set out in Schedule 1 (“Restated JOA”).

(b)	Nothing in this document:

(i)	prejudices or adversely affects any right, power, discretion or remedy arising under the JOA before the Effective Date; or

(ii)	discharges, releases or otherwise affects any liability or obligation arising under the JOA before the Effective Date.

(c)	Each party confirms that, except as provided for in clause 2 (“Amendments”), no other amendments are to be made to the JOA.

3.	Confirmations

(a)	Tamboran and Falcon:

(i)	acknowledge that the JOA, as amended and restated under clause 2 (“Amendments”), is the “2022 Amendment Agreement” entered into pursuant to clause 2(a) of the LOI; and

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(ii)	agree that the execution of this document by a party will be deemed to discharge that party’s obligations under clause 2(b) of the LOI in relation to the 2022 Amendment Agreement.

4.	Conflict

If there is a conflict between the JOA or the LOI (on the one hand) and this document (on the other hand), the terms of this document prevail to the extent of any inconsistency.

5.	Costs

Each Party agrees to pay their own costs in connection with the preparation and execution and of this document.

6.	General

6.1	Incorporation of provisions of JOA

The Parties agree that clauses 1.2 (“Capitalised Terms”), 1.3 (“Interpretation”), 19 (“Relationship of Parties, Royalties and Taxes”), 20 (“Venture Information – Confidentiality – Intellectual Property”), 22 (“Notices”), 23 (“Applicable Law – Dispute Resolution – Waiver of Sovereign Immunity”) and 24 (“General Provisions”) of the JOA will apply to this document as if they were fully set out in this document with all the necessary changes.

6.2	Consideration

Each Party acknowledges entering into this document and incurring obligations and giving rights under this document for valuable consideration received from each other Party.

6.3	Further assurances

Each party must do all things reasonably necessary to give effect to this document and the transactions contemplated by it.

6.4	Counterparts

This document may be signed in any number of counterparts. All counterparts together make one instrument.

6.5	Governing law and jurisdiction

(a)	Queensland law governs this document.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the Queensland courts and courts competent to hear appeals from those courts.

6.6	Electronic execution

(a)	This document may be executed by or on behalf of the parties by affixing electronic signatures to this document.

(b)	If executed by electronic method, an electronic copy of this document duly executed by both parties will be taken to be an original.

EXECUTED as a deed

Amending Deed – Joint Operating Agreement (Beetaloo JV)	3

Amending Deed - Joint Operating

Agreement (Beetaloo JV)

Schedule 1 Restated JOA

See over.

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Joint Operating Agreement

Tamboran B2 Pty Ltd

Falcon Oil & Gas Australia Limited

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Contents

1. Defined terms and interpretation	12

1.1 Defined Terms	12

1.2 Capitalised Terms	27

1.3 Interpretation	27

2. Effective Date and Term	28

2.1 Term	28

2.2 Termination	29

3. Scope and Participating Interest	29

3.1 Scope	29

3.2 Participating Interest	30

3.3 Ownership, Obligations and Liabilities	30

3.4 Performance of Obligations	31

3.5 Deed of Cross Security	31

3.6 Additional free-carry	31

4. Operator	31

4.1 Designation of Operator	31

4.2 Rights and Duties of Operator	32

4.3 Operator Personnel and Secondees	34

4.4 Information Supplied by Operator	35

4.5 Settlement of Claims and Lawsuits	36

4.6 Limitation on Liability of Operator	37

4.7 Insurance Obtained by Operator	38

4.8 Commingling of Funds	40

4.9 Resignation of Operator	40

4.10 Removal of Operator	40

4.11 Appointment of Successor	42

4.12 HSE Plan	42

5. Operating Committee	43

5.1 Establishment of Operating Committee	43

5.2 Powers and Duties of Operating Committee	43

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5.3 Authority to Vote	44

5.4 Subcommittees	44

5.5 Notice of Meeting	44

5.6 Contents of Meeting Notice	44

5.7 Location of Meetings	45

5.8 Operator’s Duties for Meetings	45

5.9 Voting Procedure	46

5.10 Record of Votes	47

5.11 Minutes	47

5.12 Voting by Notice	47

5.13 Effect of Vote	48

6. Work Programs and Budgets	49

6.1 General Provisions	49

6.2 Exploration and Appraisal	51

6.3 Development	52

6.4 Production	53

6.5 Decommissioning Work Program and Budget	53

6.6 Itemisation of Expenditures	54

6.7 Contract Awards	55

6.8 Authorization for Expenditure (“AFE”) Procedure	56

6.9 Over-expenditures of Work Programs and Budgets	58

7. Use of JV Infrastructure	59

7.1 Use of Joint Property	59

7.2 Priority	59

7.3 Tariff for JV Infrastructure	60

7.4 JV Infrastructure for Affiliates	60

7.5 Power of attorney	60

8. Checkerboard Strategy	61

9. Development of the Permit Area	62

9.1 Drilling and Spacing Units	62

9.2 Size of DSU’s	63

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10. Proposed New Activities	64

10.1 Proposed New Pad and Pad Infrastructure	64

10.2 Proposed New Operation (Well and Well Infrastructure)	65

10.3 Proposed New Operation (JV Infrastructure)	67

10.4 Tariff for a Party holding No Infrastructure Interest or a Reduced Infrastructure Interest	69

11. Reduced Interest Operations	69

11.1 Well Interest	69

11.2 Responsibility for Reduced Interest Operations	70

11.3 Consequences of Reduced Interest Operations	70

11.4 Premium to Participate in Reduced Interest Operations	71

11.5 Reinstatement of Remaining Interest	72

11.6 Conduct of Reduced Interest Operations	72

11.7 Royalty Agreements	73

12. New Area JOA	75

12.1 Decision to form New Area Joint Venture	75

12.2 Participation in New Area JOA	76

12.3 Nominees	77

12.4 New Area Joint Venture documents	77

12.5 Continued relationship between joint ventures	78

12.6 Modified operation of this Agreement	78

12.7 Power of attorney	79

12.8 Specific performance	79

12.9 General	79

13. Default	79

13.1 Default and Notice	79

13.2 Operating Committee Meetings, Data	80

13.3 Allocation of Defaulted Amounts	81

13.4 Remedies	82

13.5 Survival	88

13.6 No Right of Set Off	88

13.7 Payment by the Defaulting Party	89

13.8 No Relief from Forfeiture	89

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14. Disposition of Production	90

14.1 Right and Obligation to Take in Kind	90

14.2 Disposition of Crude Oil	90

14.3 Disposition of Natural Gas	90

14.4 Production Forecasts	90

15. Decommissioning and Abandonment	91

15.1 Decommissioning of Joint Facilities	91

15.2 Abandonment of Wells Drilled as Joint Operations	92

15.3 Decommissioning and Abandonment of Reduced Interest Operations	93

15.4 Provision for and Conduct of Decommissioning and Abandonment	93

16. Surrender, Relinquishment, Extensions and Renewals	93

16.1 Surrender and Relinquishment	93

16.2 Extension of the Term	94

16.3 Renewal	94

16.4 Retention Licence	95

16.5 Production Licence	96

17. Transfer of Interest or Rights and Changes in Control	97

17.1 Permit Obligations	97

17.2 Transfer	98

17.3 Change in Control	100

18. Withdrawal from Agreement	100

18.1 Right of Withdrawal	100

18.2 Withdrawal	100

18.3 Rights of a Withdrawing Party	101

18.4 Obligations and Liabilities of a Withdrawing Party	101

18.5 Emergency	102

18.6 Assignment	102

18.7 Approvals	102

18.8 Security	102

18.9 Withdrawal or Abandonment by All Parties	103

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19. Relationship of Parties, Royalties and Taxes	103

19.1 Relationship of Parties	103

19.2 Tax	103

19.3 Provision of Tax information	103

19.4 GST	103

19.5 Withholding Tax	104

19.6 Payment of Royalties	104

20. Venture Information - Confidentiality - Intellectual Property	105

20.1 Venture Information	105

20.2 Confidentiality	105

20.3 Intellectual Property	106

20.4 Continuing Obligations	107

20.5 Trades	107

21. Force Majeure	107

22. Notices	108

22.1 Form of Notices	108

22.2 Delivery of Notices	109

22.3 Change of Address	109

23. Applicable Law - Dispute Resolution - Waiver of Sovereign Immunity	109

23.1 Governing law, jurisdiction and dispute resolution	109

23.2 Dispute Resolution	110

23.3 Expert Determination	111

23.4 Waiver of Sovereign Immunity	112

23.5 Agent for Service	112

24. General Provisions	113

24.1 Conduct of the Parties	113

24.2 PPSA	114

24.3 Conflicts of Interest	114

24.4 Legal Requirement	115

24.5 Public Announcements	116

24.6 Successors and Assignees	117

24.7 Waiver	117

24.8 No Third Party Beneficiaries	117

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24.9 Joint Preparation	117

24.10 Severance of Invalid Provisions	117

24.11 Cumulative Rights	117

24.12 Further Assurances	117

24.13 Counterpart Execution	117

24.14 Entirety and Amendment	118

Annexure A – Accounting Procedure	120

Annexure B – Permit Area	140

Annexure C – Insurance	146

Annexure D – Deed Of Cross Security	147

Annexure E – Decommissioning Security	176

Annexure F – New Area Land Access and Royalties Deed	178

Annexure G – New Area Transitional and Interface Deed	197

Annexure H – Allocation Policy	216

1. Definitions	216

2. Allocation Policy	216

Annexure I – Pre-Existing Royalty Agreements	218

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Date: 2023

Parties

1	Tamboran B2 Pty Ltd (formerly known as Origin Energy B2 Pty Ltd), ABN 42 105 431 525 of 110 The Corso, Manly NSW 2095, a company existing under the laws of Australia (Tamboran); and

2	Falcon Oil & Gas Australia Limited, ABN 53 132 857 008, of 17 Phoenix Street, Nightcliff, Northern Territory, 0814, a company existing under the laws of Australia (Falcon).

The companies named above may sometimes individually be referred to as “Party” and collectively as the “Parties”.

Background

A.	The Parties are registered holders of the Exploration Permits covering the Permit Area.

B.	The Parties desire to define their respective rights and obligations concerning operations and activities in the Permit Area on the terms and conditions set out in this Agreement.

1.	Defined terms and interpretation

1.1	Defined Terms

In this Agreement:

Acceptable Financial Standards means at the time a Security is provided and thereafter, either of the following (as applicable):

(a)	a minimum long term credit rating of A- (Standard & Poor’s) or A3 (Moody’s Investor Services) for a financial institution providing a letter of credit or commercial bank guarantees as Security; or

(b)	a minimum credit rating of BBB- (Standard & Poor’s) or Baa3 (Moody’s Investor Services) for a corporate entity providing a Security.

In cases where ratings of the aforementioned rating agencies are different, the lowest credit rating should be used to establish the applicable rating in respect of any entity. In the event that both Standard and Poor’s rating group and Moody’s Investor Service cease to publish relevant ratings, Acceptable Financial Standards will be determined by the Operating Committee.

Accounting Procedure means the rules, provisions, and conditions contained in Annexure A.

Acquired Party means the Party subject to a Change in Control.

Acquirer means the Party or third party proposing to acquire Control of a Party.

Acquiring Party has the meaning given in clause 13.4(f)(i).

AFE means an authorization for expenditure under clause 6.8.

Affiliate means a legal entity that at any tier Controls, is Controlled by, or is Controlled by an entity that Controls, a Party.

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Agreed Interest Rate means the rate of interest, compounded on a monthly basis (unless otherwise stated herein), which is the average bid rate for bills (as defined in the Bills of Exchange Act 1909 (Cth)) having a tenor of 90 Days which is displayed on the page of the Reuters Monitor System designated BBSY plus 4 percentage points or if not able to be determined, then the 3-month bank bill swap rate under the heading “BID” as published by Bloomberg and quoted on page code MMR2 (or any page replacing that page) at or about 10:00 hours (Sydney time) on that Day plus 4 percentage points.

Agreement means this agreement, together with the Annexures attached to this agreement, and any extension, renewal, or amendment agreed to in writing by the Parties.

Allocation Policy means the Allocation Policy set out in Annexure H.

Amount in Default means the Defaulting Party’s share of Joint Account charges (including Cash Calls and interest) which the Defaulting Party has failed to pay when due pursuant to the terms of this Agreement.

Appraisal means the undertaking of Appraisal Operations.

Appraisal Operations means operations and activities, including acquiring G&G Data, drilling Appraisal Wells, conducting a Pilot Project, and conducting front end engineering and design (FEED) and other engineering, infrastructure, and market studies, after a Discovery is made in order to evaluate the quantitative and qualitative parameters of such Conventional Discovery or Unconventional Discovery and assessing whether such Conventional Discovery or Unconventional Discovery is a Commercial Discovery.

Appraisal Plan means an overall plan and cost estimate for Appraisal Operations concerning a Conventional Discovery and/or Unconventional Discovery.

Appraisal Well means any Vertical Well or Horizontal Well (other than an Exploration Well or a Development Well), whose purpose at the time drilling commences, is to evaluate (i) the area extent of an existing Discovery (ii) the volume of Hydrocarbon reserves contained in an existing Conventional Discovery or Unconventional Discovery, and (iii) the unconventional methodologies to be used to exploit specified Sub-Area(s) in such Unconventional Resource.

Assignment Date has the meaning given in clause 13.4(f)(iii)(A).

Business Day means a Day on which banks are open for business excluding Saturdays, Sundays and public holidays in Brisbane, Queensland, Dublin, Republic of Ireland and London, United Kingdom.

Buy-Out Notice has the meaning given in clause 13.4(f)(i).

Buy-Out Option has the meaning given in clause 13.4(f).

Buy-Out Price has the meaning given in clause 13.4(f)(ii).

Calendar Month means one of the 12 calendar months of the Gregorian Calendar commencing on the first Day of each calendar month.

Calendar Quarter means a period of three consecutive Calendar Months commencing January 1 and ending March 31, commencing April 1 and ending June 30, commencing July 1 and ending September 30, or commencing October 1 and ending December 31.

Calendar Year means a period of 12 consecutive Calendar Months, commencing January 1 and ending December 31.

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Cash Call means any request for the Parties to advance their respective Participating Interest shares of estimated cash requirements for the next Calendar Month’s Joint Operations in accordance with an approved Work Program and Budget and, where required, an AFE.

Cash Transfer means a Transfer where the sole consideration, other than the assumption of obligations relating to the transferred Participating Interest, is cash, cash equivalents, promissory notes, or retained interests (e.g. production payments) in the Participating Interest being transferred.

Cash Value means the portion of the total monetary value (expressed in Australian dollars) of the consideration being offered by the proposed transferee (including any cash, other assets, and tax savings to the transferor from a non-cash deal) that reasonably should be allocated to the Participating Interest subject to the proposed Transfer or Change in Control.

Change in Control means:

(a)

a direct or indirect change in Control of a Party (whether through merger, spin-off, sale of shares or other equity interests, or otherwise) through a single transaction or series of related transactions, from one or more transferors to one or more transferees; and

(b)

for the purposes of clause 17 only, in which the market value of the Party’s Participating Interest represents more than 50 per cent of the aggregate market value of the assets of the Party and its Affiliates that are subject to the Change in Control. For this definition, market value will be determined based upon the cash a willing buyer would pay a willing seller in an arm’s length transaction.

Checkerboard Block means a block within the Permit Area that is created following implementation of the Checkerboard Strategy.

Commercial Discovery means any Discovery that is sufficient to entitle the Parties to apply for authorization from the Government to commence exploitation.

Commitment Well means any Vertical Well or Horizontal Well to be drilled in order to meet a work commitment, expenditure commitment or other condition or requirement set out in the Permit conditions, regardless of whether the Vertical Well or Horizontal Well is drilled in the Permit year in which that commitment, condition or requirement must be met under the Permit conditions or an earlier Permit year.

Competition Laws means the Competition and Consumer Act 2010 (Cth) and any other competition or antitrust law that applies to how the Parties market natural gas produced from the Permit Area.

Completion means operations intended to complete a well through the Christmas tree as a producer of Hydrocarbons in one or more Zones, including the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation and Complete and Completed shall be interpreted accordingly.

Consequential Loss means any losses, damages, costs, or liabilities caused (directly or indirectly) by any of the following arising out of, relating to, or connected with this Agreement or the operations and/or activities carried out under this Agreement: (i) reservoir or formation damage; (ii) inability to produce, use or dispose of Hydrocarbons; (iii) loss or deferment of income or profit; (iv) punitive damages; or (v) loss of goodwill, business reputation and loss of access to markets.

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Control means the ownership directly or indirectly of more than 50 per cent of the voting rights of a legal entity or similar right of ownership of that legal entity or the legal power to direct or cause the direction of the general management and policies of that legal entity whether through the ownership of voting capital, by contract or otherwise, and Controls and Controlled shall be interpreted accordingly.

Conventional Discovery means the discovery of a Conventional Resource the existence of which until that moment was unproven by drilling.

Conventional Resource means any accumulation of Hydrocarbons that is not an Unconventional Resource.

Corporations Act means the Corporations Act 2001 (Cth).

Crude Oil means all crude oils, condensates, natural gas liquids and other Hydrocarbons in a liquid state at standard pressure that are covered by the Permits.

Day means a Gregorian Calendar day unless otherwise specifically provided.

Decommissioning means all work required for the abandonment of Joint Property in accordance with Good Oilfield Practice and applicable legal obligations, including, where required, plugging of wells, abandonment, disposal, demolition, removal and/or cleanup of facilities, and any necessary site remediation and restoration.

Decommissioning Costs means the costs of Decommissioning.

Decommissioning Response Deadline means as to each Party the 30th Day after receipt of Operator’s notice of Decommissioning under clause 15.1(a).

Decommissioning Security means:

(a)	a commercial guarantee, standby irrevocable letter of credit issued by a bank;

(b)	an on-demand bond issued by a surety corporation;

(c)	a Security given by an Affiliate of a Party;

(d)	any financial security required by the Permits or this Agreement;

(e)	cash payments into an escrow account, alienated trust fund, or other secure fund to be established and administered to the satisfaction of the Operating Committee;

(f)	any additional form of financial security as may be unanimously agreed by the Operating Committee; and

(g)	any combination of the above totalling the relevant amount for which Decommissioning Security must be provided,

provided, that the financial institution issuing the guarantee, standby irrevocable letter of credit, bond or other security (as applicable) is of Acceptable Financial Standards.

Deed of Cross Security means the deed of cross security in substantially the same form as the deed of cross security set out in Annexure D.

Deepening means with respect to a Vertical Well, an operation to drill such well to:

(a)	an objective Zone below the deepest Zone in which such well was previously drilled; or

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(b)	below the deepest Zone proposed in the associated AFE (if required), whichever is the deeper,

and/or with respect to a Horizontal Well, an operation to drill a Lateral (i) beyond the horizontal distance to which the Lateral was previously drilled, or (ii) beyond the horizontal distance proposed in the associated AFE (if required), whichever is greater and Deepen and Deepened shall be interpreted accordingly.

Defaulting Party has the meaning given in clause 13.1(a).

Default Notice has the meaning given in clause 13.1(a).

Default Period means the period beginning on the fifth Business Day after the date that the Default Notice is received under clause 13.1(a) and ending when the Defaulting Party has remedied its default in full by paying the Total Amount in Default.

Delivery Point means, in respect of any Hydrocarbons, the point or points at which each Party is entitled and obliged to take its share of such Hydrocarbons and unless otherwise determined by the Operating Committee is the outlet point of the Upstream Facilities.

Development means the undertaking of Development Operations.

Development and Production Reduced Interest Area means, in relation to Development Operations or Production Operations to be conducted as Reduced Interest Operations, the Exploitation Area set out in the relevant Development Plan, being that part of the DSU as is reasonably required by the Reduced Interest Parties in order to develop proven and probable (P2) reserves from the Discovery that is the subject of such Development Operations or Production Operations to be conducted as Reduced Interest Operations.

Development Operations means operations and activities, including acquiring G&G Data and drilling Development Wells, conducted under an approved Development Plan.

Development Plan has the meaning given in clause 6.3(a).

Development Well means any Vertical Well or Horizontal Well drilled, whose purpose relates to the production of Hydrocarbons under a Development Plan.

Dilution Amount has the meaning given in clause 13.4(h).

Dilution Notice has the meaning given in clause 13.4(h).

Dilution Remedy shall have the meaning given in clause 13.4(h).

Discovery means either a Conventional Discovery or an Unconventional Discovery as the case may be.

Drilling Pad Drainage Area means the Sub-Area penetrated by one or more Laterals drilled from a Multi-Well Drilling Pad.

Dispute means any dispute, controversy, or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or connected with this Agreement or the operations and activities carried out under this Agreement, including any dispute as to the construction, validity, interpretation, enforceability, breach, or termination of this Agreement.

DSU has the meaning given in clause 9.1.

Earlier Matter has the meaning given in clause 5.9(c).

Effective Date means the date on which “Completion” (as such term is defined in the Farmin Agreement) occurs.

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Encumbrance means a mortgage, lien, pledge, charge, Security Interest or other Security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors over property including retention of title other than in the course of day-to-day trading and any deposit of money by way of security and Encumber shall be interpreted accordingly.

Entitlement means the quantity of Hydrocarbons (excluding all quantities used or lost in Joint Operations) that a Party has the right and obligation to own, take in kind, and dispose of under this Agreement and the Permits, as such right and obligation will be in accordance with the Parties’ Participating Interest as may be modified by this Agreement including under clauses 10 and 11 or because of any lifting, balancing, sales and other agreements entered into under clause 14.

Environmental Loss means any losses, damages, costs, or liabilities (other than Consequential Loss) caused by a discharge of Hydrocarbons, pollutants, or other contaminants into or onto any medium (including land, surface water, ground water, an aquifer and/or air) relating to this Agreement or the operations and activities carried out under this Agreement, including: (i) injury or damage to, or destruction of, natural resources (including any sub surface strata) or real or personal property; (ii) cost of any pollution control, cleanup and removal; (iii) cost of restoration or rehabilitation of natural resources; and (iv) all fines, penalties, or other assessments.

Expert means an expert who:

(a)	has reasonable qualifications and commercial and practical experience to determine the matters requiring resolution under clause 24.4; and

(b)	is Independent.

Exploitation Area means that part of the Permit Area that is established for development of a Commercial Discovery under the Permits or, if the Permits do not establish an exploitation area, then that part of the Permit Area that is delineated as the exploitation area in a Development Plan approved as a Joint Operation.

Exploitation Period means any periods of exploitation during which the production and removal of Hydrocarbons is permitted under the Permits.

Exploration means the undertaking of Exploration Operations.

Exploration and Appraisal Reduced Interest Area means, in relation to Exploration Operations or Appraisal Operations proposed as Reduced Interest Operations, the portion of the DSU covered by the Sub-Area in which an Exploration Well or an Appraisal Well, is drilled, Deepened, Recompleted, Reworked, or Sidetracked as a Reduced Interest Operation and the Sub-Areas within the DSU which are immediately adjacent to the Sub-Area in which such Reduced Interest Operation is conducted.

Exploration Operations means operations and activities, including acquiring G&G Data and drilling Exploration Wells, whose purpose is to explore for accumulations of Hydrocarbons, including (for a Conventional Discovery) Testing conducted in the bore of a well that makes a Discovery.

Exploration Period means any periods of exploration set out in the Permits.

Exploration Permits means explorations permits EP76, EP98 and EP117 and any extension, renewal amendment thereto.

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Exploration Well means any Vertical Well or Horizontal Well, whose purpose at the time drilling commences, is to explore for an accumulation of Hydrocarbons, which accumulation was at that time unproven by drilling.

Farmin Agreement means the Farmin agreement between the Parties dated on or about the date of this Agreement as amended from time to time unanimously by the parties thereto in writing.

Farminee Parties means, during the Stage Period, Tamboran and any of its respective successors or assignees as parties to the Farmin Agreement with responsibility for funding the Farm-in obligations pursuant to Clause 4 of the Farm-in Agreement.

Farmor Party means, during the Stage Period, Falcon and any of its successors or assigns.

Financial Year means a period of 12 consecutive Calendar Months, commencing July 1 and ending June 30 or such other period of 12 consecutive Calendar Months as the Operating Committee may approve from time to time.

G & G Data means only geological, geophysical, geochemical and other similar data and information that is not obtained through a well bore.

Good Oilfield Practice means those practices, methods, standards and procedures generally accepted and followed internationally by prudent, diligent, skilled and experienced operators in Hydrocarbon exploration, development and production operations, for (as applicable) Conventional Resources or Unconventional Resources and which, at a particular time in question is not legally prohibited in the Northern Territory, Australia and, in the exercise of reasonable judgement and in light of facts then known at the time a decision was made, would be expected to accomplish the desired results and goals provided that “Good Oilfield Practice” is not intended to be limited to optimum practices or methods to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods, standards and procedures.

Government means the government of the Northern Territory or the government of the Commonwealth of Australia, or any other government, governmental department or agency or semi-governmental, public administrative, statutory or judicial entity having jurisdiction as to any of the subject matters of this Agreement.

Gross Negligence/ Wilful Misconduct means any act or failure to act (whether sole, joint or concurrent) by any person or entity that was intended to cause, or was in reckless disregard of or wanton indifference to, harmful consequences such person or entity knew, or should have known, such act or failure would have on the safety or property of another person or entity.

GST Law means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Horizontal Well means a well (containing one or more Laterals that are drilled) that has been Completed or Recompleted in a manner in which the horizontal component of the Completion interval:

(a)	extends at least one hundred feet (100) in the objective Zone(s); and

(b)	exceeds the vertical component of the Completion interval in the objective Zone(s).

HSE means health, safety, and the environment.

HSE Plan has the meaning given in clause 4.12.

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Hydrocarbons mean all substances that are covered by the Permits and are located within or extracted from the Permit Area, including Crude Oil and Natural Gas.

Independent means:

(a)

in respect of a natural person, a person who has not at any time in the previous six years been an employee or director of any Party or any of their respective Affiliates and who does not (and, in the previous two years, did not):

(i)	directly hold any significant financial interest in; or

(ii)	have any agreement or arrangement with significant financial value with, any Party or any of their respective Affiliates; and

(b) in respect of any other entity (including a partnership), an entity whose senior personnel directly engaged in the relevant role for purposes of this Agreement are persons of the type described in paragraph (a).

Initial Reduced Infrastructure Interest has the meaning given in clause 10.3(c)(i).

Initial Reduced Interest has the meaning given in clause 10.2(d).

Joint Account means the accounts maintained by the Operator under this Agreement and the Accounting Procedure to record costs, receipts, and credits of Joint Operations.

Joint Operations means the operations and activities within the scope of this Agreement (or whose purpose at the time undertaken was within the scope of this Agreement) conducted by the Operator on behalf of all Parties, including Exploration Operations, Appraisal Operations, Development Operations, Production Operations, JV Infrastructure Operations, operations and activities for the purposes of Decommissioning and also includes any such operations and activities involving one or more (but not all) Parties or a Reduced Interest Party as contemplated by clause 10.

Joint Property means, at any point in time, all wells, facilities, equipment, materials, information, funds, and property (other than Hydrocarbons) held for use in Joint Operations and all Multi-pad Production Facilities.

JV Infrastructure means infrastructure associated with the transport and processing of Hydrocarbons including in-field gathering systems, compressor stations, gas treatment and processing facilities, permanent water handling facilities that are down stream of the Well Infrastructure and waste water disposal wells but does not include Third Party Infrastructure, Well Infrastructure or Pad Infrastructure.

JV Infrastructure Operations means the operations and activities within the scope of this Agreement in relation to the JV Infrastructure, including as contemplated by clauses 7.1 and 10.3 or as otherwise determined by the Operating Committee.

Lateral means that portion of a wellbore that deviates from approximate vertical orientation to approximate horizontal orientation and all wellbore beyond such deviation to Total Measured Depth.

Laws mean those laws, statutes, rules and regulations governing activities under the Permits including the Petroleum Act.

Legal Requirement means:

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(a)

any Law or condition of the Permits (including any direction or order from Government in relation to the Permits), regardless of whether such Law or condition came into effect before or after the date of this Agreement; or

(b)

the interpretation, application or administration of a Law or the conditions of the Permits by Government or an Australian court, regardless of whether such interpretation, application or administration was adopted before or after the date of this Agreement.

Legal Requirement Negotiation Period has the meaning given in clause 24.4(b).

Lien Holder has the meaning given in clause 17.2(e).

LLI Cap has the meaning given in clause 6.1(f).

LLI Cap Delta means, in respect of the Party that nominated the LLI Cap, the difference between the Party’s expected financial contribution under the Work Program and Budget in respect of Long Lead Items had it elected to contribute at its full Participating Interest entitlement and its expected financial contribution under the Work Program and Budget in respect of Long Lead Items based on its nominated LLI Cap.

Long Lead Item means equipment or property where the expected lead time to deliver the equipment or property is greater than 180 Days.

Long Lead Item AFE means an AFE in respect of a capital investment in Long Lead Items.

Minimum Work Obligations mean those work and/or expenditure obligations that are required to be performed by Law or Government in the then current period or phase of the Permits.

Multi-pad Production Facility means any equipment or property (other than Hydrocarbons) that:

(a)	are downstream of the Christmas tree of wells drilled to produce Hydrocarbons;

(b)	are used in connection with the handling and disposition of Hydrocarbons and other substances produced from the Permit Area; and

(c)

the Operating Committee determines will serve more than one Multi-well Drilling Pad, will be used only in relation to the Permit Area and will not be governed by separate permits relating to construction, ownership and/or operation of such equipment or property.

Multi-well Drilling Pad means a drilling pad used to drill two or more Horizontal Wells.

Natural Gas means all Hydrocarbons in a gaseous state at standard temperature and pressure (including wet gas, dry gas, and residue gas) that are covered by the Permits, but excluding Crude Oil and liquified natural gas.

New Area JOA means the joint operating agreement in respect of the New Area Joint Venture to be entered into pursuant to clause 12.4(a) and in the form prescribed by clause 12.4(b).

New Area Joint Venture means the joint venture formed pursuant to clause 12.

New Area Land Access and Royalties Deed means the “Access Licence and Royalty Arrangements Deed – Sub JOA (Beetaloo JV)” to be entered into pursuant to clause 12.5(b) and in the form set out in Annexure F.

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New Area Trigger Date means the date that is 40 Business Days after the Operating Committee approves the formation of a New Area Joint Venture.

New Area Transitional and Interface Deed means the new area transitional and interface deed to be entered into pursuant to clause 12.5(a) and in the form set out in Annexure G.

New Infrastructure Operation Notice has the meaning given in clause 10.3(a).

New Operation Notice has the meaning set out in clause 10.2(a).

New Pad Notice has the meaning set out in clause 10.1(a).

New Permit Area has the meaning set out in clause 12.1(a).

No Infrastructure Interest has the meaning given in clause 10.3(c)(ii).

Non-Operator means each Party to this Agreement other than Operator.

Non-Perf Zone is any portion of the Productive Wellbore that the Operator has intentionally left unopen for production, resulting in a designated non-perforated portion of the Productive Wellbore.

Non-Well Interest Party means each Party who elects not to participate in a Reduced Interest Operation.

Novation Date means 1 January 2017, being the “Effective Date” under the document titled “Deed of novation and release – Joint Operating Agreement, Farmin Agreement and Deed of Cross Security” between Sasol Petroleum Australia Limited, Tamboran B2 Pty Ltd, Lattice Energy Limited and Falcon, dated 4 August 2017.

Operating Committee means the committee established under clause 5.

Operator means the Party designated in clause 4 or 11.6(a).

Operator Indemnitee means any of the Operator, its Affiliates, or their respective directors, officers, and employees, leased employees, consultants, servants, agents or Secondees, and Operator lndemnitees means all of them.

Pad Infrastructure means in respect of a drill pad, all related infrastructure including flow line and tie-in to existing pipeline infrastructure, metering facilities, roads required to access the drill pad, water bores and water handling facilities, and fencing and any other infrastructure installed to benefit all or multiple wells drilled utilising the drill pad.

Pad Interest means an undivided share (expressed as a percentage) of the total shares of all Parties in the rights, interests, obligations, and liabilities of the Parties in the drill pad and related Pad Infrastructure the subject of the applicable Proposed New Pad, as determined under clause 10.1 and as otherwise adjusted under this Agreement.

Participating Interest means each Party’s undivided share (expressed as a percentage) of the total shares of all Parties in the rights, interests, obligations, and liabilities of the Parties derived from the Permits and this Agreement.

Participating Party has the meaning ascribed in clause 12.2(b)(i).

Participation Notice has the meaning ascribed in clause 12.2(b)(i).

Party means each of the persons and entities named in the preamble, including their respective successors and assignees, generically, and Parties means all of the persons and entities named in the preamble, including their respective successors and assignees, collectively.

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Permit Area means the area enclosed by the external boundaries of the Permits from time to time and any other area which the Parties agree will form part of the permit area, as shown as at the date hereof in the maps set out in Annexure B and as may be changed from time to time pursuant to clause 12 and the New Area Land Access and Royalties Deed.

Permits means the Exploration Permits, as well as all Retention Licences and Production Licences or any other title arising out of the holding of the Exploration Permits or issued in substitution for or as necessarily related to any areas at any time comprised within the Exploration Permit including infrastructure licences, pipeline licences or access authorities, together with any renewals, extensions, modifications, substitutions or variations of any of the foregoing (but, for the avoidance of doubt, does not include any areas of the Permits which are the subject of any New Permit Areas and excluded by clause 12.6).

Petroleum Act means the Petroleum Act 1984 of the Northern Territory.

Pilot Project means the set of operations, activities, wells and facilities needed to evaluate and determine the commercial viability of exploitation of an Unconventional Resource.

Plugging Back means with respect to a Vertical Well, a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone, and/or with respect to a Horizontal Well, an operation to test or Complete the well at a stratigraphically shallower geological horizon in which the operation has been or is being Completed and which is not in an existing Lateral and Plug Back shall be interpreted accordingly.

PPSA means the Personal Property Securities Act 2009 (Cth).

Pre-Existing Royalty Agreement means:

(a)

an agreement granting a Royalty Interest that has been signed prior to the Tamboran Effective Date, being each of the agreements listed in Annexure I to the extent such agreements have not been subsequently terminated; or

(b)	an agreement granting a Royalty Interest that has been entered by a Party after the Tamboran Effective Date in compliance with clause 11.7(f)(i).

Pre-Existing Royalty Obligations means payment obligations in respect of a Pre-Existing Royalty Agreement.

Production means the undertaking of Production Operations.

Production Value means the value of the Parties’ Entitlement after payment of estimated liabilities and expenses (of whatever nature) required to win, save and transport production (each according to the Operator’s latest forecasts) to the appropriate Delivery Point after deduction of estimated applicable taxes, royalties, imposts and levies on such Entitlement and such other income. The Production Value will be determined in Australian Dollars and calculated on the basis that the future value and costs are discounted at the end of the Financial Year using the Agreed Interest Rate minus 4 percentage points (compounded annually) to the final Day of the Financial Year in which the calculation is done and all revenue and costs prior to the end of the Financial Year in which the calculation is done, are ignored for the purposes of calculating the Production Value.

Production Forecasts has the meaning ascribed in clause 14.4(a).

Production Licence has the meaning given in the Petroleum Act.

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Production Operations means operations and activities intended to extract Hydrocarbons for commercial purposes, especially operations and activities concerning producing wells (including Recompleting and Reworking), and field separation, treatment, processing, storage, and handling of Hydrocarbons upstream of the Delivery Point, conducted to progress a Development Plan and/or a projected production schedule.

Productive Wellbore means the total length of that portion of the well that begins at the first Take Point and runs along the actual surveyed wellbore path to the last Take Point of the well, excluding any Non-Perf Zones.

Proposal has the meaning given in clause 6.8(e).

Proposed New Infrastructure Operation has the meaning given in clause 10.3(a).

Proposed New Operation has the meaning given in clause 10.2(a).

Proposed New Pad has the meaning given in clause 10.1(a).

Proposed Transfer Notice has the meaning given in clause 14.4(b)(A).

PRRT means the Petroleum Resource Rent Tax imposed under the Petroleum Resource Rent Tax Assessment Act 1987 (Cth).

Public Official means any person holding a legislative, administrative, statutory or judicial office, including any person employed by or acting on behalf of a public agency, land council trust, a public enterprise or a public international organisation.

Recompletion means an operation whereby a Completion in a Zone (or part of a Zone) is abandoned in order to attempt a Completion in a different Zone (or different part of a Zone) within the existing wellbore and Recomplete and Recompleted shall be interpreted accordingly.

Reduced Infrastructure Interest has the meaning set out in clause 10.3(b)(iii).

Reduced Interest has the meaning given in clause 10.2(b)(iii).

Reduced Interest Area means either an Exploration and Appraisal Reduced Interest Area or a Development and Production Reduced Interest Area, as the case may be.

Reduced Interest Infrastructure means those operations and activities carried out pursuant to an approved Proposed New Infrastructure Operation under this Agreement where one Party has elected not to participate or has elected to participate as a Reduced Interest Party and in which case the costs of which are chargeable to the account of fewer than all the Parties or chargeable in proportion to each Party’s interest in the Proposed New Infrastructure Operation rather than its Participating Interest.

Reduced Interest Operations means those operations and activities carried out pursuant to an approved Proposed New Operation under this Agreement where one Party has elected not to participate or has elected to participate as a Reduced Interest Party and in which case, the costs of which are chargeable to the account of fewer than all the Parties or chargeable in proportion to each Party’s Well Interest rather than its Participating Interest, but does not include a New Area Joint Venture.

Reduced Interest Pad means those operations and activities carried out pursuant to an approved Proposed New Pad under this Agreement where one Party has elected not to participate or has elected to participate as a Reduced Interest Party and in which case the costs of which are chargeable to the account of fewer than all the Parties or chargeable in proportion to each Party’s interest in the Proposed New Pad rather than its Participating Interest.

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Reduced Interest Party means (as applicable) a Party that has elected to take a Reduced Interest Pad, Reduced Interest Operation or a Reduced Interest Infrastructure in a Proposed New Pad, Proposed New Operation or a Proposed New Infrastructure Operation respectively.

Reduced Interest Well means a well drilled as a Reduced Interest Operation.

Reduced Pad Interest has the meaning given in clause 10.1(b)(iii).

Regulated Operations has the meaning given in the Petroleum Regulations 2020 (NT).

Remaining Interest means, in respect of the relevant Reduced Interest Well, the difference between the relevant Party’s Well Interest and the lesser of its relevant Pad Interest or the maximum interest that it may hold in the relevant DSU (being the Initial Reduced Interest, if that Party elected a Reduced Interest in the Proposed New Operation that created the DSU).

Renewal Program has the meaning given in clause 16.3.

Reserve Fund has the meaning given in clause 13.4(c).

Retention Licence is defined in the Petroleum Act.

Revised Terms has the meaning given in clause 16.3(a)(i).

Revised Licence Terms has the meaning given in clause 16.4(d).

Reworking means an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone (or part of a Zone) that is currently open to production in the wellbore. Such operations include well stimulation operations, but exclude any routine repair or maintenance work, drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

Royalty Burden means the costs and liabilities arising under a Royalty Interest granted in respect of Hydrocarbons extracted from the Permit Area.

Royalty Cap means, in respect of:

(a)	Tamboran, the Royalty Burden which applied to Tamboran’s Participating Interest as at the Tamboran Effective Date;

(b)

Falcon, the Royalty Burden which applied to Falcon’s Participating Interest as the Tamboran Effective Date plus additional overriding royalty interest of up to a further 5% of the gross value at the wellhead of Hydrocarbons attributable to Falcon’s Participating Interest.

Royalty Interest means a contractual obligation for a Party to pay a third party an amount calculated by reference to the sales revenue achieved from Hydrocarbons produced from the Permits or Permit Area (including where that is net of certain costs or permitted deductions).

Secondee means an employee of a Non-Operator or its Affiliate, who is subject to Secondment.

Secondment means the placement under clause 4.3 of an employee of a Non-Operator or its Affiliate in the Operator’s organization to provide services under a secondment agreement between Operator and such Non-Operator or its Affiliates.

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Security means (i) an irrevocable standby letter of credit or irrevocable commercial bank guarantee issued by a bank; or (ii) an on-demand bond issued by a surety corporation; or (iii) an irrevocable guarantee issued by a corporation or Government; or (iv) any financial security required by the Permits or this Agreement; or (v) any financial security agreed from time to time by the Parties; provided that the bank, surety, corporation or Government issuing the guarantee, standby letter of credit, bond, or other security (as applicable) has a net worth sufficient to pay its obligations in all reasonably foreseeable circumstances and:

(a)

in the case of a corporate entity, has a long term debt rating of at least BBB- by Standard & Poor’s, or Baa3 by Moody’s Investors Service, or an equivalent rating by a successor entity to either agency; and

(b)	in the case of a bank or surety, has a long term debt rating of at least A- by Standard & Poor’s, or A3 by Moody’s Investors Service, or an equivalent rating by a successor entity to either agency.

Security Interest has the meaning given in the PPSA.

Senior Executive means any individual who has authority to settle a Dispute for a Party.

Senior Supervisory Personnel means, with respect to a Party, any director or officer of such Party, and any individual who functions for such Party or one of its Affiliates as such Party’s general manager, who is responsible for directing the performance of all operations and activities of such Party carried out under this Agreement, but excluding all individuals functioning at a level below such general manager.

Sidetracking means with respect to a Vertical Well, the directional control and intentional deviation of a well bore to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties, and/or with respect to a Horizontal Well, the directional control and deviation of a well bore outside the existing Lateral(s) in order to change the Zone or the direction of a Lateral as originally proposed unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties and Sidetrack and Sidetracked shall be interpreted accordingly.

Stage 1 has the meaning given in the Farmin Agreement. Stage 2 has the meaning given in the Farmin Agreement. Stage 3 has the meaning given in the Farmin Agreement.

Stage Period means the period equal to the total duration of Stages 1, 2 and 3 (each as defined in the Farmin Agreement).

Sub-Area means a subdivision of the Permit Area delineated by the 5 minute longitude by 5 minute latitude (granular block) grid that is superimposed on the initial Permit Area, as set out in Annexure B.

Take Point is any point along a well where Hydrocarbons can enter the wellbore and be produced through the well.

Tamboran Effective Date means 10 October 2022, being the date of the Binding Letter of Intent – Beetaloo Project Investment by Tamboran and Sheffield between Falcon and Tamboran (B1) Pty Limited.

Tamboran Shareholders means Tamboran (West) Pty Limited (ACN 661 967 077) and Daly Waters Energy, LP.

Testing means an operation conducted in the well bore that is intended to evaluate the capacity of a Zone to produce Hydrocarbons and Test shall be interpreted accordingly.

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Third Party Infrastructure means infrastructure associated with the transport and processing of Hydrocarbons, including in-field gathering systems, compressor stations, gas treatment and processing facilities, permanent water handling facilities that are down stream of the Well Infrastructure and waste water disposal wells, that is owned and/or operated by a third party (being a party who is not a Party to this Agreement) who has contracted with the Joint Venture to provide services using that infrastructure in relation to hydrocarbons extracted from within the Permits.

Total Amount in Default means the sum of: (i) the Amount in Default; (ii) third-party costs of obtaining and maintaining a Security held by the non-defaulting Parties, or the funds paid by the Parties to allow Operator to obtain or maintain Security, under clause 13.3(a)(ii); plus (iii) interest at the Agreed Interest Rate accrued on the amount calculated under (i) from the date this amount is due by the Defaulting Party until paid in full by the Defaulting Party and on the amount calculated under (ii) from the date this amount is incurred by the non-defaulting Parties until paid in full by the Defaulting Party.

Total Measured Depth means with respect to a Horizontal Well, the distance from the surface of the ground to the terminus of the well bore, as measured along the well bore. Each Lateral taken together with the common vertical component shall be considered collectively as one wellbore.

Transfer means any sale, assignment, transfer, licence, declaration of trust, novation, Encumbrance or other disposition or transfer of legal or equitable ownership by a Party of any rights or obligations derived from the Permits or this Agreement (including its Participating Interest), other than its Entitlement and its rights to any credits, refunds or payments under this Agreement, and excluding any direct or indirect Change in Control of a Party.

Umbrella Agreement Effective Date means the “Effective Date” (as that term is defined in the “Umbrella Agreement (Beetaloo JV)” between Tamboran and Falcon).

Unconventional Discovery means the identification of an Unconventional Resource as a result of the drilling of wells from more than one well location in the specified Sub-Area(s).

Unconventional Resource means an accumulation of Hydrocarbons that has low permeability and porosity and that consequently is difficult to exploit commercially without unconventional methods, such as drilling Horizontal Wells and/or hydraulic fracturing.

Upstream Facilities means the production systems and accompanying facilities (including pipelines) for the production of Hydrocarbons, and does not include any facilities used to refine, liquefy or process Hydrocarbons to enable them to be sold.

Urgent Operational Matters means decisions on matters involving the use of a drilling rig, or other equipment (not normally maintained in the Permit Area) that is standing by in the Permit Area; and such other operational matters reasonably considered by Operator to require by their nature urgent determination.

User has the meaning given in clause 7.1.

Venture Information means the information and results developed or acquired in Joint Operations, which will be Joint Property, unless provided otherwise in this Agreement.

Vertical Well means a well that has been Completed or Recompleted other than a Horizontal Well.

Well Data means data including, but not limited to, production data, gas analysis data, reservoir pressure data, daily production data by well if available, core and sampling analysis, maps, aerial photographs, seismic data, special core analysis data, frac fluid compatibility data, propane testing data, all wireline log data and the processing of the data, geophysical data including copies of the field records.

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Well Infrastructure includes the infrastructure associated with the drilling of a well, including, temporary infrastructure utilised in relation to the drilling of the well, production and water facilities on or used in connection with the drill pad or the drilling of the well (including waste water facilities) and other related infrastructure and does not include Pad Infrastructure.

Well Interest means an undivided share (expressed as a percentage) of the total shares of all Parties in the rights, interests, obligations, and liabilities of the Parties derived from the well the subject of the applicable Proposed New Operation, as determined under clause 10.2 and as otherwise adjusted under this Agreement.

Well Interest Party means a Party that agrees to participate in and pay its share of the cost of a Reduced Interest Operation.

Work Program and Budget means a work program for Joint Operations and corresponding budget as described and approved under clause 6.

Zone means a stratum of earth containing or thought to contain an accumulation of Hydrocarbons separately producible from any other accumulation of Hydrocarbons.

1.2	Capitalised Terms

A term or expression starting with a capital letter:

(a)	which is defined in the Corporations Act, but is not otherwise defined in this Agreement, has the meaning given to it in the Corporations Act; and

(b)	which is defined in the GST Law, but is not otherwise defined in this Agreement or the Corporations Act, has the meaning given to it in the GST Law.

1.3	Interpretation

In this Agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Agreement;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, Government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a Party includes its successors and permitted assigns;

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(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, Party, schedule or Annexure is a reference to a clause or term of, or Party, schedule or Annexure to this Agreement;

(vi)	this Agreement includes all schedules and Annexures to it;

(vii)

a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this Agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(g)	an agreement on the part of two or more persons binds them jointly and severally;

(h)	when the Day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of Day, where relevant to this Agreement, the relevant time of Day is:

(i)	for the purposes of giving or receiving notices, the time of Day where a Party receiving a notice is located; or

(ii)	for any other purpose under this Agreement, the time of Day in the place where the Party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it.

2.	Effective Date and Term

2.1	Term

(a)	Unless otherwise expressly stated in this Agreement, this Agreement shall have effect from the Effective Date and shall continue in effect until:

(i)	the last of the Permits terminates;

(ii)	all Joint Property, materials, equipment and personal property acquired for or used in connection with Joint Operations have been disposed of, removed, abandoned or decommissioned; and

(iii)	final settlement (including settlement of any financial audit carried out under the Accounting Procedure) has been made.

(b)	Notwithstanding clause 2.1(a):

(i)	clause 15 shall remain in effect until all Decommissioning obligations under the Permits and applicable Laws have been satisfied;

(ii)	clause 20 shall remain in effect in accordance with its terms; and

(iii)

the liability and payment obligations under clauses 3.3(b), 3.3(c), 4.5, 13 and 23, and the indemnity obligations under clause 4.6(b), 11.2(a), 15.1(c), 15.2(e)(iii), 19.2 and 24.1(d) shall remain in effect until all obligations have been extinguished and all Disputes have been resolved.

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2.2	Termination

Termination of this Agreement shall be without prejudice to any rights and obligations arising out of or in connection with this Agreement that have vested, matured, or accrued before such termination.

3.	Scope and Participating Interest

3.1	Scope

(a)

The purpose of this Agreement is to establish the respective rights and obligations of the Parties concerning operations and activities under or in connection with the Permits or as otherwise contemplated in this Agreement, including their association in an unincorporated joint venture for the joint exploration, appraisal, development, production of Hydrocarbons (including treatment, processing, storage, and handling of produced Hydrocarbons upstream of the Delivery Point, whether using owned or contracted plant, infrastructure or facilities), construction, ownership, operation, maintenance, repair and removal of JV Infrastructure, the determination of Entitlements at the Delivery Point, formation of New Permit Areas and Decommissioning.

(b)	The Parties agree that to the extent of any inconsistency and/or conflicts between the terms of this Agreement and the terms of the Farmin Agreement, the terms of the Farmin Agreement shall prevail.

(c)	The Parties confirm that except to the extent:

(i)	contemplated by this Agreement (including clause 7); or

(ii)	expressly included in the Permits or permitted by the Laws and agreed by the Operating Committee,

the following activities are outside of the scope of this Agreement:

(iii)	construction, operation, ownership, maintenance, repair, and removal of plant, infrastructure and facilities downstream from the Delivery Point;

(iv)	transportation of the Parties’ Entitlements downstream from the Delivery Point;

(v)	marketing and sales of Hydrocarbons, except as expressly provided in clauses 13.4 and 14;

(vi)

acquisition or exercise of rights to explore for, appraise, develop or produce Hydrocarbons outside of the Permit Area (other than through unitization with an adjoining tenement area under the Permits or Laws); and

(vii)	exploration, appraisal, development, or production of minerals other than Hydrocarbons, whether inside or outside the Permit Area.

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3.2	Participating Interest

Unless otherwise provided in this Agreement:

(a)	the Participating Interests of the Parties as at the Effective Date up to the Novation Date were:

Party	Participating Interest
Origin Energy Resources Limited	35%
Sasol Petroleum Australia Limited	35%
Falcon	30%

(b)	the Participating Interests of the Parties with effect from the Novation Date up to the Umbrella Agreement Effective Date were:

Party	Participating Interest
Tamboran	70%
Falcon	30%

(c)	the Participating Interests of the Parties on and from the Umbrella Agreement Effective Date are:

Party	Participating Interest
Tamboran	77.5%
Falcon	22.5%

(d)	If a Party Transfers all or part of its Participating Interest under the provisions of this Agreement and the Permits, the Participating Interests of the Parties shall be revised accordingly.

3.3	Ownership, Obligations and Liabilities

(a)

Unless otherwise provided in this Agreement, all the rights and interests in and under the Permits, all Joint Property, and any Hydrocarbons produced from the Permit Area shall, subject to the terms of the Permits, be held by the Parties in proportion to their respective Participating Interests.

(b)

Unless otherwise provided in this Agreement, the obligations of the Parties under the Permits and all costs and liabilities incurred by Operator (or by any Party on behalf of all Parties, as set out in this Agreement) in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, in proportion to their respective Participating Interests.

(c)

Subject to the provisions of the Farmin Agreement, each Party shall pay when due, in accordance with the Accounting Procedure, its share of Joint Account charges, including Cash Calls and interest, accrued under this Agreement. A Party’s payment of any charge under this Agreement shall not prejudice its right to later contest the charge.

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(d)

Unless otherwise provided in this Agreement, third party liabilities incurred in connection with Joint Operations shall be borne by the Parties in accordance with their respective Participating Interests.

(e)

For the avoidance of doubt it is acknowledged that clauses 10 and 11 of this Agreement provides for circumstances where the rights, Entitlements, obligations (including third party obligations) of each Party in respect of certain Joint Operations may not be held or borne by each Party in accordance with its Participating Interest.

3.4	Performance of Obligations

Each Party must:

(a)	perform its obligations under the Permits;

(b)	not, other than in accordance with this Agreement, surrender or seek to surrender the Permits or render the Permits liable to cancellation;

(c)

not engage, either alone or in association with any other person, in any activity in the Permit Area or in relation to Joint Property which would be a Joint Operation if carried out under this Agreement, unless in accordance with this Agreement; and

(d)	perform all of its obligations under this Agreement in a timely manner.

3.5	Deed of Cross Security

(a)	Upon execution of this Agreement, each of the Parties shall also execute the Deed of Cross Security.

(b)

If a New Area Joint Venture is formed and comes into effect pursuant to clause 12.2(b)(i)(B), the Parties are deemed to have released any assets or other property owned by or the subject of the New Area Joint Venture which would otherwise be secured under the Deed of Cross Security, and the Parties must do all further acts (including by way of amending or releasing any registration under the PPSA) to give effect to such release.

3.6	Additional free-carry

Notwithstanding clause 3.3 of the Agreement, Tamboran shall, after exhaustion of the carry provided to Falcon under the Farm-in Agreement, be liable on its own account for the following share of costs at the time when they become due under this Agreement:

(a)	the next A$3,000,000 of Falcon’s share of Cash Call amounts payable after exhaustion of the carry provided to Falcon under the Farm-in Agreement; and

(b)	the next A$3,750,000 of Falcon’s share of Cash Call amounts payable after 30 June 2024.

4.	Operator

4.1	Designation of Operator

Tamboran is designated as Operator, accepts the rights, duties, and obligations of Operator, and agrees to act as such in accordance with this Agreement.

Amending Deed – Joint Operating Agreement (Beetaloo JV)	31

4.2	Rights and Duties of Operator

(a)

Subject to the terms and conditions of this Agreement, the Permits and the Laws, Operator shall have all of the rights, functions, and duties of Operator under the Permits, shall have exclusive charge of and shall conduct all Joint Operations. Operator may employ independent contractors and agents, including Affiliates of Operator, Non-Operators, or Affiliates of a Non-Operator, in such Joint Operations.

(b)	In the conduct of Joint Operations, the Operator shall:

(i)

perform Joint Operations in accordance with the Permits, the Laws, and this Agreement, and, subject to clause 5.13, consistent with approved Work Programs and Budgets (and also, when required, the approved AFEs), and the decisions of the Operating Committee not in conflict with this Agreement;

(ii)	conduct Joint Operations in a diligent, safe, and efficient manner in accordance with Good Oilfield Practice;

(iii)	exercise due care with respect to the receipt, payment and accounting of funds in accordance with Good Oilfield Practice;

(iv)	charge to the Joint Account in accordance with this Agreement and the Accounting Procedure any damage, loss, cost, or liability arising out of, incidental to, or resulting from Joint Operations;

(v)	subject to clause 4.6,7.3(a) and the Accounting Procedure, neither gain a profit nor suffer a loss as a result of being the Operator;

(vi)

perform the duties for the Operating Committee set out in clause 5, and prepare and submit to the Operating Committee in a timely manner proposed Work Programs and Budgets (and if applicable AFEs), as provided in clause 6;

(vii)

acquire, maintain, renew and have the right and obligation to represent the Parties in regards to all permits, titles, authorities, licences, consents, approvals, access rights or agreements and surface or other rights that may be required for or in connection with the conduct of Joint Operations;

(viii)

upon receipt of reasonable advance notice and subject to compliance with the Operator’s relevant HSE requirements, permit representatives of any Party to have at all reasonable times during normal business hours and at such Party’s own risk and cost, to have reasonable access to Joint Operations, to observe Joint Operations, to inspect Joint Property, to conduct HSE audits, and to conduct financial audits and to observe the taking of inventory as provided for in the Accounting Procedure;

(ix)

maintain the Permits in full force and effect consistent with Good Oilfield Practice. Operator shall timely pay and discharge all costs and liabilities incurred in connection with Joint Operations and use its reasonable endeavours to keep the Joint Property free from all liens, charges, and Encumbrances arising out of Joint Operations;

(x)

subject to clause 19, pay in cash, and/or make available in kind, to the Government on behalf of the Parties, as required by and in accordance with the Permits and the Laws all periodic payments, taxes (other than project based taxes such as PRRT), fees and other payments relating to Joint Operations but excluding any taxes measured by the incomes of the Parties or determined by reference to a Party’s Entitlement.

Amending Deed – Joint Operating Agreement (Beetaloo JV)	32

(xi)

carry out the obligations of Operator under the Permits, including preparing, furnishing and maintaining such books, reports, records, inventories, forecasts and information as may be required under the Law, the Permits, the Accounting Procedure or by the Operating Committee;

(xii)

have, in accordance with the decisions of the Operating Committee, the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Permits and Joint Operations. Operator shall notify the other Parties as soon as possible of the time, place, and agenda of such meetings. Subject to the Permits and any necessary Government approvals, Non-Operators shall have the right to attend any meetings with the Government with respect to such matters, but only as observers. Nothing contained in this Agreement shall restrict any Party from discussing with the Government any matter peculiar to its particular business interests arising under the Permits or this Agreement, but in such event such Party shall promptly advise the Parties, if possible before and in any event promptly after such discussions; provided that such Party has no duty to divulge to the other Parties any proprietary information involved in such discussions or any matters not affecting the other Parties;

(xiii)	subject to clause 14.3 and any decisions of the Operating Committee, assess (to the extent lawful) alternatives for the disposition of Natural Gas from a Discovery;

(xiv)

in case of an emergency (including a significant fire, explosion, blow out, Natural Gas release, Crude Oil release, or sabotage incident involving loss of life, serious injury to a director, officer, employee, leased employee, consultant, servant, agent, Secondees, invitee or other third party, or serious property or environmental damage; strikes and riots or evacuations of Operator Personnel):

(A)	take all necessary and proper measures for the protection of life, health, the environment and property;

(B)

as soon as reasonably practicable, but not later than 24 hours after Operator becomes aware of the emergency, report to Non-Operators the details of such event and any measures Operator has taken or plans to take in response thereto; and

(C)	provide regular updates to the Non-Operators regarding details of such event and any measures the Operator has taken or plans to take in response thereto;

(xv)	establish and implement under clause 4.12 an HSE Plan;

(xvi)	establish and implement anti-bribery and anti-corruption policies and procedures consistent with clause 24.1;

(xvii)

prior to appointing or engaging any independent contractor conduct appropriate and proportionate assessment concerning relevant criteria, including such contractor’s ability to perform the proposed work properly, on time, within budgeted cost, and in compliance with applicable legal and contractual requirements;

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(xviii)	include in its contracts with independent contractors and Operator’s Affiliates and to the extent practical and lawful, provisions that:

(A)	establish that such contractors can enforce their contracts only against Operator;

(B)

permit Operator, on behalf of the Parties, to enforce contractual warranties and indemnities against such contractors and/or their sub- contractors, and to recover from such contractors and/or sub- contractors losses and damages suffered by the Parties that are recoverable under their contracts;

(C)	require such contractors to obtain and maintain insurance required by clause 4.7(g);

(D)	require such contractors to comply with applicable Laws, including registration to do business, immigration, import/export, local preference, national content, tax withholding and payment; and

(E)

require, where reasonable, such contractors to establish and implement reasonable and proportionate anti-bribery and anti- corruption programs consistent with the undertakings contemplated by clause 24.1;

(xix)	include in its contracts with independent contractors and Operator’s Affiliates provisions that require such contractors or Operator’s Affiliates to:

(A)	comply with the requirements of the HSE Plan;

(B)	comply with its own HSE policies and standards where the Laws require the contractor to comply with its own HSE policies and standards; or

(C)	comply with its own HSE policies supplemented to ensure the contractor is required to act in accordance with HSE policies and standards consistent with the standards required by the HSE Plan; and

(xx) annually provide the Operating Committee information for a procurement and contracting strategy.

4.3	Operator Personnel and Secondees

(a)

Operator shall engage and/or retain such employees, Secondees, contractors, consultants, and agents as are reasonably necessary to conduct Joint Operations. Subject to the Permits and this Agreement, Operator shall determine the number of such employees, Secondees, contractors, consultants, and agents, the selection of such persons, their hours of work, and (except for Secondees) their compensation.

(b)	Any Party, other than any Farmor Party, may propose a Secondment for a designated purpose related to Joint Operations. Any proposal for a Secondment must include the:

(i)	designated purpose and scope of Secondment, including duties, responsibilities, and deliverables;

(ii)	duration of the Secondment;

Amending Deed – Joint Operating Agreement (Beetaloo JV)	34

(iii)	number of Secondees and minimum expertise, qualifications, and experience required;

(iv)	work location and position within Operator’s organization of each Secondee; and

(v)	estimated costs of the Secondment.

(c)	If a proposed Secondment meets the requirements of clause 4.3(b), such Secondment shall be submitted to Operator for approval.

(d)	Operator may disapprove a Secondment meeting the requirements of clause 4.3(b) only if in Operator’s reasonable opinion:

(i)	the proposed Secondee does not have the expertise and experience required for the relevant Joint Operations; or

(ii)	the proposed Secondment is not necessary in light of the expertise and experience of Operator’s personnel.

(e)	Operator shall have the right to terminate the Secondment for cause under the Secondment agreement provided for under clause 4.3(g)

(f)	Although each Secondee shall report to and be directed by Operator, each Secondee shall remain at all times the employee of the Party (or its Affiliate) nominating such Secondee.

(g)	Operator and the Non-Operator that employs, or whose Affiliate employs, the Secondee shall enter into a separate agreement relating to such Secondment consistent with this clause 4.3.

(h)	Operator shall charge to the Joint Account the costs related to Secondment and Secondees that are within the approved Work Program and Budget.

4.4	Information Supplied by Operator

(a)

Subject to clause 20.1, Operator shall provide Non-Operators in a timely manner with copies of the following information, data and reports relating to Joint Operations or Reduced Interest Operations in which the Non-Operator is a participant (to the extent the costs of production are charged to such participants) in digitized format and if not available in such format then in hard-copy as they are currently produced or compiled from such Joint Operations:

(i)	all logs, and surveys;

(ii)	proposed well design and any revisions for each well;

(iii)	daily drilling, completion and flow testing reports;

(iv)	all Testing and core data and analysis reports;

(v)	final well recap report;

(vi)	plugging reports;

(vii)	seismic sections and if applicable shot point location maps;

(viii)	final, and if requested by any Non-Operator intermediate, geological and geophysical maps, interpretations and reports;

Amending Deed – Joint Operating Agreement (Beetaloo JV)	35

(ix)

engineering studies, and quarterly and annual progress reports on Development Operations, which progress reports shall at least set out the then current development schedule, the status of each such Development Operation from inception to date, its cumulative costs to date and the cumulative commitments undertaken;

(x)	daily and weekly production summary and production activity reports, and monthly reports on well, reservoir, field and infrastructure performance;

(xi)

reservoir studies, annual reserve estimates, and annual forecasts of production capability, infrastructure capacity, and scheduled outages, provided that Operator makes no representations about the accuracy of its identification of reserves and that each Non-Operator retains full responsibility for making its own assessment of reserves for internal and reporting purposes;

(xii)

where practical before, but in any event no later than 30 Days after filing with the Government, copies of all material reports relating to Joint Operations or the Permits required, or anticipated, to be furnished by Operator to the Government, and copies of such reports as filed;

(xiii)	as reasonably requested by a Non-Operator, other material studies and reports relating to Joint Operations except to the extent such information is subject to legal professional privilege;

(xiv)	data, reports, forecasts and schedules under agreements provided for in clause 14;

(xv)	copies of accounting information and reports to be furnished under clause 6 and the Accounting Procedure;

(xvi)	monthly and annual HSE key performance data and reports;

(xvii)

such additional information as a Non-Operator may reasonably request except to the extent the information is subject to legal professional privilege, provided that the preparation of such information will not unduly burden Operator’s administrative and technical personnel, that the requesting Party or Parties pay the costs of preparation of such information, and that only Non-Operators who pay such costs will receive such additional information; and

(xviii)	other reports as directed by the Operating Committee.

(b)

Operator shall give Non-Operators access at all reasonable times during normal business hours to all data and reports (other than data and reports provided to Non- Operators under clause 4.4(a)) acquired in the conduct of Joint Operations and for which a Non-Operator may reasonably request. Any Non-Operator may make copies of such other data at its sole expense.

4.5	Settlement of Claims and Lawsuits

(a)

Operator shall promptly notify the Parties of any material claims or suits that relate in any way to Joint Operations. Operator shall represent the Parties and defend or oppose the claim or suit. Operator may in its sole discretion compromise or settle any such claim or suit or any related series of claims or suits for an amount not to exceed the equivalent of two hundred thousand dollars ($200,000) in any consecutive 12 month period, exclusive of legal fees and provided that, in the reasonable opinion of

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the Operator, such claim or suit or related series of claims or suits does not and could not involve broader significance to the Parties. Operator shall obtain the approval and direction of the Operating Committee in respect of all other claims and suits. Without prejudice to the foregoing, each Non-Operator shall have the right to be represented by its own counsel at its own expense in the settlement, compromise, or defence of such claims or suits.

(b)

Any Non-Operator shall promptly notify the other Parties of any claim made against such Non-Operator by a third party that arises out of or may affect the Joint Operations, and such Non-Operator shall defend or settle the same in accordance with any directions given by the Operating Committee. Those costs and damages that are incurred under such defence or settlement, and that are attributable to Joint Operations shall be reimbursed by the Operator to such Non-Operator and charged to the Joint Account.

(c)

Notwithstanding clauses 4.5(a) and 4.5(b), each Party shall have the right to participate in any such suit, prosecution, defence, or settlement conducted under clause 4.5(a) and clause 4.5(b), at its sole expense, provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.

(d)

For the avoidance of doubt it is agreed that the conduct of any litigation involving a Reduced Interest Operation will be the sole responsibility of the Well Interest Party(s) and at the sole cost and expense of such Well Interest Party(s) and the provisions of clauses 4.5(a) and 4.5(b) shall apply to such litigation with all necessary changes as the context requires.

4.6	Limitation on Liability of Operator

(a)

Except as set out in clause 4.6(e) or 24.1(d), neither Operator nor any other Operator Indemnitee shall bear (except as a Party to the extent of its Participating Interest share) any damage, loss, cost, or liability resulting from performing (or failing to perform) the duties and functions of Operator, and the Operator lndemnitees are hereby released from liability to Non-Operators for any and all damages, losses, costs, and liabilities arising out of, incidental to, or resulting from such performance or failure to perform, even though caused in whole or in part by a pre-existing defect, or the negligence (whether sole, joint or concurrent), Gross Negligence/Wilful Misconduct, strict liability or other legal fault of Operator (or any other Operator Indemnitee).

(b)

Except as set out in clause 4.6(f) or 24.1(d), the Parties shall (in proportions set out in clause 4.6(d) defend and indemnify Operator lndemnitees from any damages, losses, costs (including reasonable legal costs and attorneys’ fees), and liabilities arising from or incidental to any claims, demands, or causes of action brought by or for any person or entity, which claims, demands or causes of action arise out of, are incidental to or result from Joint Operations, even though caused in whole or in part by a pre-existing defect, or the negligence (whether sole, joint or concurrent), Gross Negligence/Wilful Misconduct, strict liability or other legal fault of Operator (or any other Operator lndemnitee).

(c)	The proportionate liability of the Parties shall be:

(i)

in the case of damages, losses, costs and liabilities which arise out of, are incidental to or result from a Joint Operation involving a Reduced Interest Pad, Reduced Interest Operation or Reduced Interest Infrastructure, in proportion to the interests held by the Parties in that Joint Operation;

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(ii)	in all other cases, in proportion to their Participating Interests.

(d)

Nothing in this clause 4.6 shall be deemed to relieve Operator from its obligation to perform its duties and functions under this Agreement, or from its Participating Interest share of any damage, loss, cost, or liability arising out of, incidental to, or resulting from Joint Operations.

(e)

Notwithstanding clause 4.6(a) or 4.6(b), if any Senior Supervisory Personnel of Operator or its Affiliates engage in Gross Negligence/Wilful Misconduct that proximately causes the Parties to incur damage, loss, cost, or liability for claims, demands or causes of action referred to in clause 4.6(a) or 4.6(b) then, in addition to its Participating Interest share, Operator shall bear all such damages, losses, costs, and liabilities.

(f)

Despite the foregoing, under no circumstances shall Operator (except as a Party to the extent of its proportionate liabilities set out in clause 4.6(c)) bear any Consequential Loss or Environmental Loss.

4.7	Insurance Obtained by Operator

(a)	Operator shall procure and maintain for the Joint Account the types and amounts of insurance required by the Permits or the Laws and as set out in Annexure C.

(b)

Operator shall procure and maintain any additional insurance, at reasonable rates, as the Operating Committee may require. If such additional insurance is, in Operator’s reasonable opinion, unavailable or available only at an unreasonable cost, Operator shall promptly notify the Non-Operators so that the Operating Committee may reconsider such requirement for additional insurance.

(c)

Subject to the Permits and the Laws, any Party may elect not to participate in the insurance to be procured under clauses 4.7(a) and 4.7(b) (other than “Control of Well” or “Operator’s Extra Expense” insurance which all Well Interest Parties for the relevant Horizontal Well or Vertical Well must participate in), provided such Party:

(i)	promptly notifies Operator to that effect;

(ii)	does not interfere with Operator’s negotiations for such insurance;

(iii)

provides to the Operator before the relevant operations begin (and at least annually during the continuance of such operations) a current certificate of adequate coverage, or other evidence of financial responsibility that fully covers such non-participating Party’s Participating Interest share of the risks that would be covered by the insurance to be procured under clause 4.7(a) and/or clause 4.7(b), as applicable, and that the Operating Committee determines to be acceptable. No such determination of acceptability shall in any way absolve a non-participating Party from its obligation to meet each Cash Call or billing (except, under clause 4.7(e), regarding the costs of the insurance policy in which such Party has elected not to participate) including any Cash Call or billing with respect to damages and losses and/or the costs of remedying the same under this Agreement, the Permits and the Laws. If such non-participating Party obtains other insurance, such insurance shall (i) contain a waiver of subrogation in favour of all the other Parties, the Operator and their insurers but only with respect to their interests under this Agreement; (ii) provide that 30 Days written notice be given to Operator

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before any material change in, or cancellation of, such insurance policy; (iii) be primary to, and receive no contribution from, any other insurance maintained by, or for, or benefiting Operator or the other Parties; and (iv) contain adequate territorial extensions and coverage in the location of the Joint Operations; and

(iv)	is responsible for all deductibles, coinsurance payments, self-insured exposures, uninsured or underinsured exposures relating to its interests under this Agreement.

(d)

If Operator elects, to the extent permitted by the Permits and Laws, to self-insure all or part of the coverage to be procured under clauses 4.7(a) and/or 4.7(b), Operator shall so notify the Operating Committee and provide a qualified self-insurance letter stating what coverages Operator is self-insuring. Any risk to be covered by insurance to be procured under clauses 4.7(a) and 4.7(b), that is not identified in the self- insurance letter shall be covered by insurance and supported by a current certificate of adequate coverage. If requested by the Operating Committee from time to time, Operator shall provide evidence of financial responsibility, acceptable to the Operating Committee, that fully covers the risks that would be covered by the insurance to be procured under clauses 4.7(a) and 4.7(b).

(e)

The cost of insurance in which all the Parties are participating shall be for the Joint Account, and the cost of insurance in relation to JV Infrastructure, drill pads or Reduced Interest Operations which fewer than all the Parties are participating (or in which Parties are participating in different proportions) shall be charged to the Parties participating in proportion to their respective Reduced Pad Interests or Well Interests (as applicable). Subject to the preceding sentence, the cost of insurance with respect to a Reduced Interest Operation shall be charged to the Pad Interest Parties or Well Interest Parties (as applicable).

(f)	Operator shall, with respect to all insurance obtained under this clause 4.7:

(i)

use reasonable endeavours to procure, or cause to be procured, such insurance before the relevant operations begin, and maintain, or cause to be maintained, such insurance during the term of the relevant operations or any longer term required under the Permits or the Laws;

(ii)	promptly inform the participating Parties when such insurance is obtained and supply them with certificates of insurance or copies of the relevant policies when issued;

(iii)

arrange for the participating Parties, according to their respective Participating Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favour of all the Parties but only to the extent of their interests under this Agreement;

(iv)

use reasonable endeavours to ensure that each policy shall survive the default or bankruptcy of the insured for claims arising out of an event before such default or bankruptcy and that all rights of the insured shall revert to the Parties not in default or bankruptcy; and

(v)

duly file all claims and take all necessary and proper steps to assist in a claim evaluation with any insurer and its agents and collect any proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.

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(g)	Operator shall use its reasonable endeavours to require all contractors performing work with respect to Joint Operations to:

(i)	obtain and maintain any insurance in the types and amounts required by the Permits, the Laws or any decision of the Operating Committee;

(ii)	name the Parties as additional insureds on the contractor’s insurance policies and obtain from their insurers waivers of all rights of recourse against the Parties and their insurers; and

(iii)	provide Operator with certificates evidencing such insurance before the commencement of their services.

4.8	Commingling of Funds

(a)

Operator may not commingle with Operator’s own funds the monies that Operator receives from or for the Joint Account under this Agreement. However, Operator reserves the right to make future proposals to the Operating Committee concerning the commingling of funds to achieve financial efficiency. Such monies shall be applied only to their intended use and shall be owned by the Parties to the extent of their respective Participating Interests.

(b)

The Operating Committee may require Operator to deposit monies received for the Joint Account in an interest-bearing account at any time. Operator shall allocate interest earned among the Parties on an equitable basis taking into account the amounts received from each Party and the date of receipt. Operator shall apply each Party’s allocation of earned interest to such Party’s next succeeding Cash Call or, if directed by the Operating Committee, pay it to each such Party.

4.9	Resignation of Operator

Subject to clause 4.11, Operator may resign as Operator by so notifying the other Parties at least 120 Days before the effective date of such resignation.

4.10	Removal of Operator

(a)	Subject to clause 4.11, Operator shall be removed upon receipt of notice from any Non-Operator if, in relation to Operator:

(i)	an order is made, that it be wound up, declared bankrupt, dissolved, reorganised under any bankruptcy law or that a provisional liquidator or receiver or receiver and manager be appointed;

(ii)	a liquidator or provisional liquidator is appointed;

(iii)	an administrator is appointed to it under the Corporations Act section 436A, 436B or 436C;

(iv)	a Controller (as defined in the Corporations Act section 9) is appointed to it or any of its assets;

(v)	a receiver, receiver and manager, official manager, statutory manager, administrator or like official is appointed to it or any of its assets;

(vi)

it enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors, in each case other than to carry out a reconstruction or amalgamation while solvent;

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(vii)	it proposes a winding-up, dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(viii)

it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under the Corporations Act section 459C(2) or 585) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(ix)	it is taken to have failed to comply with a statutory demand as a result of the Corporations Act s 459F(1);

(x)	a notice is issued under the Corporations Act section 601AA or 601AB;

(xi)	a writ of execution is levied against it or its property;

(xii)	it ceases to carry on business or threatens to do so;

(xiii)

Operator becomes insolvent or bankrupt, or anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the events set out in the above paragraphs of this clause 4.11(a); or

(xiv)	the Government gives formal written notice withdrawing its approval of Operator as Operator.

(b)

Subject to clause 4.11, Operator may be removed by the decision of the Non- Operators, as set out below, if Operator has committed a material breach of this Agreement and has either failed to commence to cure that breach within 30 Days of receipt of a notice from Non-Operators detailing the alleged breach or failed to diligently pursue the cure to completion. Any decision of Non-Operators to give notice of breach to Operator or to remove Operator under this clause 4.10(b) shall be made by an affirmative vote of 2 or more of the total number of Non-Operators, excluding any Affiliates of the Operator, holding a combined Participating Interest of at least 50 per cent of the total Participating Interests held by all of the Non-Operators. However, if Operator disputes such alleged commission of or failure to cure a material breach and Dispute resolution proceedings are initiated under clause 23.1 concerning such breach, then Operator shall remain appointed and no successor Operator may be appointed pending the conclusion or abandonment of such proceedings, subject to the terms of clause 13.3 with respect to Operator’s breach of its payment obligations.

(c)

If, as a result of a Transfer, the total Participating Interests of Operator and its Affiliates would become less than 20 per cent, then Operator shall promptly notify the other Parties. The Parties shall vote within 28 Days of such notification on whether or not Operator should be removed and a successor Operator should be named under clause 4.11. An affirmative vote of 2 or more of the total number of Non-Operators, excluding any Affiliates of the Operator, holding a combined Participating Interest of at least 65 per cent of the Participating Interest held by all of the Non-Operators, shall be required to remove Operator under this clause.

(d)

If there is a Change in Control of Operator (other than a transfer of Control to an Affiliate of Operator or where the voting securities of an Operator (or its ultimate parent) are publicly traded on any recognised stock exchange and the Change in Control occurs due to ownership of such securities changing over time as a result of a single transaction or a series of transactions), Operator shall promptly notify the other Parties. The Parties shall vote within 28 Days of such notification on whether or not Operator should be removed and a successor Operator should be named under clause 4.11. An affirmative vote of 2 or more of the total number of Non-Operators, excluding any Affiliates of the Operator, holding a combined Participating Interest of at least 65 per cent of the Participating Interest held by all of the Non-Operators, shall be required to remove Operator under this clause.

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4.11	Appointment of Successor

When a change of Operator occurs under clause 4.9 or 4.10, the following clauses will apply:

(a)	The resigning or removed Operator shall remain as Operator until a successor Operator is appointed in accordance with the requirements of this Agreement.

(b)	The Operating Committee shall meet as soon as possible to appoint a successor Operator under the voting procedure of clause 5.9. No Party may be appointed successor Operator against its will.

(c)	If Operator is removed neither Operator, nor any Affiliate of Operator, shall have the right to be considered as a candidate for the successor Operator.

(d)

The resigning or removed Operator shall, subject to its duty to use reasonable efforts to mitigate the costs related to its resignation or removal, be compensated out of the Joint Account for its reasonable costs directly related to its resignation or removal, except for removal under clause 4.12(b).

(e)

The resigning or removed Operator and the successor Operator shall arrange to take an inventory of all Joint Property and Hydrocarbons, and to audit the books and records of the removed Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator and shall be subject to the approval of the Operating Committee. The costs and liabilities of such inventory and audit shall be charged to the Joint Account.

(f)

The resignation or removal of Operator and its replacement by the successor Operator shall not become effective before receipt of any necessary Government approvals. Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for Operator. The former Operator shall transfer to the successor Operator all Joint Property, books of account, records and other documents maintained by Operator pertaining to the Permit Area this Agreement and to Joint Operations, and shall endeavour to transfer rights, warranties, indemnities and duties under contracts and licenses entered into for Joint Operations. Upon delivery of such Joint Property, books of account, records and other documents, and subject to compliance with clause 4.11(e) and this clause 4.11(f), the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after the date the former Operator transfers all contracts and data to the successor Operator.

4.12	HSE Plan

(a)	Operator shall in the conduct of Joint Operations:

(i)

prepare and establish an HSE Plan designed to achieve safe and reliable conduct of operations and activities, to avoid significant and unintended impact on the safety and health of people, on property, and on the environment, and to comply with the Permits, Laws relating to HSE and Good Oilfield Practice;

(ii)	carry out the HSE Plan in conformance with Laws relating to HSE;

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(iii)	plan and conduct Joint Operations consistent with the HSE Plan; and

(iv)	design and operate Joint Property consistent with the HSE Plan.

(b)

The Operating Committee shall review and approve the HSE Plan prior to its implementation. At least annually thereafter, the Operating Committee shall review and approve the HSE Plan having consideration of the implementation and effectiveness of the HSE Plan and the results of HSE assessments carried out in accordance with clause 4.12(c). Upon approval by the Operating Committee each year, the HSE Plan shall be deemed to comply with Good Oilfield Practice.

(c)

In the conduct of Joint Operations, Operator shall establish and carry out a program for regular HSE assessments. The purpose of such assessments is to periodically review HSE systems and procedures, including actual practice and performance, to verify that the HSE Plan is in place and fulfils the requirements of clause 4.12(a), that the HSE Plan is being properly carried out and that the HSE Plan as carried out is effective. Operator shall, at a minimum, conduct such an assessment before entering into significant new Joint Operations and before undertaking any major changes to existing Joint Operations. Upon reasonable notice given to Operator, Non-Operators shall have the right to participate in such HSE assessments.

(d)	Operator shall require its contractors, consultants, and agents undertaking activities for the Joint Account to manage HSE risks in a manner consistent with the requirements of HSE Plan.

(e)

Without prejudice to a Party’s rights under clause 4.2(b)(viii), with reasonable advance notice, Operator shall permit at all reasonable times during normal business hours each Non-Operator (at its own risk and cost) to conduct an audit of the HSE Plan, its implementation and effectiveness. Where there are two or more Non- Operators, the Non-Operators shall make a reasonable effort to conduct joint or simultaneous HSE audits in a manner that will result in a minimum of inconvenience to Operator.

5.	Operating Committee

5.1	Establishment of Operating Committee

To provide for the overall supervision and direction of Joint Operations, the Parties establish an Operating Committee composed of representatives of each Party holding a Participating Interest. Each Party shall appoint one representative and one alternate representative to serve on the Operating Committee. Each Party shall as soon as possible after the date of this Agreement and, in any event, within 15 Business Days give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee. Each Party shall have the right to change its representative and alternate representative at any time by giving notice of such change to the other Parties.

5.2	Powers and Duties of Operating Committee

(a)

The Operating Committee shall have the power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfil the obligations arising under the Permits, the Laws and this Agreement, to properly explore and exploit the Permit Area in accordance with this Agreement (including any decision to form a New Area JOA under clause 12) and the Laws and in a manner appropriate in the circumstances.

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(b)	The Operating Committee will have no power to amend or otherwise vary the terms of this Agreement.

5.3	Authority to Vote

The representative of a Party, or in the representative’s absence the alternate representative, shall be authorized to represent and bind such Party with respect to any matter that is within the powers and duties of the Operating Committee and is properly brought before the Operating Committee. Each such representative or alternate representative shall have a vote equal to the Participating Interest of the Party such person represents. The alternate representative of each Party may attend any Operating Committee meetings, but shall have no vote at such meetings, unless such Party’s representative is absent. In addition to the representative and alternate representative, each Party may send technical and other advisors to any Operating Committee meetings.

5.4	Subcommittees

The Operating Committee may establish subcommittees for any purposes that the Operating Committee may deem appropriate. Each subcommittee shall function in an advisory capacity to the Operating Committee or as otherwise determined unanimously by the Parties. Each Party shall have the right to appoint a representative to each subcommittee.

5.5	Notice of Meeting

(a)	Operator may call a meeting of the Operating Committee by giving notice to the Parties at least 15 Business Days in advance of such meeting.

(b)

Any Non-Operator may request a meeting of the Operating Committee by giving notice to all the other Parties. Upon receiving such request, Operator shall call such meeting for a date not fewer than 15 Business Days nor more than 20 Business Days after receipt of the request.

(c)

The notice periods above may only be waived with the unanimous consent of all the Parties. However, if a representative of a Party attends a meeting of the Operating Committee, they shall be deemed to have waived any objection that Party may have to a failure to give notice of the meeting.

5.6	Contents of Meeting Notice

(a)	Each notice of a meeting of the Operating Committee as provided by Operator shall contain:

(i)	the date, time, and location of the meeting;

(ii)	an agenda of the matters and proposals to be considered and/or voted upon at such meeting; and

(iii)

information about each matter and proposal to be considered and/or voted on at the meeting (including all appropriate supporting information not previously distributed to the Parties) sufficient to enable the Parties to be well informed about such matters and proposals before such meeting.

(b)	A Party may add additional matters and proposals to the agenda for any meeting, by giving notice to the other Parties not fewer than 5 Business Days before such meeting.

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(c)	On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a matter and/or proposal not in the agenda for such meeting.

5.7	Location of Meetings

(a)	AII meetings of the Operating Committee shall be held in Brisbane, Queensland, or elsewhere as the Operating Committee may decide.

(b)

For the purposes of this Agreement the contemporaneous linking together by telephone and/or by audio and visual link of the members of the Operating Committee shall be deemed to constitute a meeting of the Operating Committee. All the provisions as to meetings of the Operating Committee shall apply to such meetings so long as the following conditions are met:

(i)

all the Parties for the time being entitled to receive notice of a meeting of the Operating Committee shall be entitled to notice of a meeting by telephone and to be linked by telephone and/or audio and visual link for the purposes of such meeting;

(ii)	notice of such meeting must be given in accordance with clause 5.5;

(iii)

each of the representatives of the Parties taking part in the meeting must be able to hear each of the others taking part (and in the case of an audio and visual link see them) at the commencement of and, subject to a person obtaining consent under clause 5.7(b)(v), throughout the meeting;

(iv)	at the commencement of the meeting, each representative of the Parties must acknowledge his or her presence for the purpose of a meeting of the Operating Committee to all the others taking part;

(v)

a representative of the Party may not leave such a meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the chairman of the meeting. A person shall be conclusively presumed to have been present at all times during the meeting unless he or she has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid; and

(vi)	any minute of a telephone and/or audio and visual link meeting shall be circulated for approval as per the process set out in clause 5.11.

5.8	Operator’s Duties for Meetings

(a)	Operator’s duties, concerning meetings of the Operating Committee and any subcommittee, shall include:

(i)	timely preparation and distribution of the agenda;

(ii)	organisation and conduct of the meeting; and

(iii)	preparation of a written record or minutes of each meeting.

(b)	Operator shall have the right to appoint the chairman of the Operating Committee and all subcommittees.

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5.9	Voting Procedure

(a)

Except as otherwise expressly provided in this Agreement, all decisions, approvals, and other actions of the Operating Committee prior to the expiry of the Stage Period shall require the affirmative vote of each of the Farminee Parties (or if there is one Farminee Party, that Party).

(b)

Except as otherwise expressly provided in this Agreement, all decisions, approvals, and other actions of the Operating Committee on and from the expiry of the Stage Period shall require the affirmative vote of a Party or Parties (not being Affiliates) then having at least 55 per cent of the Participating Interest of Parties entitled to vote.

(c)

Notwithstanding clauses 5.9(a) and 5.9(b), all decisions, approvals, and other actions of the Operating Committee, whether prior to the expiry of the Stage Period or on and from the expiry of the Stage Period relating to:

(i)	relinquishment or voluntary surrender of all or part of the Permit Area or any Exploitation Area;

(ii)	unitisation with an adjoining tenement area;

(iii)	royalties payable to any third party who is not a Government in respect of all or part of the Permit Area or any Exploitation Area and which will be payable from the Joint Account;

(iv)	varying or amending any term or condition of a Permit;

(v)	transfer of any Joint Property above a value of $1,000,000;

(vi)	approval of the terms and conditions of all contracts between the Operator and a Related Body Corporate of the Operator or a Non-Operator with a value exceeding $250,000;

(vii)	use by an individual Party of any Joint Property, other than pursuant to a Reduced Interest Operation or as contemplated by clause 7 or 12;

(viii)	any decision to Decommission or abandon the Joint Operations under clause 15; and

(ix)	any decision to expand the Permit Area or acquire new Permits as Joint Property,

shall, other than where such decision, approval or other action is:

(x)	incidental to, pursuant to or is necessary to implement another decision, approval or other action made under this Agreement;

(xi)	otherwise provided for under this Agreement or relates to any action under any of clauses 7, 8, 9, 10 or 12 (or any document entered into pursuant to either such clause),

require the affirmative vote of each Party.

Each Party must not unreasonably withhold, condition or delay its vote in respect of any decision, approval, or other action where its affirmative vote is required to approve such decision, approval, or other action under this clause 5.9(c).

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For the avoidance of doubt, any decision, approval or other action which is:

(xii)	incidental to, pursuant to or is necessary to implement another decision, approval or other action made under this Agreement; or

(xiii)	otherwise provided for under this Agreement or relates to any action under either of clauses either of clauses 7,8, 9,10 or 12 (or any document entered into pursuant to either such clause),

(“Earlier Matter”), shall be deemed to form part of the Earlier Matter and otherwise require the same affirmative vote of the Earlier Matter.

(d)

The Parties agree that, notwithstanding anything else in this Agreement, the approval of the Work Program and Budget (inclusive of 3D seismic activities) for the next Financial Year commencing after 30 June 2023 will require the affirmative vote of a Party or Parties (not being Affiliates) then having at least 60 per cent of the Participating Interest of Parties entitled to vote in accordance with this Agreement.

5.10	Record of Votes

(a)

The chairman of the Operating Committee shall appoint a secretary who shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative shall sign and be provided a copy of such record of votes at the end of such meeting (including via e-mail). Such signed record shall be considered the final record of the decisions of the Operating Committee.

(b)

By the unanimous agreement of all Parties’ Operating Committee representatives, the Operating Committee may agree to defer any decision, approval or other action originally proposed for consideration and voting at that meeting of the Operating Committee.

5.11	Minutes

(a)

The secretary shall provide each Party with a copy of the minutes of the Operating Committee meeting within 15 Business Days after the end of the meeting. Each Party shall notify the secretary within 15 Business Days after receipt of such minutes specifying any objections and corrections to the minutes. A failure to give notice specifying objections and corrections to such minutes within such 15 Business Day period shall be deemed to be approval of such minutes. In any event, the record of votes under clause 5.10 shall take precedence over the minutes described above.

5.12	Voting by Notice

(a)

In lieu of a meeting, any Party (including a Party that is the Operator) may submit any proposal (with supporting information) to the Operating Committee for a vote by notice or an election as contemplated under clause 10 for any proposal by the Operator which is included in a New Pad Notice, New Operation Notice or a New Infrastructure Operation Notice. The proposing Party or Parties shall notify Operator and the Operator shall give each Party’s representative notice describing the proposal so submitted and whether Operator considers such proposal to require urgent determination. Operator shall include with such notice adequate documentation (as has been provided by a Non-Operator where applicable) in connection with such proposal to enable the Parties to decide. Each Party shall communicate its vote (or its election as contemplated under clause 10 in the case of a proposal that is included in a New Pad Notice, New Operation Notice or a New Infrastructure Operation Notice) by notice to Operator and the other Parties within one of the following appropriate time periods after receipt of Operator’s notice:

(i)	24 hours in the case of Urgent Operational Matters;

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(ii)	30 Days in respect of a New Pad Notice, New Operation Notice or New Infrastructure Operation Notice; and

(iii)	30 Days in the case of all proposals other than those set out in clause 5.12(a)(i) or 5.12(a)(ii).

(b)

Except in the case of clause 5.12(a)(i) or a New Pad Notice, New Operation Notice, or New Infrastructure Operation Notice, any Party may, by notice delivered to all Parties within five Days of receipt of Operator’s notice, request that the proposal be decided at a meeting rather than by notice. In such event, that proposal shall be decided at a meeting duly called for that purpose.

(c)

Except as provided in clause 15, any Party failing to communicate its vote within the applicable time periods set out in clause 5.12(a) shall be deemed to have voted against such proposal or, in the case of a Proposed New Pad, Proposed New Operation or Proposed New Infrastructure Operation, shall be deemed to have elected not to participate in that Proposed New Pad, Proposed New Operation, or Proposed New Infrastructure Operation (as applicable).

(d)	If a meeting is not requested, then at the expiration of the applicable time period, Operator shall give each Party a confirmation notice stating the tabulation and results of the vote.

(e)	For the avoidance of doubt:

(i)

an election or deemed election is made by a Party under this clause pursuant to a New Pad Notice, New Operation Notice or New Infrastructure Operation Notice and shall be regarded as an Operating Committee vote in favour of the Proposal and the AFE which is included in that New Pad Notice, New Operation Notice or New Infrastructure Operation Notice (noting although that, in some instances, that election may result in the Party making the election being a Reduced Party Interest in respect of that New Pad Notice, New Operation Notice or New Infrastructure Operation Notice and their related AFEs); and

(ii)

where a Proposed New Pad, Proposed New Operation or Proposed New Infrastructure Operation is not proceeding as contemplated by clauses 10.1(i), 10.2(i) or 10.3(h) respectively then the AFE included in the relevant New Pad Notice, New Operation Notice or New Infrastructure Operation Notice will be deemed not to be approved and each Party will be deemed to have voted against the approval of that AFE.

5.13	Effect of Vote

(a)

Notwithstanding the approval of a Work Program and Budget by the Operating Committee, a Party may still elect to participate or not participate in a Proposed New Pad, Proposed New Operation, or Proposed New Infrastructure Operation in accordance with clause 10 and the fact that a Party had voted in favour of, or against, a Work Program and Budget that is ultimately approved shall not prevent it from exercising its rights under clause 10 in relation to a Proposed New Operation.

(b)

If a Party elects to participate or not participate in a Proposed New Pad, Proposed New Operation or Proposed New Infrastructure Operation in accordance with clauses 5.12 and 10 (unless, and to the extent, clause 5.12(e)(ii) applies):

(i)	that election shall not invalidate an approved Work Program and Budget or AFE;

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(ii)

the Parties shall be obliged to contribute to the costs of a Reduced Interest Pad, Reduced Interest Operation or Reduced Interest Infrastructure (as applicable) in accordance with clause 10 and shall, subject to clause 6.1(i) in respect of Long Lead Items, otherwise remain obliged to contribute, in proportion to their respective Participating Interest, to the costs of all Joint Operations in accordance with the approved Work Program and Budget and, where required, any AFE that are not included in an AFE in respect of Reduced Interest Operations, a Reduced Interest Pad or Reduced Interest Infrastructure (as applicable);

(iii)

subject to clauses 5.13(b)(ii) and 6.1(i) in respect of Long Lead Items, the Operator may still issue Cash Calls to all Participants in proportion to their Participating Interest in respect of costs that are included in an approved Work Program and Budget and, where required, any AFE that are not included in an AFE in respect of a Reduced Interest Pad, Reduced Interest Operation, or Reduced Interest Infrastructure (as applicable); and

(iv)

the Operator shall issue separate Work Programs and Budgets (and AFE in respect thereof) for each Reduced Interest Pad, Reduced Interest Operation, or Reduced Interest Infrastructure (as applicable) and, if it does, may amend the overarching approved Work Program and Budget to take into account the effects of any operations for which a separate Work Program and Budget exists.

(v)

all Operating Committee decisions relating exclusively to a Joint Operation that involves Reduced Interest Parties shall, from the time a Party becomes a Reduced Interest Party in that Joint Operation, be determined on the basis that the Parties in that Joint Operation will have voting rights equal to the interests held by them in that Joint Operation.

(c)

Once a Joint Operation for the drilling, Deepening, Testing, Sidetracking, Plugging Back, Completing, Recompleting, Reworking, or plugging of a well has been approved and commenced, such operation shall not be stopped without the consent of the Operating Committee, provided, however, that such operation may be stopped if:

(i)	an impenetrable substance or other condition in the hole is encountered which in the reasonable judgment of Operator causes the continuation of such operation to be impractical; or

(ii)

other circumstances occur that in the reasonable judgment of Operator cause the continuation of such operation to be unwarranted and the Operating Committee, within the period required under clause 5.12(a)(i) after receipt of Operator’s notice, approves discontinuing such operation.

6.	Work Programs and Budgets

6.1	General Provisions

(a)

During the preparation of Work Programs and Budgets contemplated in this clause 6, Operator shall consult with the Operating Committee or the appropriate subcommittees regarding the contents of such Work Programs and Budgets.

(b)

A Joint Operation that cannot be efficiently completed within a single Financial Year may be proposed in a multi-year Work Program and Budget. Upon approval by the Operating Committee, such multi-year Work Program and Budget shall, subject only to revisions approved by the Operating Committee afterwards:

(i)	remain in effect as between the Parties (and the associated cost estimate shall be a binding pro-rata obligation of each Party) through to the completion of such Joint Operations; and

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(ii)	be reflected in each annual Work Program and Budget.

(c)	The Parties acknowledge that, in any Financial Year, Operator may prepare and deliver one or more Work Program and Budgets in respect of:

(i)	each of Exploration, Appraisal, Development, Production and Decommissioning activities; and/or

(ii)	once a DSU has been established, the Joint Operations in respect of that DSU (including any activities referred to in clause 6.1(c)(i)).

(d)

Any approved Work Program and Budget may be revised by the Operating Committee from time to time. To the extent such revisions are approved by the Operating Committee, the Work Program and Budget shall be amended accordingly and, provided that the overall value of the Long Lead Items included in the Work Program and Budget has not changed (whether an increase or decrease) by more than two times the LLI Cap Delta, the Parties may not amend their nominated LLI Cap in relation to the amended Work Program and Budget.

(e)

If a Work Program and Budget is not approved or rejected by the Operating Committee at least 10 Business Days prior to the commencement of the relevant Financial Year, Operator shall prepare for the Operating Committee a Work Program and Budget for the applicable Financial Year, setting out those Joint Operations, which are:

(i)

consistent with the scope of, and not in conflict with, the Minimum Work Obligations of the Permits, the commitments of the previously approved Work Program and Budget, and/or the commitments of a previously approved Exploration Operation, Appraisal Plan or Development Plan; and

(ii)

reasonably necessary to keep the Permits in full force and effect, to satisfy the Minimum Work Obligations of the Permits (including drilling of all Commitment Wells), to meet the commitments of a previously approved Exploration Operations, Appraisal Plan or Development Plan, that in each case are required to be carried out during the relevant Financial Year. In determining the Joint Operations that are reasonably necessary for the purposes of the preceding sentence, the proposed Joint Operations receiving the largest Participating Interest vote (even if less than the applicable percentage under clause 5.9) shall be adopted. If competing proposals receive equal Participating Interests votes, then Operator shall choose between those competing proposals.

In this event, the Operating Committee shall be deemed to have approved such Work Program and Budget. Operator shall be reimbursed by the Parties for their Participating Interest shares of costs incurred by Operator and deemed approved under this clause 6.1(e).

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(f)

A Party may, in respect of an Operating Committee vote on a proposed Work Program and Budget that covers activities expected to be undertaken in any period prior to 1 January 2028 (or such other date as may be unanimously agreed in writing by all Parties) containing costs relating to Long Lead Items, when voting in favour of or against the proposed Work Program and Budget, at the same time, nominate a maximum percentage interest that it wishes to fund the Long Lead Items under that Work Program and Budget, provided that such nomination must be less than its actual Participating Interest (LLI Cap).

(g)

If a Party nominates a LLI Cap, then Parties that have not elected to participate in the Long Lead Items contained in the Work Program and Budget at less than their actual Participating Interest shall be entitled, for a period of 10 Days following the meeting, to notify the Operator that they elect to:

(i)	carry its proportionate share of the additional interest available as a result of one or more Parties election to nominate a LLI Cap; or

(ii)

carry its proportionate share of the additional interest available as described in clause 6.1(g)(i) and any additional interests that any other Party participating with its full Participating Interest elects not to take.

(h)

If the Parties do not elect to take up the additional interest available as described in clause 6.1(g)(i), the Work Program and Budget shall be deemed to have been rejected and the Operator shall prepare a new Work Program and Budget and present it to the Operating Committee.

(i)

If the Parties elect to take up the additional interest available as described in clause 6.1(g)(i) (in whatever proportion is determined under clause 6.1(g)) then, notwithstanding clauses 5.13(b)(ii) and 5.13(b)(iii), a Party that has nominated a LLI Cap shall only be obliged to contribute at the percentage of its LLI Cap to the costs of all Long Lead Items being acquired under that approved Work Program and Budget and, where required, any AFE and, where otherwise permitted by clause 6.9, any further Cash Calls.

6.2	Exploration and Appraisal

(a)

For each Financial Year in which Exploration Operations and/or Appraisal Operations are planned, Operator shall on or before the date that is three months prior to the end of the preceding Financial Year, deliver to the Parties an Exploration and Appraisal Work Program and Budget for that Financial Year or Financial Years. Within 20 Business Days of such delivery, the Operating Committee must meet to vote on such Exploration and Appraisal Work Program and Budget.

(b)

If a Discovery is made Operator shall deliver any notice of Discovery required under the Permits or the Laws and shall as soon as possible submit to the Parties a report containing all available details concerning the Discovery and Operator’s recommendation as to whether the Discovery merits Appraisal. Following delivery of Operator’s report, the Operating Committee shall meet to determine whether the Discovery merits Appraisal.

(c)

Operator must, if the Operating Committee determines that a Discovery under clause 6.2(b) merits further Appraisal, deliver to the Parties a proposed additional Exploration and Appraisal Work Program and Budget for the Appraisal of the Discovery within 90 Days of the date on which the Operating Committee determines that a Discovery merits Appraisal.

(d)

Within 60 Days of delivery of a proposed Work Program and Budget for additional Appraisal Operations pursuant to clause 6.1(c), or earlier if necessary to meet any applicable deadline under the Permits, the Operating Committee shall meet to consider, modify and then either approve or reject the proposed additional Work Program and Budget.

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6.3	Development

(a)

If the Operating Committee determines that a Discovery may be a Commercial Discovery, Operator within 120 Days of such determination shall deliver to the Parties a proposed development plan (Development Plan) for such Discovery, which shall in addition to the information required under clause 6.6 contain:

(i)	a delineation of the proposed Exploitation Area or specified Sub-Area(s) of such Discovery;

(ii)	an estimated date for the commencement of Production Operations;

(iii)	a production forecast of estimated production of each type of Hydrocarbon to be produced in each Financial Year for the estimated productive life of the Commercial Discovery;

(iv)

details of the proposed work to be undertaken, personnel required, potential safety and environmental risks to be managed and expenditures to be incurred, including the timing of same for the entire Development;

(v)	a description of all material plant, infrastructure or facilities to be constructed as Joint Property;

(vi)

an estimated date for the commencement of production or commencement of use of plant, infrastructure or facilities (as applicable), proposed Delivery Point(s) (if applicable) and (where relevant) Production Forecasts for each Financial Year;

(vii)	estimates of the total capital costs of the proposed Development and estimated annual capital expenditures;

(viii)	principles to govern the terms of an oil lifting agreement and/or gas balancing agreement to be entered into by the Parties;

(ix)	an estimated Decommissioning work program and budget;

(x)	a procurement contracting strategy;

(xi)	a project schedule and execution plan; and

(xii)

any other information related to Development Operations and Production Operations requested by the Operating Committee, together with the proposed development Work Program and Budget (or a multi-year development Work Program and Budget under clause 6.1(b)) for the first Calendar Year of the Development Plan, and work schedule for the remainder of the Development Plan.

(b)

As soon as practicable after receipt of the proposed Development Plan and associated proposed development Work Program and Budget, each Party shall furnish to Operator and the other Parties any comments, suggestions, or proposed amendments it may have for the proposed Development Plan.

(c)

Within 60 Days after receipt of the proposed Development Plan and associated proposed development Work Program and Budget, or earlier if necessary to meet any applicable deadline under the Permits, the Operating Committee shall meet to consider, modify (if appropriate) and then either approve or reject the proposed Development Plan (including any proposed modifications) and the associated first annual (or multi-year) Work Program and Budget.

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(d)

If the Operating Committee determines that a Discovery is a Commercial Discovery and approves the corresponding Development Plan, Operator shall, as soon as possible, deliver any notice of Commercial Discovery required under the Permits and take such other steps as may be required under the Permits to secure approval of the Development Plan.

(e)

If the Development Plan is approved by the Government, the associated development Work Program and Budget for the first Financial Year shall be incorporated into and form part of the then current Work Program and Budget. Operator shall at least once each Financial Year review the Development Plan and periodically review the development Work Program and Budget and propose amendments as may be prudent, and the Operating Committee shall consider, modify (if necessary), and approve or reject those proposed amendments under clause 5.9.

6.4	Production

(a)

At least 120 Days before first commercial production, Operator shall deliver to the Parties a proposed production Work Program and Budget that shall in addition to the information required under clause 6.5 contain the projected production schedule for the remainder of the Financial Year in which first commercial production begins and, if fewer than 4 Months remain in the current Financial Year, for the next Financial Year.

(b)

On or before the date that is 4 months prior to the commencement of each Financial Year thereafter, Operator shall deliver to the Parties a proposed production Work Program and Budget that shall in addition to the information required under clause 6.5 contain the projected production schedule for the next Financial Year and if required under the Permits and this Agreement, plan for Decommissioning including estimated Decommissioning Costs.

(c)

Within 60 Days after receipt of the proposed production Work Program and Budget, or earlier if necessary to meet any applicable deadline under the Permits, the Operating Committee shall meet to consider, modify (if appropriate) and then either approve or reject the proposed production Work Program and Budget.

6.5	Decommissioning Work Program and Budget

(a)

Operator shall deliver an estimated Decommissioning work program and budget with the delivery of each draft Development Plan under clause 6.3(a). At least 120 Days before the end of the Financial Year that immediately precedes the Financial Year in which Operator forecasts it will begin making Cash Calls for Decommissioning, Operator shall deliver to the Parties a revised draft Decommissioning Work Program and Budget along with reasonable and necessary supporting information.

(b)

Within 60 Days after receipt of the proposed Decommissioning Work Program and Budget, or earlier if necessary to meet any applicable deadline under the Permit, the Operating Committee shall meet to consider, modify (if appropriate), and then either approve or reject the proposed Decommissioning Work Program and Budget.

(c)

If the Operating Committee approves the Decommissioning Work Program and Budget, Operator shall, as soon as possible, take such steps as may be required under the Permit to secure approval of such Decommissioning Work Program and Budget by the Government. If the Government requests changes to such

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Decommissioning Work Program and Budget Year as a condition to granting its approval under the Permit, then Operator shall promptly notify the Parties of the Government’s proposed changes and may submit a revised Decommissioning Work Program and Budget to the Operating Committee for further consideration. Approval of a Decommissioning Work Program and Budget by the Operating Committee shall authorise Operator to submit such Work Program and Budget to the Government for approval (if required) under the Permit.

(d)

If a Decommissioning Work Program and Budget is not approved by the Operating Committee before the date by which approval is required under the Permit, Operator may submit to the Government a Work Program and Budget for the applicable Calendar Year, setting out those Joint Operations that are necessary to keep the Permit in full force and effect and meet the commitments of a previously approved Development Plan that are required to be carried out during the relevant Calendar Year.

6.6	Itemisation of Expenditures

(a)

Each Work Program and Budget submitted by Operator shall contain a line by line itemised estimate of the direct and indirect costs of Joint Operations and all other expenditures to be made for the Joint Account during the Financial Year in question and shall, inter alia, include:

(i)

an itemised list of the operations and activities to be conducted, described in sufficient detail to afford ready identification of the nature, scope, location (specifying applicable Sub-Area(s)), timing, and duration of each such operation and activity and to enable an AFE to be issued, including:

(A)	designating whether such line item is intended to satisfy the Minimum Work Obligations of the Permits; and

(B)	specifying whether such line item is firm or contingent and the conditions under which the Operating Committee may decide to make a contingent line item firm;

(ii)	if one or more wells are proposed to be drilled and Completed under the proposed Work Program and Budget, the following information:

(A)	whether a well will create a new DSU or will be within an existing DSU;

(B)	the estimated cost associated with the drilling and Completion of each well;

(C)	the estimated cost of the Well Infrastructure;

(D)	the estimated cost of the tie-in including any in-field Well Infrastructure not located on the drill-pad (which shall be deemed to be Well Infrastructure);

(E)	the anticipated program of drilling wells during that Financial Year (which, for the avoidance of doubt, shall be non-binding and may be amended in accordance with this Agreement);

(F)	to the extent applicable, an estimated cost of any related JV Infrastructure; and

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(G)	the specific location of the well in the form of a well location plat, including well orientation, vertical depth, lateral length and any other material information relevant to the well;

(iii)	an estimate of the costs corresponding to each such line item enumerated in sufficient detail to be readily tracked and charged under the Accounting Procedure;

(iv)	information with respect to Operator’s estimated manpower requirements and costs;

(v)	reasonable and necessary supporting information;

(vi)	and

(vii)	any additional information and detail as the Operating Committee may deem suitable.

6.7	Contract Awards

(a)	Subject to the Permits, Operator shall award each contract for Joint Operations on the following basis:

	Procedure A	Procedure B
Exploration and Appraisal Operations	0 to $4,999,999	$5,000,000 and over
Development Operations	0 to $4,999,999	$5,000,000 and over
Production Operations	0 to $4,999,999	$5,000,000 and over
Decommissioning Operations	0 to $4,999,999	$5,000,000 and over

(b)	Procedure A

Operator shall award the contract to the best qualified contractor, as determined by cost, quality, and ability to perform the contract properly, on time, within budgeted cost, and in compliance with applicable legal, HSE and contractual requirements, without the obligation to tender and without informing or seeking the approval of the Operating Committee, except that before entering into contracts with Affiliates of Operator or with any Non-Operator exceeding $250,000, Operator shall obtain the approval of the Operating Committee.

(c)	Procedure B

Unless otherwise agreed by the Operating Committee, Operator shall:

(i)	provide the Parties with a list of the reputable entities whom Operator proposes to invite to tender for the contract;

(ii)	add to such list any entity whom a Party reasonably requests to be added within 14 Days of receipt of such list;

(iii)	prepare and dispatch the tender documents to the entities on the tender list and to Non-Operators;

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(iv)	complete the tendering process within a reasonable period of time;

(v)	after the expiration of the period allowed for tendering, consider, and analyse the details of all bids received;

(vi)

prepare and circulate to the Parties a competitive bid analysis, stating Operator’s recommendation as to the entity to whom the contract should be awarded, the reasons for the recommendation, and the technical, commercial, and contractual terms to be agreed upon;

(vii)	obtain the approval of the Operating Committee to the recommended bid; and

(viii)	upon the request of a Party, provide such Party with a copy of the final version of the contract.

6.8	Authorization for Expenditure (“AFE”) Procedure

(a)	In addition to obtaining an approval for a Work Program and Budget, before incurring any commitment or expenditure for a Joint Operation, which commitment or expenditure is estimated to be:

(i)	more than $250,000 in an Exploration or Appraisal Work Program and Budget;

(ii)

more than $250,000 in respect of a workover of a well in an Exploration or Appraisal Work Program and Budget, Development Work Program and Budget or Production Work Program and Budget (as applicable to the relevant workover);

(iii)	more than $250,000 in respect of Long Lead Items;

(iv)	more than $500,000 in a Development Work Program and Budget;

(v)	more than $500,000 in a Production Work Program and Budget; and

(vi)	more than $500,000 in a Decommissioning Work Program and Budget.

Operator must obtain the approval of the Operating Committee as contemplated by clause 6.8(c) and, for that purpose, shall send to each Non-Operator an AFE as described in clause 6.8(c); provided that, Operator shall not be obliged to furnish an AFE to the Parties with respect to any general and administrative costs that are listed as separate line items in an approved Work Program and Budget.

(b)	Each AFE furnished by Operator shall:

(i)	identify the corresponding Joint Operation by specific reference to the applicable line items in the Work Program and Budget and specified Sub- Area(s);

(ii)	describe the Joint Operation in detail;

(iii)	contain Operator’s best estimate of the total commitments and expenditures required to carry out such Joint Operation;

(iv)	outline the proposed work schedule;

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(v)	in relation to a Proposed New Operation, identify:

(A)	whether the well will create a new DSU or will be within an existing DSU and, if it is within an existing DSU, any relevant information in relation to the DSU;

(B)

the specific location of the well in the form of a well location plat, including well orientation, vertical depth, lateral length and any other information the Operator considers material and relevant to the well; and

(C)	the forecast schedule of commitments and expenditures associated with the Proposed New Operation;

(vi)

in relation to a Proposed New Pad or a Proposed New Infrastructure Operation only, identify the intended location of the Proposed New Infrastructure Operation or the Proposed New Pad and any other information the Operator considers material and relevant to the well;

(vii)	provide a forecast schedule of commitments and expenditures, if known;

(viii)

include an apportionment of estimated costs and expenditure within the relevant AFE across each of the Joint Operations where the Entitlements of each Party are not the same (for example, if the Entitlements in respect of a Joint Operation is shared between the Parties on a 90%:10% basis by operation of clause 10, then the AFE must separately identify the costs and expenses that relate to that particular Joint Operation);

(ix)	confirm whether the AFE is a Long Lead Item AFE; and

(x)	be accompanied by such other supporting information as is reasonably necessary for an informed decision by a Party.

(c)

Before entering into any commitments or making any expenditures subject to the AFE procedure in clause 6.8(a), Operator shall submit the corresponding AFE for approval by the Operating Committee. If the Operating Committee approves an AFE for a commitment or expenditure within the applicable time period under clause 5.12(a), Operator shall be authorized to enter into such commitment or incur such expenditure and conduct the corresponding Joint Operation under this Agreement. If the Operating Committee fails to approve an AFE for a commitment or expenditure within the applicable time period, the corresponding Joint Operation shall be deemed rejected. Operator shall promptly notify the Parties that the Joint Operation has been rejected, and, subject to clause 10, any Party may afterwards propose to conduct such operation or activity as a Proposed New Operation under clause 10. When a Joint Operation is rejected under this clause 6.8(c) or a commitment or expenditure is approved for differing amounts than those provided for in the applicable line items of the approved Work Program and Budget, the Work Program and Budget shall, subject to obtaining any Government consent required under the Permits, be deemed to be revised accordingly.

(d)

If a Long Lead Item AFE is approved by the Operating Committee in any period prior to 1 January 2028 (or such other date as may be unanimously agreed in writing by all Parties), the Long Lead Item AFE will be binding on all Parties:

(i)	in proportion to their Participating Interest;

(ii)	where the Long Lead Item AFE is allocated to a particular Joint Operation to which clause 10 or 11 applies, the proportions they hold interests in the Joint Operations; or;

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(iii)

if a Party has nominated a LLI Cap, in which case it shall only be obliged to contribute at the nominated percentage of its LLI Cap and the other Parties shall contribute in the proportion determined under clause 6.1(g).

(e)

Without limiting clause 6.8(d), once the Operator determines that a Long Lead Item funded by all Parties in proportion to their Participating Interest or LLI Cap (and related proportions determined under clause 6.1(g)) under a Long Lead Item AFE is to be used in a Proposed New Pad, Proposed New Operation or Proposed New Infrastructure Operation) (Proposal) in which:

(i)	a Party does not participate; or

(ii)	a Party participates with a Reduced Interest, Reduced Pad Interest or Reduced Infrastructure Interest (as applicable) that is less than its Participating Interest or LLI Cap (whichever is applicable), then the Operator must, as soon as practicably possible, allocate that Long Lead Item to the relevant Proposal and:

(iii)	a credit shall be applied by the Operator to:

(A)	a non-participant, for an amount equal to the cost they originally funded of that Long Lead Item; or

(B)

a party with a Reduced Pad Interest, Reduced Interest or Reduced Infrastructure Interest (as applicable), for an amount equal to the difference between the cost they originally funded of that Long Lead Item and the proportion they would have funded if it was funded to the extent of their Reduced Pad Interest, Reduced Interest or Reduced Infrastructure Interest (as applicable), with such credit to be applied by the Operator to the benefit of the Party entitled to the credit (including by way of a cash reimbursement or Cash Call offset) within 90 Days of the date that the Long Lead Item is allocated by the Operator to the relevant Proposal;

(iv)

each Party participating in the relevant Proposal in which the Long Lead Item was used will be required to fund the Long Lead Item AFE(s) against which the credit is applied for an additional amount equal to the proportionate amount of the credit reflecting their participation in the relevant Proposal; and

(v)	the non-participating or reduced participation Party shall not be treated as having paid for the purposes of clause 11.4(b) any amount for which a credit has been applied under this clause 6.8(e).

6.9	Over-expenditures of Work Programs and Budgets

(a)

For commitments and expenditures with respect to any line item of an approved Work Program and Budget and any associated AFE, Operator shall be entitled to incur in connection with the corresponding Joint Operation without further approval of the Operating Committee a combined over-commitment and over-expenditure for such line item up to 10 per cent of the authorized amount for such line item; provided that the cumulative total of all over-commitments and over-expenditures for a Financial Year shall not exceed ten per cent in relation to an AFE for a Proposed New Operation and five per cent of the total annual Work Program and Budget in question.

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(b)

At such time Operator reasonably anticipates that the total amount of the commitments and expenditures actually incurred plus the commitments to be incurred with respect to such line item exceeds the limits of clause 6.9(a), Operator shall furnish to the Operating Committee a supplemental AFE setting out Operator’s reasonably detailed estimate of the total commitments and expenditures required to carry out the Joint Operation corresponding to such line item, together with supporting information.

(c)

If the Operating Committee approves such supplemental AFE, the Work Program and Budget shall be revised accordingly and the over-commitments and/or over-expenditures permitted in clause 6.9(a) shall be based on the revised Work Program and Budget.

(d)

The requirements contained in this clause 6 shall be without prejudice to Operator’s rights and duties to make immediate expenditures, incur commitments and/or take actions for emergencies under clause 4.2(b)(xiv), provided that Operator shall promptly report the particulars of the emergency to the Parties, together with the future actions it intends to take and its estimate of the cost of expenditures and commitments incurred or to be incurred. As soon as practicable, Operator shall submit any necessary budget revision concerning such emergencies to the Operating Committee for approval and incorporation into the relevant Work Program and Budget.

7.	Use of JV Infrastructure

7.1	Use of Joint Property

(a)

Subject to clause 7.2 and 7.3, the Operator may, with the approval of the Operating Committee and in accordance with Good Oilfield Practice, develop, operate, maintain, overhaul, expand and utilise JV Infrastructure for the provision of services to:

(i)	the Parties; and

(ii)	third parties,

(each, a User) and enter into contracts with Users (as appropriate), on behalf of the Parties (as agent or principal), for the provision of such services but must perform such contracts in accordance with their terms.

(b)

Nothing in this clause 7 limits or restricts the Operator from contracting for the use of infrastructure to treat, process, store, or handle any Hydrocarbons upstream of the Delivery Point for Joint Operations.

7.2	Priority

The Operator must ensure that any contract or arrangement with a User for the provision of services utilising JV Infrastructure provides that capacity in the JV Infrastructure will be allocated and utilised in the following order of priority:

(a)	first, to the Parties in respect of Hydrocarbons extracted from the Permits to the extent that Hydrocarbons are available;

(b)

second, to the Parties or Affiliates of the Parties or the participants of a New Area Joint Venture, in respect of hydrocarbons extracted from outside of the Permits to the extent that such hydrocarbons are available, and to the extent contracted on a firm basis at the date of such contract or arrangement; and

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(c)	third, to any other person in respect of hydrocarbons extracted from outside of the Permits.

7.3	Tariff for JV Infrastructure

The Operator must charge a person, including a Party (other than a Party to the extent that the JV Infrastructure Operations are in respect of the Permits or Hydrocarbons extracted from the Permits), a “Plant Tariff”, being a monthly amount, determined by the Operator, consisting of a Plant Capital Charge and Plant Operating Expense, where:

(a)

“Plant Capital Charge” means the monthly amount required for the Parties to recover a rate of return determined by the Operator having regard to the return of capital and recovery period on other comparable hydrocarbon infrastructure assets in the Australian market from time to time on the actual capital investment in the development and construction of the relevant JV Infrastructure; and

(b)

“Plant Operating Expense” means the monthly amount required for the Operator to recover all of its operating costs in respect of the treatment, processing, compression, transportation or delivery of hydrocarbons (including Hydrocarbons) from the relevant JV Infrastructure. The determination of Plant Operating Expense shall be consistent with the principles of the Accounting Procedure, on the basis:

(c)

of a deemed usage of the relevant JV Infrastructure by the Parties pursuant to this Agreement, determined by the Operator having regard to its reasonable opinion of the capacity of the relevant JV Infrastructure utilised (and to be utilised) by the Parties, in respect of the Permits or Hydrocarbons extracted (and to be extracted) from the Permits;

(d)	that the Plant Capital Charge is determined on a fixed basis, for capacity of the relevant JV Infrastructure contracted or to be utilised; and

(e)	that the Plant Operating Expense is determined on a variable basis, for the actual usage of the relevant JV Infrastructure.

7.4	JV Infrastructure for Affiliates

Any clause of this Agreement which operates to restrict the Operator from contracting with an Affiliate (including, for the avoidance of doubt, any restriction contained in clause 5.9(c)(vi), 6.7(b), 24.1(a), 24.3(a), 24.3(b)(ii)) does not operate to restrict or otherwise prohibit the utilisation of any JV Infrastructure or the contracting in respect of such JV Infrastructure under clause 7.2 or 7.3.

7.5	Power of attorney

(a)

Each other Party (“Appointing Party”) appoints the Operator its true and lawful attorney to sign any documents, make any filings and applications and do any other acts as may be necessary to implement or otherwise give effect to this clause 7. This power of attorney is irrevocable for the term of this Agreement and is coupled with an interest. If requested, each Party shall execute a form (as a deed) prescribed by the Operating Committee setting forth this power of attorney in more detail.

(b)

The Appointing Party declares that all acts, matters and things done by the Operator in exercising powers under this power of attorney will be as valid and effective as if they had been done by the Appointing Party, except in the case of any fraud or wilful misconduct by the Operator in exercising powers under this power of attorney.

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8.	Checkerboard Strategy

(a)

For the purposes of this clause 8, Checkerboard Strategy means an approach to dealing with the Permits whereby the Tamboran Shareholders pursue a split of Tamboran’s interest in the Permits, with the result being that (subject to obtaining any required approvals and consents, including any regulatory approvals):

(i)

Tamboran’s interest in the title and ownership (whether legal or beneficial) of the Permits will be split between the Tamboran Shareholders (or their nominees) with each Tamboran Shareholder holding its interest in its own name; and/or

(ii)

the Permit(s) will be divided into a number of discrete blocks or areas, which, in respect of Tamboran’s Participating Interest, may be held in the names of both of the Tamboran Shareholders or may be held by a single Tamboran Shareholder (as agreed between the Tamboran Shareholders), provided that in all scenarios, Falcon shall remain entitled to hold its Participating Interest share of each block or area.

(b)	The Parties agree and acknowledge that they have, subject to the terms set out in this clause 8, approved the implementation of the Checkerboard Strategy.

(c)

Upon notification by Tamboran that it intends to implement the Checkerboard Strategy, the Parties must use all reasonable endeavours to facilitate, progress and give effect to the Checkboard Strategy, including applying for and seeking any approvals and consents required in order to implement the Checkerboard Strategy and signing any documents and entering into agreements reasonably required by Tamboran to give effect to the Checkerboard Strategy. For the avoidance of doubt, if the Checkerboard Strategy is implemented in a manner that involves:

(i)

a change in the participants in the Joint Venture and/or the title and ownership of the Permits, the Parties intend to have regard to the provisions in 17.2(d)(i) to 17.2(d)(iv) in resolving how implementation should be documented; or

(ii)	a division of the Permits into a number of discrete blocks or areas, the Parties intend to have regard to the provisions of clause 12 in resolving how implementation should be documented,

provided that, in either case, the Parties acknowledge that various or amendments may be required from the arrangements in those provisions to reflect the specific Checkerboard Strategy, and such provisions do not provide a Party with any right to withhold consent or otherwise prevent implementation of the Checkerboard Strategy.

(d)

The decision to implement the Checkboard Strategy is at the sole discretion of Tamboran and Tamboran is under no obligation to implement the Checkboard Strategy, or to continue to implement the Checkboard Strategy once the implementation process has commenced. Tamboran shall advise the other Parties in writing if it no longer intends to implement the Checkerboard Strategy.

(e)

If Tamboran intends to implement the Checkerboard Strategy, it shall notify the other Parties in writing of the process that it intends to undertake, and the information relevant to that process, including:

(i)	the intended split of the Permit into blocks that comprise the Checkerboard Strategy, including a map showing the area and location of each of the blocks;

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(i)	as between the Tamboran Shareholders, the intended equity ownership of each of the blocks;

(ii)	the approvals and consents required in order to implement the Checkerboard Strategy; and

(ii)	any other material information identified in relation to the implementation of the Checkerboard Strategy.

(f)

Tamboran shall keep the other Parties informed of the progress of the implementation of the Checkerboard Strategy and of any significant developments in relation to the implementation of the Checkerboard Strategy.

9.	Development of the Permit Area

9.1	Drilling and Spacing Units

(a)

The Parties have agreed that the Permit Area shall be divided into drilling and spacing units, being a designated contiguous area of between 1,280 acres up to a maximum of 6,400 acres (other than Commitment Wells), as determined under this clause 9 (DSU), and that all future Joint Operations (which are not Proposed New Pads or Proposed New Infrastructure Operations) are to be undertaken in parts that in each case is attributable to a particular DSU area (which allocation may have regard in certain circumstances to the Allocation Policy) and that all future Joint Operations generally are to be governed by the process set out in clause 10.

(b)

Each DSU shall be determined by the Operator based on the location of the Productive Wellbore of the first Horizontal Well or Vertical Well drilled within the Permit Area that is not within an existing DSU at the time such drilling commences, except that a Vertical Well that is a pilot well that does not result in a productive interval shall not create a DSU.

(c)	In determining the location of each DSU, the following principles apply:

(i)	the Productive Wellbore that is creating a new DSU must be included in its entirety in the area of that DSU;

(ii)	the well-head may be located in a different DSU to a Productive Wellbore drilled from that well-head and it is the Productive Wellbore that determines a DSU, not the well-head;

(iii)	multiple DSUs may be created from a single drill pad, regardless of whether or not the relevant wells are drilled at or about the same time as each other;

(iv)	a new DSU shall not overlap an existing DSU;

(v)	the Operator may change the location of a DSU at any time prior to the Completion of the Productive Wellbore that creates the DSU, provided that it is acting in accordance with Good Oilfield Practice;

(vi)	each DSU:

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(A)	shall be determined based on the first Productive Wellbore Completed within the Permit Area that is not within an existing DSU; and

(B)

shall cover all depths and consist of such acreage designated by the Operator of the area set out in clause 9.2, broadly in the form of a square for Vertical Wells, or the form of a rectangle for Horizontal Wells, to the extent reasonably practicable.

(d)	All subsequent wells drilled within the area of an existing DSU shall be treated as an infill well and such well shall not create a new DSU or expand the size of an existing DSU.

(e)	Within 30 Days of the creation of a new DSU, the Operator shall provide each Party with an updated map of the Permits, clearly showing the areas of the DSUs.

9.2	Size of DSU’s

(a)	The DSU’s created by each Commitment Well in accordance with clause 9.1 will be the following size:

(i)	5,120 acres as to all depths if the first Productive Wellbore drilled within the new DSU is a productive Vertical Well;

(ii)	20,480 acres as to all depths if a Horizontal Well’s first Productive Wellbore drilled within the relevant DSU is less than 2,500 metres; and

(iii)	25,600 acres as to all depths if the Horizontal Well’s first Productive Wellbore drilled within the relevant DSU is greater than 2,500 metres.

(b)	The first 75 DSU’s, that are not created by a Commitment Well, will be the following size:

(i)	1,280 acres as to all depths if the first Productive Wellbore drilled within the new DSU is a productive Vertical Well;

(ii)	5,120 acres as to all depths if the Horizontal Well’s first Productive Wellbore drilled within the relevant DSU is less than 2,500 metres; and

(iii)	6,400 acres as to all depths if the Horizontal Well’s first Productive Wellbore drilled within the relevant DSU is greater than 2,500 metres.

(c)	Subsequent DSU’s created after the first 75 DSU’s, that are not created by a Commitment Well, will be the following size:

(i)	1,280 acres as to all depths if the first Productive Wellbore drilled within new DSU is a productive Vertical Well;

(ii)	1,280 acres as to all depths if the Horizontal Well’s first Productive Wellbore drilled within the relevant DSU is less than 2,500 metres; and

(iii)	1,600 acres as to all depths if the Horizontal Well’s first Productive Wellbore drilled within the relevant DSU is greater than 2,500 metres.

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10.	Proposed New Activities

10.1	Proposed New Pad and Pad Infrastructure

(a)

Prior to the Operator commencing Regulated Operations directly related to the development of a drill pad and related Pad Infrastructure (Proposed New Pad), the Operator shall give notice of the Proposed New Pad to all Parties in accordance with clause 5.12, including with such notice an AFE in respect of the Proposed New Pad (New Pad Notice) and, to the extent reasonably practicable and known at that time, how many wells are expected to be drilled from that Proposed New Pad and whether any new DSUs are expected to be created from wells drilled from this Proposed New Pad.

(b)

Upon receipt of a New Pad Notice in respect of a drill pad proposed to be developed in an area, regardless of whether that area is within an existing DSU or the first well from that drill pad will create a new DSU, each Party must, within the time period specified in clause 5.12, give notice to the Operator electing:

(i)	not to participate in the Proposed New Pad;

(ii)	subject to clauses 10.1(c), 10.1(d) and 10.1(e), to participate in the Proposed New Pad in proportion to its Participating Interest; or

(iii)

subject to clauses 10.1(c), 10.1(d) and 10.1(e), to participate in the Proposed New Pad in a proportion that is less than its full Participating Interest entitlement and, if so, the percentage that it elects to participate in the Proposed New Pad (Reduced Pad Interest).

(c)	If a Party elects:

(i)	not to participate in a Proposed New Pad, it may not participate in any Proposed New Operation utilising that Proposed New Pad; or

(ii)	to participate in a Proposed New Pad at a Reduced Pad Interest it may only participate up to the Reduced Pad Interest in any Proposed New Operation utilising that Proposed New Pad.

(d)

If a Party elects to take a Reduced Pad Interest in a Proposed New Pad, then it may not, in respect of any subsequent Proposed New Operations utilising that Proposed New Pad, elect to participate in an interest greater than the Reduced Pad Interest.

(e)

If a Party has nominated a LLI Cap in respect of an approved Work Program and Budget and the AFE in respect of the Proposed New Pad is being issued under that Work Program and Budget, it may not elect to participate in that Proposed New Pad in an interest greater than the LLI Cap.

(f)

If a Party fails to validly respond to a New Pad Notice within the applicable time period specified in clause 5.12, it shall be deemed to have elected not to participate in the Proposed New Pad at its full Participating Interest.

(g)

If all Parties properly notify (or are deemed to have notified) their election to participate in a Proposed New Pad in accordance with their full Participating Interest entitlement, then the Proposed New Pad shall be conducted as a Joint Operation and each Party’s Pad Interest in the new drill pad and Pad Infrastructure that is the subject of the Proposed New Pad shall be equivalent to its Participating Interest.

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(h)

If a Party elects not to participate in a Proposed New Pad, or a Party elects to participate in a Reduced Pad Interest, then the Operator shall notify all Parties of this within 5 Business Days of the expiration of the relevant time period. Parties that have elected to participate in the Proposed New Pad in their full Participating Interest entitlement shall be entitled, for a period of 5 Days following receipt of such notification by the Operator, to notify the Operator that they elect to:

(i)	carry its proportionate share of the additional interest in the Proposed New Pad available as a result of one or more Parties election to take a Reduced Pad Interest; or

(ii)

carry its proportionate share of the additional interest available as described in clause 10.1(h)(i) and any additional interests that any other Party participating with its full Participating Interest elects not to take.

(i)	If the Parties do not elect to take up the additional interest available as described in clause 10.1(h)(i), the Proposed New Pad shall not proceed.

(j)

If the Parties elect to take up the additional interest available as described in clause 10.1(h)(i) (in whatever proportion is determined under clause 10.1(h)), the Proposed New Pad shall be conducted by the Operator and:

(i)	the Party that has elected to participate with a Reduced Pad Interest, shall have a Pad Interest in the Proposed New Pad equivalent to the Reduced Pad Interest; and

(ii)	the other Parties shall bear a Pad Interest in the Proposed New Pad in the proportion determined following the process set out in clause 10.1(h).

(k)

If Regulated Operations in connection with a Proposed New Pad have not been commenced within 180 Days (excluding any extension specifically agreed by all Parties or allowed by the Force Majeure provisions of clause 21) after the date of the vote to proceed with the Proposed New Pad, the ability to conduct such Proposed New Pad shall terminate save for any accrued obligations. If any Party still desires to conduct such Proposed New Pad, then the Operator must resubmit to the Parties notice proposing such Proposed New Pad under clause 10.1(b).

10.2	Proposed New Operation (Well and Well Infrastructure)

(a)

Prior to the Operator commencing Regulated Operations directly related to the drilling of any new well and related Well Infrastructure (Proposed New Operation), the Operator shall give notice of the Proposed New Operation to all Parties in accordance with clause 5.12, including with such notice an AFE in respect of the Proposed New Operation (New Operation Notice) and, if the Proposed New Operation will create a new DSU, the Operator shall include a map showing, to the extent reasonably practicable and known at that time, the expected area of the new DSU with the New Operation Notice.

(b)

Upon receipt of a New Operation Notice in respect of a well proposed to be drilled and Completed in an area, regardless of whether that area is within an existing DSU or that well will create a new DSU, each Party must, within the time period specified in clause 5.12, give notice to the Operator electing:

(i)	not to participate in the Proposed New Operation;

(ii)	subject to clauses10.1(c), 10.2(c), 10.2(d) and 10.2(e) , to participate in the Proposed New Operation in proportion to its Participating Interest; or

(iii)

subject to clauses10.1(c), 10.2(c), 10.2(d), and 10.2(e) , to participate in the Proposed New Operation in a proportion that is less than its full Participating Interest entitlement and, if so, the percentage that it elects to participate in the Proposed New Operation (Reduced Interest).

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(c)

If a Party elects not to participate in a Proposed New Operation, and that Proposed New Operation is creating a new DSU, then it may not participate in any subsequent Joint Operations or Proposed New Operations in that DSU.

(d)

If a Party elects to take a Reduced Interest in a Proposed New Operation, and that Proposed New Operation is creating a new DSU (Initial Reduced Interest), then it may not, in respect of any subsequent Proposed New Operations in that DSU, elect to participate in an interest greater than the Initial Reduced Interest.

(e)

If a Party has nominated a LLI Cap in respect of an approved Work Program and Budget and the AFE in respect of the Proposed New Operation is being issued under that Work Program and Budget, it may not elect to participate in that Proposed New Operation in an interest greater than the LLI Cap.

(f)

If a Party holds different Well Interests in relation to Wells drilled from the same drill pad, such Party will be responsible for all additional costs of metering and production accounting caused by the need to meter individual Wells instead of the drill pad as a whole.

(g)

If a Party fails to validly respond to a New Operation Notice within the applicable time period specified in clause 5.12, it shall be deemed to have elected not to participate in the Proposed New Operation.

(h)

If all Parties properly notify their election to participate in a Proposed New Operation in accordance with their full Participating Interest entitlement, then the Proposed New Operation shall be conducted as a Joint Operation and each Party’s Well Interest in the new well the subject of the Proposed New Operation shall be equivalent to its Participating Interest.

(i)

If a Party elects not to participate in a Proposed New Operation, or a Party elects to participate in a Reduced Interest, then the Operator shall notify all Parties of this within 5 Business Days of the expiration of the relevant time period. Parties that have elected to participate in the Proposed New Operation in their full Participating Interest entitlement shall be entitled, for a period of 5 Days following receipt of such notification by the Operator, to notify the Operator that they elect to:

(i)	carry its proportionate share of the additional interest available as a result of one or more Parties election to take a Reduced Interest; or

(ii)

carry its proportionate share of the additional interest available as described in clause 10.2(i)(i) and any additional interests that any other Party participating with its full Participating Interest elects not to take.

(j)	If the Parties do not elect to take up the additional interest available as described in clause 10.2(i)(i), the Proposed New Operation shall not proceed.

(k)

If the Parties elect to take up the additional interest available as described in clause 10.2(i)(i) (in whatever proportion is determined under clause 10.2(i)), the Proposed New Operation shall be conducted by the Operator and:

(i)	the Party that has elected to participate with a Reduced Interest, shall have a Well Interest in the Proposed New Operation equivalent to the Reduced Interest; and

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(ii)	the other Parties shall bear a Well Interest in the Proposed New Operation in the proportion determined following the process set out in clause 10.2(i).

(l)

If the spudding of the well (not including the setting of the shallow conductor) in connection with a Proposed New Operation has not been commenced within 180 Days (excluding any extension specifically agreed by all Parties or allowed by the Force Majeure provisions of clause 21) after the date of the vote to proceed with the Proposed New Operation, the ability to conduct such Proposed New Operation shall terminate save for any accrued obligations. If any Party still desires to conduct such Proposed New Operation, then the Operator must resubmit to the Parties notice proposing such Proposed New Operation under clause 10.2(b).

(m)

If the Well Interest Parties decide to Deepen, Complete, Sidetrack, Plug Back or Recomplete a Reduced Interest Well which is an Exploration Well or an Appraisal Well and such further operation was not included in the original proposal for such Reduced Interest Well, the Operator must submit to the Reduced Interest Parties a notice proposing a Proposed New Operation under clause 10.2(b) for such further operation.

10.3	Proposed New Operation (JV Infrastructure)

(a)

Prior to the Operator commencing Regulated Operations connected with new JV Infrastructure (Proposed New Infrastructure Operation), the Operator shall give notice of the Proposed New Infrastructure Operation to all Parties in accordance with clause 5.12, including with such notice an AFE in respect of the Proposed New Infrastructure Operation (New Infrastructure Operation Notice).

(b)	Upon receipt of a New Infrastructure Operation Notice, each Party must, within the time period specified in clause 5.12, give notice to the Operator electing:

(i)	not to participate in the Proposed New Infrastructure Operation;

(ii)	subject to clause 10.3(c) and 10.3(d), to participate in the Proposed New Infrastructure Operation in proportion to its Participating Interest; or

(iii)

subject to clause 10.3(c) and 10.3(d), to participate in the Proposed New Infrastructure Operation in a proportion that is less than its full Participating Interest entitlement and, if so, the percentage that it elects to participate in the Proposed New Infrastructure Operation (Reduced Infrastructure Interest).

(c)	If a Party:

(i)

elects to take a Reduced Interest in a Proposed New Infrastructure Operation (Initial Reduced Infrastructure Interest), then it may not, in respect of any subsequent Proposed New Infrastructure Operations directly associated with infrastructure constructed or installed following that Proposed New Infrastructure Operation, elect to participate in an interest greater than the Initial Reduced Infrastructure Interest; or

(ii)

elects not to participate in a Proposed New Infrastructure Operation (No Infrastructure Interest), then it may not, in respect of any subsequent Proposed New Infrastructure Operations directly associated with infrastructure constructed or installed following that Proposed New Infrastructure Operation, elect to participate to any extent.

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(d)

If a Party has nominated a LLI Cap in respect of an approved Work Program and Budget and the AFE in respect of the Proposed New Infrastructure Operation is being issued under that Work Program and Budget, it may not elect to participate in that Proposed New Infrastructure Operation in an interest greater than the LLI Cap.

(e)

If a Party fails to validly respond to a New Infrastructure Operation Notice within the applicable time period specified in clause 5.12, it shall be deemed to have elected not to participate in the Proposed New Infrastructure Operation.

(f)

If all Parties properly notify their election to participate in a Proposed New Operation in accordance with their full Participating Interest entitlement, then the Proposed New Operation shall be conducted as a Joint Operation and each Party’s Infrastructure Interest the subject of the Proposed New Operation shall be equivalent to its Participating Interest.

(g)

If a Party elects not to participate in a Proposed New Operation, or a Party elects to participate in a Reduced Infrastructure Interest, then the Operator shall notify all Parties of this within 5 Business Days of the expiration of the relevant time period. Parties that have elected to participate in the Proposed New Operation in their full Participating Interest entitlement shall be entitled, for a period of 5 Days following receipt of such notification by the Operator, to notify the Operator that they elect to:

(i)	carry its proportionate share of the additional interest available as a result of one or more Parties election to take a Reduced Infrastructure Interest or No Infrastructure Interest; or

(ii)

carry its proportionate share of the additional interest available as described in clause 10.3(g)(i) and any additional interests that any other Party participating with its full Participating Interest elects not to take.

(h)

If the participating Parties do not elect to take up the additional interest available as described in clause 10.3(g)(i), the Proposed New Infrastructure Operation shall not proceed on the basis of being funded through the joint venture. For the avoidance of doubt, the Operator remains permitted to seek to procure provision of, or funding of, the Proposed Infrastructure through third parties, subject to any required approvals of the Operating Committee under this Agreement.

(i)

If the Parties elect to take up the additional interest available as described in clause 10.3(g)(i) (in whatever proportion is determined under clause 10.3(g), the Proposed New Infrastructure Operation shall be conducted by the Operator and:

(i)	any Party that has elected not to participate shall have No Infrastructure Interest in the Proposed New Infrastructure Operation;

(ii)

any Party that has elected to participate with a Reduced Infrastructure Interest, shall have an Infrastructure Interest in the Proposed New Infrastructure Operation equivalent to the Reduced Interest; and

(iii)	the other Parties shall bear an Infrastructure Interest in the Proposed New Operation in the proportion determined following the process set out in clause 10.3(g).

(j)

If a Proposed New Infrastructure Operation has not been commenced within 180 Days (excluding any extension specifically agreed by all Parties or allowed by the Force Majeure provisions of clause 21) after the date of the vote to proceed with the Proposed New Infrastructure Operation, the ability to conduct such Proposed New Infrastructure Operation shall terminate. If any Party still desires to conduct such Proposed New Infrastructure Operation, then the Operator must resubmit to the Parties notice proposing such Proposed New Infrastructure Operation under clause 10.3(b).

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10.4	Tariff for a Party holding No Infrastructure Interest or a Reduced Infrastructure Interest

The Operator must charge a Party holding No Infrastructure Interest or a Reduced Infrastructure Interest an “Infrastructure Tariff”, being a monthly amount, determined by the Operator, consisting of an Infrastructure Capital Charge and an Infrastructure Operating Expense, where:

(a)

“Infrastructure Capital Charge” means the monthly amount required for the Parties to recover a rate of return determined by the Operator having regard to the return of capital and recovery period on other comparable hydrocarbon infrastructure assets in the Australian market from time to time on its actual capital investment in the development and construction of the relevant JV Infrastructure; and

(b)

“Infrastructure Operating Expense” means the monthly amount required for the Operator to recover all of its operating costs in respect of the treatment, processing, compression, transportation or delivery of hydrocarbons (including Hydrocarbons) from the relevant JV Infrastructure. The determination of Infrastructure Operating Expense shall be consistent with the principles of the Accounting Procedure, on the basis:

(c)

of a deemed usage of the relevant JV Infrastructure by the Parties pursuant to this Agreement, determined by the Operator having regard to the extent of the Party’s Infrastructure Interest (i.e. No Infrastructure Interest or Reduced Infrastructure Interest, as applicable), and the Operator’s reasonable opinion of the capacity of the relevant JV Infrastructure utilised (and to be utilised) by the Parties, in respect of the Permits or Hydrocarbons extracted (and to be extracted) from the Permits;

(d)	that the Infrastructure Capital Charge is determined on a fixed basis, for capacity of the relevant JV Infrastructure contracted or to be utilised; and

(e)	that the Infrastructure Operating Expense is determined on a variable basis, for the actual usage of the relevant JV Infrastructure.

11.	Reduced Interest Operations

11.1	Well Interest

(a)	A Parties’ right, interest, obligation and liability in a Reduced Interest Operation shall be equivalent to its Well Interest (as may be adjusted under this clause 11).

(b)	A Parties’ Entitlement in the Reduced Interest Well the subject of a Reduced Interest Operation shall be equivalent to its Well Interest (as may be adjusted under this clause 11).

(c)

A Parties’ Well Interest is a contractual right, interest, obligation and liability in respect of the Reduced Interest Well the subject of the Reduced Interest Operation and shall not, unless expressly contemplated elsewhere in this Agreement, result in any legal transfer of title of the Permit, this Agreement or any Joint Venture Property.

(d)

If Reduced Interest Operations are conducted for a Horizontal Well that is drilled across multiple existing DSU’s, all rights, interests, obligations, liabilities and Entitlements for such operations shall be allocated between the DSUs based on the Allocation Policy.

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(e)

Unless otherwise directed by the Operating Committee, the Operator shall separately meter all Hydrocarbons during Production Operations from wells drilled and Completed within DSUs so the Parties can surface commingle Hydrocarbons entering the JV Infrastructure where the Parties have different interests across multiple wells or multiple DSUs.

11.2	Responsibility for Reduced Interest Operations

(a)

The Well Interest Parties shall bear, in proportion to their respective Well Interests, the entire cost and liability of conducting a Reduced Interest Operation and shall indemnify the Non-Well Interest Parties from any damages, losses, costs (including reasonable legal costs and attorneys’ fees), and liabilities arising from or incidental to such Reduced Interest Operation (including Consequential Loss and Environmental Loss) and shall keep the Permit Area free of all liens and Encumbrances of every kind created by or arising from such Reduced Interest Operation.

(b)

Each Party shall continue to bear its Well Interest share of the cost and liability incident to the operations in which it participated, including plugging and abandoning and restoring the surface location.

11.3	Consequences of Reduced Interest Operations

(a)

If a Party elects not to participate in a Proposed New Operation, and that Proposed New Operation is creating a new DSU, or a Party elects not to participate in a Proposed New Pad, then that Party (being a Non-Well Interest Party) shall not have any rights:

(i)	to participate again in any subsequent Proposed New Operation or Reduced Interest Operations in that DSU or utilising that Proposed New Pad (as applicable);

(ii)

to participate in further operations to drill, Deepen, Recomplete, Rework, Sidetrack, Test in any well, or Deepened or Sidetracked portion of any well, in that DSU or utilising that Proposed New Pad (as applicable);

(iii)	to participate in any Commercial Discovery in the DSU, if any;

(iv)	under the Permits to take and dispose of Hydrocarbons produced from the area of that DSU or produced utilising that Proposed New Pad (as applicable);

(v)

to increase its interest under either of clauses 11.4 or 11.5 in relation to any Proposed New Operation in that DSU if it has elected not to participate in a Proposed New Operation that is creating a new DSU;

(vi)	to increase its interest under either of clauses 11.4 or 11.5 in relation to any Proposed New Operation utilising that Proposed New Pad if it has elected not to participate in that Proposed New Pad.

(b)

A Reduced Interest Party or a Non-Well Interest Party may, in respect of a Reduced Interest Operation that is not the first Reduced Interest Operation in a DSU, increase its participation in the relevant Reduced Interest Operation by the Remaining Interest by giving the Operator and all relevant Well Interest Parties written notice referring to this clause 11.3(b) under which it agrees to bear its share of the cost and liability of

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such Reduced Interest Operation attributable to the Remaining Interest and to pay such amounts as set out in clauses 11.4(a) and 11.4(b). For the avoidance of doubt, a Reduced Interest Party may only increase its interest to include the full Remaining Interest, and not a lesser proportion of the Remaining Interest.

(c)

If a Reduced Interest Party or a Non-Well Interest Party that has made an election under clause 11.3(b) to increase its participation in the relevant Reduced Interest Operation to include the Remaining Interest but does not pay all amounts due under clauses 11.4(a) and 11.4(b) within the time limits set out in those clauses, such Reduced Interest Party or Non-Well Interest Party (as applicable) shall have forfeited the ability to increase its interest in the relevant Reduced Interest Operation by the Remaining Interest.

(d)

A Reduced Interest Party or a Non-Well Interest Party that has made an election under clause 11.3(b) to increase its participation in the relevant Reduced Interest Operation to include the Remaining Interest shall in no way be deemed to be entitled to any amounts paid under clauses 11.4(a) and 11.4(b) incident to such Reduced Interest Operations (other than to the extent of its Reduced Interest in that Reduced Interest Operation, if any).

11.4	Premium to Participate in Reduced Interest Operations

(a)

A Reduced Interest Party or a Non-Well Interest Party that has made an election under clause 11.3(b) to increase its participation in the relevant Reduced Interest Operation to include the Remaining Interest shall, immediately upon issuing a notice under clause 11.3(b), begin to bear 100 per cent of the Cash Calls made in respect of the relevant Reduced Interest Operation until such Reduced Interest Party or Non- Well Interest Party (as applicable) has reimbursed the original Well Interest Parties (in proportion to their Well Interest in such Reduced Interest Operations in which the Reduced Interest Party or Non-Well Interest Party has chosen to increase its participation) an amount equal to such Reduced Interest Party’s or Non-Well Interest Party’s (as applicable) Remaining Interest share of all costs and liabilities that were incurred in that Reduced Interest Operation that were not previously paid by such Reduced Interest Party or Non-Well Interest Party (as applicable); and

(b)

In addition to the payment required under clause 11.4(a), immediately after issuing the notice to increase its interest to include the Remaining Interest under clause 11.3(b), each such Reduced Interest Party or Non-Well Interest Party (as applicable) shall be liable to reimburse the Well Interest Parties that took the risk of such Reduced Interest Operations (in proportion to their Well Interest in such Reduced Interest Operations in which the Reduced Interest Party or Non-Well Interest Party has chosen to increase its participation) an amount equal to the total of:

(i)

150 per cent of such Reduced Interest Party’s or Non-Well Interest Party’s (as applicable) Remaining Interest share of all costs and liabilities that were incurred in any Reduced Interest Operation relating to the obtaining of the portion of the G & G Data that pertains to the Reduced Interest Operation, and that were not previously paid by such Reduced Interest Party or Non-Well Interest Party (as applicable); plus

(ii)

300 per cent of such Reduced Interest Party’s or Non-Well Interest Party’s (as applicable) Remaining Interest share of all costs and liabilities that were incurred in any Reduced Interest Operation relating to the drilling, Deepening, Testing, Completing, Sidetracking, Plugging Back, Recompleting, and Reworking of, or otherwise operating, the Reduced Interest Well that were not previously paid by such Reduced Interest Party or Non-Well Interest Party (as applicable).

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(c)

Each such Reduced Interest Party or Non-Well Interest Party that is liable for the amounts set out in clause 11.4(b) shall, within 30 Days of issuing the notice to increase its interest to include the Remaining Interest under clause 11.3(b), pay in immediately available funds the full amount due from it under clause 11.4(b) to such Well Interest Parties, in the currency designated by such Well Interest Parties.

11.5	Reinstatement of Remaining Interest

In respect of a Reduced Interest Operation, a Reduced Interest Party or a Non-Well Interest Party may, following the time at which the proceeds of the sale of Hydrocarbons attributable to the Remaining Interest in the relevant Reduced Interest Operation, calculated at the wellhead, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance and excise taxes, government and third party royalties, overriding royalties and other interests payable out of or measured by the production from such well accruing with respect to such interest) until an election is made by the Reduced Interest Party or Non-Well Interest Party under this clause), equals 300% of the aggregate of the portion of the costs and expenses of:

(a)

drilling, Deepening, Testing, Sidetracking, Plugging Back, Completing, Recompleting and Reworking of, or otherwise operating, the Reduced Interest Well that would have been chargeable to such Reduced Interest Party or Non-Well Interest Party in respect of the Remaining Interest had it participated; and

(b)

newly acquired facilities and/or equipment in the well (to and including the wellhead connections) that would have been chargeable to such Reduced Interest Party or Non-Well Interest Party in respect of the Remaining Interest had it participated, elect to increase its interest in the Reduced Interest Operation by the Remaining Interest by issuing a written notice to the Operator and the other Parties referring to this clause 11.5 and reimbursing the original Well Interest Parties (in proportion to their Well Interest in such Reduced Interest Operations in which the Reduced Interest Party or Non-Well Interest Party has chosen to increase its participation) an amount equal to such Reduced Interest Party’s share of all costs and liabilities that were incurred in that Reduced Interest Operation in respect of the Remaining Interest that were not previously paid by such Reduced Interest Party or Non-Well Interest Party.

11.6	Conduct of Reduced Interest Operations

(a)

Each Reduced Interest Operation shall be carried out by the Well Interest Parties acting as the Operating Committee, subject to the provisions of this Agreement applied mutatis mutandis to such Reduced Interest Operation and subject to the terms and conditions of the Permits.

(b)

The computation of costs and liabilities incurred in Reduced Interest Operations, including the costs and liabilities of Operator for conducting such operations, shall be made in accordance with the principles set out in the Accounting Procedure.

(c)

Operator shall maintain separate books, financial records and accounts for Reduced Interest Operations which shall be subject to the same rights of audit and examination as the Joint Account and related records, all as provided in the Accounting Procedure. Said rights of audit and examination shall extend to each of the Well Interest Parties and each of the Non-Well Interest Parties so long as the latter are, or may be, entitled to elect to participate in such Reduced Interest Operations.

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(d)

If Operator is conducting a Reduced Interest Operation for the Well Interest Parties, regardless of whether it is participating in that Reduced Interest Operation, Operator shall be entitled to request cash advances and shall not be required to use its own funds to pay any cost or liability attributable to any Reduced Interest Operations and shall not be obliged to commence or continue Reduced Interest Operations until cash advances requested have been made, and the Accounting Procedure shall apply to Operator concerning any Reduced Interest Operations conducted by it.

(e)

If Operator is a Non-Well Interest Party to a Reduced Interest Operation, then, subject to any Laws and any new Operator obtaining any required approvals or consents, Operator may resign as Operator for the Exploitation Area. If Operator so resigns, the Well Interest Parties shall select a Well Interest Party to serve as Operator for such Reduced Interest Operation only. Any such resignation of Operator and appointment of a Well Interest Party to serve as Operator for such Reduced Interest Operation shall be subject to the Parties having first obtained any necessary Government approvals.

(f)	Any payments made to, or by, the Well Interest Parties shall be made in the proportion of each Well Interest Party’s Well Interest.

11.7	Royalty Agreements

(a)

In respect of a Reduced Interest Operation, Pre-Existing Royalty Obligations to the extent attributable to Hydrocarbons produced from the Reduced Interest Operation will be borne by the Well Interest Parties as follows:

(i)

a Well Interest Party that is participating in the Reduced Interest Operation to the extent of its Participating Interest, will be liable for all such royalties payable under Pre-Existing Royalty Obligations granted in respect of its Participating Interest;

(ii)

a Well Interest Party that is participating in the Reduced Interest Operation as a Reduced Interest Party, will be liable for the proportion of such royalties payable under Pre-Existing Royalty Obligations granted in respect of its Participating Interest corresponding to the extent of its participation in the Reduced Interest Operation; and

(iii)	a Well Interest Party that is participating in a Reduced Interest Operation beyond the extent of its Participating Interest, will be liable for:

(A)	all such royalties payable under Pre-Existing Royalty Obligations granted in respect of its Participating Interest; and

(B)	the proportion of the aggregate of such royalties payable under:

(1)	Pre-Exiting Royalty Obligations granted by any Non-Well Interest Parties; and

(2)	Pre-Existing Royalty Obligations granted by Reduced Interest Parties, to the extent Reduced Interest Parties are not liable for them under clause 11.7(a)(ii),

corresponding to the extent of that Well Interest Party’s additional participation in the Reduced Interest Operations, which will be assumed from the relevant Non-Well Interest Parties and/or Reduced Interest Parties (as applicable), and, subject to clause 11.7(e), no such royalties attributable to Hydrocarbons produced from the Reduced Interest Operation will be borne by Non-Well Interest Parties.

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(b)

Where required under any Pre-Existing Royalty Agreement, each Well Interest Party and Non-Well Interest Party shall enter into any document reasonably required to give effect to the outcomes provided for in clause 11.7(a), including the assumption by a Well Interest Party of additional royalty obligations in respect of Hydrocarbons produced from the Reduced Interest Operation as described in clause 11.7(a)(iii).

(c)

To the extent that a Party pays an amount in respect of any Pre-Existing Royalty Obligation that a Well Interest Party is liable for under clause 11.7(a), that Well Interest Party shall promptly reimburse the paying Party for its share of the relevant Pre-Existing Royalty Obligation.

(d)

A Well Interest Party that is Participating in a Reduced Interest Operation beyond the extent of its Participating Interest indemnifies each relevant Non-Well Interest Party and Reduced Interest Operation Party from which it has assumed liability under clause 11.7(a)(iii) for:

(i)	the cost and liability of the proportion of such Pre-Existing Royalty Obligations to the extent assumed by the Well Interest Party under clause 11.7(a)(iii); and

(ii)

any damages, losses, costs (including reasonable legal costs and attorneys’ fees) and liabilities arising in connection with any failure by that Well Interest Party to pay costs and liabilities of the type described in clause 11.7(d)(i).

(e)

Where a Reduced Interest Party or Non-Well Interest Party has a right under clause 11 to increase its interest in the Reduced Interest Operation then, in addition to any other requirements of this Agreement, the exercise of that right is conditional upon:

(i)

refunding to a Well Interest Party that is Participating in a Reduced Interest Operation beyond the extent of its Participating Interest, any Pre-Existing Royalty Obligations paid by that Well Interest Party that are attributable to the increased interest in the Reduced Interest Operation to be acquired by the Reduced Interest Party or Non-Well Interest Party (as applicable); and

(ii)	amending any document previously agreed in accordance with clause 11.7(b) to reflect the resulted changed proportions in which Parties are liable for the relevant Pre-Existing Royalty Obligations.

(f)	Following the Tamboran Effective Date, unless all Parties have consented in writing, a Party will not:

(i)	grant, or agree to grant, any new Royalty Interest which increases the Royalty Burden of a Party beyond the Royalty Cap;

(ii)

amend a Pre-Existing Royalty Agreement other than to assign it in connection with an assignment of a Party’s Participating Interest permitted under this Agreement or otherwise reduce the Royalty Burden imposed by it; or

(iii)	otherwise do anything which will increase the Royalty Burden of a Party beyond the Royalty Cap.

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(g)	In respect of a Reduced Interest Operation, the Well Interest Parties shall, severally, in proportion to their respective Well Interest:

(i)

assume the cost and liability of any Pre-Existing Royalty Obligations of each Non-Well Interest Party, to the extent attributable to Hydrocarbons produced from the Reduced Interest Operation and, where required under any Pre- Existing Royalty Agreement, shall enter into any document reasonably required to give effect to that; and

(ii)

indemnify each Non-Well Interest Party from any damages, losses, costs (including reasonable legal costs and attorneys’ fees) and liabilities arising in connection with any Pre-Existing Royalty Obligations to the extent attributable to Hydrocarbons produced from the Reduced Interest Operation.

(h)

To the extent that a Well Interest Party pays an amount in respect of any Pre-Existing Royalty Obligation on behalf of another Well Interest Party, that other Well Interest Party shall promptly reimburse the paying Well Interest Party for its Well Interest share of the Pre-Existing Royalty Obligation.

(i)	Following the Tamboran Effective Date, unless all Parties have consented in writing, a Party will not:

(i)	grant, or agree to grant, any new Royalty Interest;

(ii)	amend an Pre-Existing Royalty Agreement other than merely to assign it in connection with an assignment of a Party’s Participating Interest permitted under this Agreement; or

(iii)	otherwise do anything which will increase any existing Royalty Interest, payable in relation to Hydrocarbons extracted from the Permit Area.

12.	New Area JOA

12.1	Decision to form New Area Joint Venture

(a)

The Operating Committee may at any time approve the formation of a new joint venture in respect of any part or parts of specific area within the Permit Area (such area to be the “New Permit Area”) which, if approved by the Operating Committee, will be formed in accordance with this clause 12.

(b)	Without limiting clause 12.1(a) but subject to clause 12.1(c), the Parties acknowledge that a New Area Joint Venture may be formed in respect of:

(i)	any area in which Joint Operations are being conducted or in respect of which Joint Operations have been approved and will be conducted; or

(ii)	any Reduced Interest Area in which Reduced Interest Operations are being conducted or in respect of which Reduced Interest Operations have been approved and will be conducted.

(c)	In respect of the formation of a new joint venture for an area within the Permit Area in which Reduced Interest Operations are being conducted or have been approved and will be conducted:

(i)	the Operating Committee may approve that the formation of such new joint venture will only comprise the Well Interest Parties;

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(ii)	only Well Interest Parties will be entitled to participate in such new joint venture; and

(iii)	each Non-Well Interest Risk Party will have no further right to participate in the Reduced Interest Operations the subject of the new joint venture.

(d)	Notwithstanding any other provision of this clause 12.1, a New Area Joint Venture may not be formed in respect of an area within the Permit Area in which both:

(i)	Joint Operations are being conducted or have been approved and will be conducted; and

(ii)	Reduced Interest Operations are being conducted or have been approved and will be conducted.

(e)	More than one New Area Joint Venture may be formed under this clause 12.

12.2	Participation in New Area JOA

(a)

Where the Operating Committee approves the formation of a New Area Joint Venture under clause 12.1, each Party entitled to participate in that New Area Joint Venture must, prior to the New Area Trigger Date, provide a notice to each other Party advising whether or not it wishes to participate in that New Area Joint Venture.

(b)	If a Party entitled to participate in that New Area Joint Venture:

(i)	gives a notice in accordance with clause 12.2(a) that it will participate in the New Area Joint Venture (“Participation Notice”) (that Party being a “Participating Party”), then:

(A)	each Participating Party must enter into a New Area JOA with the other Participating Parties in respect of the New Permit Area in accordance with clause 12.2(c); and

(B)	subject to the terms of the New Area JOA, the New Area Joint Venture will be formed and come into effect when the Participating Parties enter into the New Area JOA; or

(ii)	gives a notice under clause 12.2(a) that it will not participate in the New Area JOA (or fails to give a notice within the period stated in clause 12.2(a)), then that Party will be deemed to have:

(A)	elected to not participate in the New Area JOA; and

(B)

transferred its Participating Interest in respect of the New JOA Area to each Participating Party (including any Joint Property or Venture Information to the extent it relates to the New Permit Area) (“Transfer Property”) on a pro-rata basis to each Participating Party’s participating interest in the New Area JOA for $1.00.

(c)	Each Party consents to the formation of each New Area Joint Venture under this clause 12 and all other actions contemplated by this clause 12.

(d)

The Operator is authorised to enter into (on behalf of the relevant Parties) and give effect to any arrangements that are necessary to give effect to the transfer contemplated by clause 12.2(b)(ii)(B). If such transfer cannot be implemented as a result of any Law or the condition of the Permits, the Operator is authorised to enter into (on behalf of the relevant Parties) such other arrangements as necessary to ensure that the Participating Parties have the benefit of the Transfer Property.

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12.3	Nominees

(a)

A Participating Party may nominate one or more persons as being entitled to participate in the New Area Joint Venture in a Participation Notice issued in accordance with clause 12.2(a). A nomination under this clause 12.3(a) must specify:

(i)	the participating interest to be obtained that Participating Party (if any); and

(ii)	the participating interest to be obtained by each nominee,

which must not exceed, in aggregate, the participating interest which that Participating Party is entitled to (as determined under clause 12.4(b)(ii)).

(b)	If a Party appoints a nominee under this clause 12.3:

(i)	each nominee may exercise the rights of the appointing Participating Party under this clause 12 to the extent of the participating interest to be obtained by that nominee;

(ii)	references in this clause 12 to “Participating Party” (or similar references) will be read as if such references also included a reference to each nominee;

(iii)	the appointing Participating Party may enforce the obligations of the other Parties under this clause 12 on behalf of each nominee; and

(iv)

the appointing Participating Party must procure that, within 5 Business Days of appointing a nominee, that nominee irrevocably appoints the Operator its true and lawful attorney (in the form prescribed by the Operating Committee) to sign any documents, make any filings and applications and do any other acts as may be necessary to implement or otherwise give effect to this clause 12.

(c)

A Party which appoints a nominee under this clause 12.3 must procure that such nominee complies with this clause 12 in relation to the formation of the New Area Joint Venture (and all associated or ancillary activities).

12.4	New Area Joint Venture documents

(a)	Within 15 Business Days of the New Area Trigger Date, each Participating Party must enter into the New Area JOA.

(b)	Subject to any amendments that the Participating Parties may agree in writing, the New Area JOA shall be on the same terms and conditions as this Agreement, except that:

(i)	the parties to the New Area JOA (and the “Deed of Cross Security” for the New Area JOA) will be the Participating Parties;

(ii)	the “Effective Date” under New Area JOA shall be the date that a New Area JOA is formed in accordance with clause 12;

(iii)	any references and provisions (or parts thereof) in relation to the Farmin Agreement shall not apply to the New Area JOA;

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(iv)	the initial participating interests of each Participating Party to the New Area JOA will be:

(A)

if all Parties elect to participate in the New Area JOA, the same Participating Interests as under this Agreement (or in the case of a New Area JOA in respect of a Reduced Interest Area, if all Well Interest Parties elect to participate in the New Area JOA, the same interests in the Reduced Interest Operations); or

(B)

if less than all Parties elect to participate in the New Area JOA, a participating interest equal to the ratio of its Participating Interest to the Participating Interest of all Participating Parties (or in the case of a New Area JOA in respect of a Reduced Interest Area, if less than all Well Interest Parties elect to participate in the New Area JOA, a participating interest equal to the ratio of its interest in the Reduced Interest Operations to the interest of all Participating Parties); or

(v)	the “Permit Area” will be the New Permit Area;

(vi)	subject to clause 12.6, the “Permits” will be the areas of the Permits which are the subject of the New Permit Area and excluded from the Permit Area in accordance with clause 12.6;

(vii)

where the Participating Parties do not hold the Permits in their own name, any obligation of the operator under the New Area JOA to comply or otherwise maintain the Permits will be subject to the provisions of the New Area Transition and Interface Deed;

(viii)	the definition of “Original JOA” will be amended to refer to this Agreement;

(ix)	if Tamboran is not a Participating Party, clause 4.1 will be amended to provide that the “Operator” is a Participating Party with the highest “Participating Interest” in the New Area Joint Venture;

(x)	any reference in a schedule to this Agreement will be replaced with a reference to the New Area JOA; and

(xi)	all other provisions of the New Area JOA will be read and construed in a way which gives effect to the formation of the New Area Joint Venture pursuant to this clause 12.

12.5	Continued relationship between joint ventures

Within 15 Business Days of a New Area Trigger Date:

(a)	each Party (in the capacity as “Original JOA Party”) and each Participating Party (in the capacity as “New JOA Party”) must enter into the New Area Transitional and Interface Deed; and

(b)	each Party (in the capacity as “Original JOA Party”) and each Participating Party (in the capacity as “New JOA Party”) must enter into the New Area Land Access and Royalties Deed.

12.6	Modified operation of this Agreement

Without limiting the New Area Transitional and Interface Deed, if a New Area Joint Venture is formed and comes into effect pursuant to clause 12.2(b)(i)(B):

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(a)	the Permit Area (for the purposes of this Agreement) will be deemed to exclude the New Permit Area the subject of that New Area Joint Venture;

(b)	this Agreement will not apply in respect of any Hydrocarbons produced from any New Permit Area;

(c)	no Joint Operations or Reduced Interest Operations may be conducted in the New Permit Area the subject of that New Area Joint Venture; and

(d)

subject to the Parties’ obligations under the New Area Transitional and Interface Deed and New Area Land Access and Royalties Deed, all other provisions of this Agreement will be read and construed in a way which gives effect to the formation of the New Area Joint Venture and the exclusion of the New Permit Area from this Agreement.

12.7	Power of attorney

(a)

Each other Party (“Appointing Party”) appoints the Operator its true and lawful attorney to sign any documents, make any filings and applications and do any other acts as may be necessary to implement or otherwise give effect to clause 3.5, this clause 12, clause 16.4(c) and clause 16.4(d). This power of attorney is irrevocable for the term of this Agreement and is coupled with an interest. If requested, each Party shall execute a form prescribed by the Operating Committee (which will be required to be executed as a deed) setting forth this power of attorney in more detail.

(b)

The Appointing Party declares that all acts, matters and things done by the Operator in exercising powers under this power of attorney will be as valid and effective as if they had been done by the Appointing Party, except in the case of any fraud or wilful misconduct by the Operator in exercising powers under this power of attorney.

12.8	Specific performance

A Party is entitled to seek specific performance as a remedy for any breach or threatened breach by a Party of this clause 12, in addition to any other remedies available to them at law or in equity.

12.9	General

(a)

All stamp duty which may be payable or determined to be payable on or in respect of any act or transaction contemplated by this clause 12, on any instrument entered into under this clause 12 will be borne by the Participating Parties in proportion to their participating interest in the New Area Joint Venture.

(b)	Clause 17 (including any transfer restriction in clause 17.2 does not apply to, or otherwise restrict or limit, this clause 12.

(c)

Any clause of this Agreement which operates to restrict the Operator or Tamboran from contracting with an Affiliate (including, for the avoidance of doubt, any restriction contained in clause 5.9(c)(vi), 6.7(b), 24.1(a), 24.3(a), 24.3(b)(ii)) does not operate to restrict or otherwise prohibit any action under clause 7.2 or 7.3.

13.	Default

13.1	Default and Notice

(a)	Any Party that fails to:

(i)	pay when due its share of Joint Account charges (including Cash Calls and interest) or its share of charges in respect of a Reduced Interest Operation (including Cash Calls and interest);

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(ii)	provide when due and maintain any Security required of such Party under the Permits, Laws or this Agreement; or

(iii)	perform its indemnity obligations under the Permits or this Agreement,

shall be in default under this Agreement (a “Defaulting Party”). Operator, or any non-defaulting Party in case Operator is in default under this Agreement, shall promptly give notice of such default (a “Default Notice”) to the Defaulting Party and each of the other Parties.

(b)

For the duration of the Default Period, the Party in default shall be a Defaulting Party for the purposes of this Agreement. All Amounts in Default and third-party costs of obtaining and maintaining a Security held by the non-defaulting Parties or the funds paid by the Parties to allow the Operator to obtain or maintain such Security, shall bear interest at the Agreed Interest Rate from the due date to the date of receipt of payment.

13.2	Operating Committee Meetings, Data

(a)	The Defaulting Party has no right, during the Default Period, to:

(i)	call or attend Operating Committee or subcommittee meetings;

(ii)	vote on any matter coming before the Operating Committee or any subcommittee;

(iii)	have access to any data or information relating to any operations under this Agreement;

(iv)	consent to or reject data trades between the Parties and third parties, nor access any data received in such data trades;

(v)	consent to or reject any Transfer or otherwise exercise any other rights with respect to Transfers under this clause 13 or clause 17;

(vi)	withdraw from this Agreement;

(vii)	exercise re-instatement rights under clause 11.3;

(viii)	receive its Entitlement under clause 13.4 (or any other relevant clause) and the Deed of Cross Security; or

(ix)	take assignment of any portion of another Party’s Participating Interest if such other Party is either in default or withdrawing from this Agreement.

(b)	During the Default Period the Defaulting Party, may not transfer all or part of its Participating Interest, except to non-defaulting Parties under this clause 13.

(c)	Notwithstanding any other provisions in this Agreement, during the Default Period:

(i)

unless agreed otherwise by the non-defaulting Parties, the voting interest of each non-defaulting Party shall be equal to the ratio such non-defaulting Party’s Participating Interest bears to the total Participating Interests of the non-defaulting Parties;

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(ii)	any matters requiring a unanimous vote or approval of the Parties shall not require the vote or approval of the Defaulting Party;

(iii)

the Defaulting Party shall be deemed to have elected not to participate in any operations that are voted upon during the Default Period, to the extent such an election would be permitted by this clause 13;

(iv)	the Defaulting Party shall be deemed to have approved, and shall join with the non-defaulting Parties in taking, any other actions voted on during the Default Period; and

(v)	the Defaulting Party will continue to receive Cash Calls and Joint Account statements and billing.

13.3	Allocation of Defaulted Amounts

(a)	The Party providing the Default Notice under clause 13.1(a) shall include in the Default Notice to each non-defaulting Party a statement of:

(i)	the amount that the non-defaulting Party shall pay as its portion of the Amount in Default; and

(ii)

if the Defaulting Party has failed to obtain or maintain any Security referred to in clause 13.1(a)(ii) in full force and effect, the type and amount of the Security the non-defaulting Parties shall post and maintain, or the funds they shall pay in order to allow Operator, or (if Operator is in default) the notifying Party, to post and maintain such Security.

Unless otherwise agreed, the non-defaulting Parties shall satisfy the obligations for which the Defaulting Party is in default in proportion to the ratio that each non-defaulting Party’s Participating Interest bears to the Participating Interests of all non-defaulting Parties.

(b)

If the Defaulting Party remedies its default in full before the Default Period commences, the notifying Party shall promptly notify each non-defaulting Party by telephone and/or email, and the non-defaulting Parties shall be relieved of their obligations under clause 13.3(a). Otherwise, each non-defaulting Party shall satisfy its obligations under clause 13.3(a)(i) before the Default Period commences and its obligations under clause 13.3(a)(ii) within 10 Days after the Default Notice. If any non-defaulting Party fails to satisfy such obligations as required, such Party shall be a Defaulting Party subject to the provisions of this clause 13; provided however that, if the primary Defaulting Party remedies its default, the secondary Defaulting Party will no longer be in default in respect of the failure to satisfy the obligations of the Defaulting Party. The non-defaulting Parties shall be entitled to receive their respective shares of the Total Amount in Default payable by such Defaulting Party under this clause 13. The amounts advanced by a non-defaulting Party pursuant to this clause 13 will constitute a debt due by the Defaulting Party to the non-defaulting Party, payable on demand and bearing interest at the Agreed Interest Rate. Such debt must be satisfied by the Defaulting Party by payment of the Total Amount in Default to Operator (or if Operator is the Defaulting Party, to the notifying Party) as agent of the non-defaulting Parties. Upon receiving any payment from the Defaulting Party in full or in part satisfaction of such debt, Operator or notifying Party (as the case may be) must as soon as possible thereafter, distribute such payments in accordance with clause 13.7.

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(c)

At any time before the date of notice of exercise of the rights under clause 13.4(d) to compel the Defaulting Party to withdraw from this Agreement or to sell its Participating Interest, as applicable, a Defaulting Party may remedy its default by paying to the Operator the Total Amount in Default. A Party may pay a portion of its default by paying to the Operator less than the Total Amount in Default, but shall remain in default.

(d)

If Operator is a Defaulting Party, then all payments otherwise payable to the Joint Account under this Agreement shall be made to the notifying Party instead of to the Joint Account until the Operator’s default is cured or a successor Operator appointed.

(i)

The notifying Party shall maintain such funds in a segregated account separate from its own funds and shall apply such funds to third party claims due and payable from the Joint Account of which it has notice, to the extent Operator would be authorized to make such payments under this Agreement. The notifying Party shall be entitled to bill or Cash Call the other Parties under the Accounting Procedure for proper third party charges that become due and payable during such period to the extent sufficient funds are not available. When Operator has cured its Default or a successor Operator is appointed, the notifying Party shall turn over all remaining funds in the account to Operator and shall provide Operator and the other Parties with a detailed accounting of the funds received and expended during this period. The notifying Party shall not be liable for damages, losses, costs, or liabilities arising as a result of its actions under this clause 13.3(d), except to the extent Operator would be liable under clause 4.6.

(ii)

While the Operator is a Defaulting Party, the Operator shall continue to perform its other functions as the Operator that are not transferred to the notifying Party by this clause, until Operator is removed or resigns.

If more than one Party is a notifying Party, the Operating Committee shall decide which Party shall act as the notifying Party for the purposes of this provision.

(e)

If all Parties are Defaulting Parties, then the Parties shall be deemed to have collectively decided to withdraw, and the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of the Permits and Laws and to facilitate the sale, disposition or abandonment of property or interests held by the Joint Account, all under clause 2.

13.4 Remedies

(a)

During the Default Period, the Defaulting Party has no right to take in kind or separately dispose of its Entitlement, which Entitlement shall vest in and be the property of the non-defaulting Parties in accordance with the Deed of Cross Security. Pursuant to the Deed of Cross Security, Operator (or the notifying Party if Operator is a Defaulting Party) shall be authorized and under clause 13.4(g) has a power of attorney to take and sell such Entitlement in an arm’s-length sale on terms that are commercially reasonable under the circumstances and, after deducting all costs and liabilities incurred in connection with such sale pay the net proceeds to the non-defaulting Parties in proportion to the amounts they are owed by the Defaulting Party as a part of the Total Amount in Default (in payment of first the interest and then the principal) and apply such net proceeds toward the establishment of the Reserve Fund, if applicable, until the Total Amount in Default is recovered and such Reserve Fund is established. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall be carried forward as an Amount in Default. When making sales under the Deed of Cross Security, the non-defaulting Parties shall have no obligation to share any existing market or obtain a price equal to the price at which their own production is sold.

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(b)

If Operator disposes of any Joint Property or if any other credit or adjustment is made to the Joint Account during the Default Period, Operator (or the notifying Party if Operator is a Defaulting Party) shall be entitled to apply the Defaulting Party’s Participating Interest share of the proceeds of such disposal, credit, or adjustment against the Total Amount in Default (against first the interest and then the principal) and toward the establishment of the Reserve Fund, if applicable. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall be carried forward as an Amount in Default.

(c)

The non-defaulting Parties shall be entitled to apply the net proceeds received under clauses 13.4(a) and 13.4(b) toward the creation of a reserve fund (the “Reserve Fund”) in an amount equal to the Defaulting Party’s Participating Interest share of:

(i)	the estimated Decommissioning Costs, to the extent the Parties have not provided for Decommissioning Security under clause 15;

(ii)	the estimated cost of severance benefits for local employees upon cessation of operations; and

(iii)	any other identifiable costs that the non-defaulting Parties anticipate will be incurred in connection with the cessation of operations.

Upon the conclusion of the Default Period, all amounts held in the Reserve Fund shall be returned to the Party previously in Default.

(d)

If a Defaulting Party fails to fully remedy all its defaults by the 30th Day of the Default Period, or by the 15th Day of the corresponding Default Period of any subsequent default occurring within 12 Months of the preceding default, then, without prejudice to any other rights available to each non-defaulting Party to recover its portion of the Total Amount in Default, at any time afterwards until the Defaulting Party has cured its defaults:

(i)

any non-defaulting Party shall have the option, exercisable in its discretion at any time, to require that the Defaulting Party offer to completely withdraw from this Agreement and assign all of its Participating Interest, as described in clause 13.4(e);

(ii)

any non-defaulting Party shall have the option, exercisable in its discretion at any time, to require that the Defaulting Party offer to sell and assign all of its Participating Interest to any non-defaulting Parties wishing to purchase such Participating Interest, as described in clause 13.4(f);

(iii)	any non-defaulting Party shall have the option, exercisable in its discretion at any time to exercise the Dilution Remedy, as described in clause 13.4(g); and/or

(iv)	any non-defaulting Party shall have the option, exercisable in its discretion at any time, to enforce the Deed of Cross Security in accordance with its terms.

Such options shall be exercised by providing notice of such election to the Defaulting Party and each non-defaulting Party. Until the Defaulting Party’s Participating Interest has been assigned in full under this clause 13.4, each option is cumulative, not exclusive. The exercise of one option that does not result in the assignment of the Defaulting Party’s Participating Interest shall not preclude the non-defaulting Parties

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from exercising such option again, or from exercising another option; provided that if an option set out in clause 13.4(d)(ii) or clause 13.4(d)(iii) is exercised, then the other options may not be exercised unless and until the non-defaulting Parties have been deemed to have elected not to acquire all or part of the Participating Interest of the Defaulting Party under clause 13.4(f) or clause 13.4(g), as applicable. All costs pertaining to any such assignment (including any stamp duty incurred on the documents signed to effect such assignment) shall be the responsibility of the Defaulting Party.

(e)

If the option set out in clause 13.4(d)(i) is exercised, the Defaulting Party shall be deemed to have proposed to withdraw and assign, under clause 18.6, effective on the date of the non-defaulting Party’s or Parties’ notice, its Participating Interest to the non-defaulting Parties; provided that any non-defaulting Party that did not join in the notice of exercise of such option shall have the right exercisable for 10 Days from the date of such notice to notify the other non-defaulting Parties that it refuses to accept such proposed assignment. In the absence of an agreement to the contrary among the non-defaulting Parties willing to accept an assignment, any assignment to the non-defaulting Parties after a withdrawal under this clause 13.4(e) shall be in proportion to the Participating Interests of the non-defaulting Parties, excluding any non-defaulting Party that has given notice that it refuses to accept such proposed assignment.

(f)

In connection with the option set out in clause 13.4(d)(ii) each Party grants to each of the other Parties the right and option to acquire (the “Buy-Out Option”) under clause 13.4(f)(i) all of its Participating Interest for the consideration determined under clause 13.4(f)(ii) and paid under clause 13.4(f)(ii).

(i)

Each non-defaulting Party may, but shall not be obliged to, exercise such Buy-Out Option by notice to the Defaulting Party and each other non- defaulting Party (the “Buy-Out Notice”). The Defaulting Party shall be deemed to have proposed to sell and assign, effective on the date of the Buy- Out Notice, its entire Participating Interest to the non-defaulting Parties having exercised the Buy-Out Option (each, an “Acquiring Party”). Any other non-defaulting Party that gives a Buy-Out Notice within 30 Days after the Buy-Out Option is first exercised by an Acquiring Party shall also become an Acquiring Party. Any non-defaulting Party that fails to exercise its Buy-Out Option during such 30 Day period shall be deemed to have elected not to become an Acquiring Party, and its Buy-Out Option with respect to the Defaulting Party shall terminate. Each Acquiring Party shall be deemed to have proposed to acquire a proportion of the Participating Interest of the Defaulting Party equal to the ratio of such Acquiring Party’s Participating Interest to the total Participating Interests of all Acquiring Parties and pay such proportion of the Buy-Out Price, unless they otherwise agree.

(ii)	The “Buy-Out Price” shall be determined as follows:

Each Acquiring Party shall specify in its Buy-Out Notice a value for the Defaulting Party’s entire Participating Interest. Within five Days after the 30 Day period after the Buy-Out Option is first exercised, the Defaulting Party shall:

(A)

notify the Acquiring Parties that it accepts, with respect to each Acquiring Party, such Acquiring Party’s proportionate share of the value specified by such Acquiring Party in its Buy-Out Notice (in which case this value is, with respect to such Acquiring Party, the Buy-Out Price); or

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(B)

refer the Dispute to an independent expert pursuant to clause 23.3 for determination of the value of its entire Participating Interest (in which case each Acquiring Party’s proportionate share of the value determined by such expert shall be deemed the Buy-Out Price with respect to each such Acquiring Party).

If the Defaulting Party fails to so notify the Acquiring Parties, then the Defaulting Party shall be deemed to have accepted, with respect to each Acquiring Party, such Acquiring Party’s proportionate share of the value proposed by such Acquiring Party as the Buy-Out Price. If the valuation of the Defaulting Party’s Participating Interest is referred to an expert, such expert shall determine the Buy-Out Price which shall be deemed to be equal to the fair market value of the Defaulting Party’s entire Participating Interest, less the following:

(C)	the Total Amount in Default;

(D)	all costs, including the costs of the expert, to obtain such valuation; and

(E)	a discount of the fair market value of the Defaulting Party’s Participating Interest.

For the purposes of this clause 13.4(f)(ii), the discount referred to in (E) above means (in the following order of priority):

(F)	ten per cent;

(G)	five per cent;

(H)	four per cent;

(I)	three per cent, and

each of paragraphs (F), (G), (H) and (I) shall operate as a separate clause with respect to paragraph (E), each resulting clause being severable from each other resulting clause. If any of such resulting clause is invalid and unenforceable for any reason, that invalidity or unenforceability does not prejudice or in any way affect the validity or enforceability of any other separate resulting clause.

(iii)	The Buy-Out Price shall be paid to the Defaulting Party in four instalments, each equal to 25% of the Buy-Out Price as follows:

(A)

the first instalment shall be due and payable to the Defaulting Party within 15 Days after the date on which the Defaulting Party’s Participating Interest is effectively assigned to the Acquiring Parties (the “Assignment Date”);

(B)	the second instalment shall be due and payable to the Defaulting Party within 180 Days after the Assignment Date;

(C)	the third instalment shall be due and payable to the Defaulting Party within 365 Days after the Assignment Date; and

(D)	the fourth instalment shall be due and payable to the Defaulting Party within 545 Days after the Assignment Date.

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(iv)

On the Assignment Date the Total Amount in Default shall be deemed to have been satisfied, and if the assignment under clause 13.4(f) was to fewer than all of the non-defaulting Parties, the Acquiring Parties in proportion to their proportionate share of the Buy-Out Price shall pay to each non- defaulting Party that was not an Acquiring Party the portion of the Total Amount in Default owed to such non-defaulting Party.

(g)	In connection with the option set out in clause 13.4(d)(iii) each Defaulting Party grants to each of the other Parties the right and option to exercise the Dilution Remedy under clause 13.4(h).

(h)

Each non-defaulting Party may, but shall not be obliged to, exercise the Dilution Remedy by notice to the Defaulting Party and each other non-defaulting Party (the “Dilution Notice”). If a Dilution Notice is issued then:

(i)

the Participating Interest of the Defaulting Party will be reduced and the Participating Interest of the non-defaulting Parties will be increased in accordance with the following formula and this clause 13.4(h); ;

(ii)

the Well Interests of the Defaulting Party will be reduced by an equivalent proportion to the reduction that occurs in respect of the Defaulting Party’s Participating Interest and the non-defaulting Parties’ Well Interest will be increased by an equivalent proportion to which their Participant Interest is increased; and

(iii)

for the purposes of any future Proposed New Operation in an existing DSU in which the Defaulting Party has any Well Interests, the Defaulting Party’s Initial Reduced Interest for such a DSU will be reduced by an equivalent proportion to the reduction that occurs in respect of the Defaulting Party’s Participating Interest,

(“Dilution Remedy”):

A = (D/T x 100) x M

Where:

“A” is the amount of percentage points (to the nearest four (4) decimal points) by which the Participating Interest of the Defaulting Party is reduced (“Dilution Amount”). If the Defaulting Party is more than one entity, then the Dilution Amount will, unless otherwise agreed by those entities, be allocated between those entities in the ratio that their respective Participating Interests bear to the sum of the Participating Interests of all of those entities;

“D” is the Total Amount in Default;

“T” is equal to the sum of all Cash Calls to all Parties under this Agreement from the Effective Date up to the date of the last Default Notice; and

“M” is equal to 1.2.

(iv)

Any non-electing non-defaulting Party wishing to exercise the Dilution Remedy in conjunction with the non-defaulting Parties that issued the Dilution Notice must issue a notice to that effect to the Defaulting Party and each other non-defaulting Party within 10 Business Days of receiving the Dilution Notice. If no other non-defaulting Parties issue a notice within such 10 Business Day period, then the non-defaulting Party or Parties which issued

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the Dilution Notice must acquire the whole Dilution Amount in such proportions as they may agree or in the absence of agreement, in the ratio that their respective Participating Interests bear to the total of those Participating Interests. If one or more other non-defaulting Party issues a notice within such 10 Business Day period, then all of those non-defaulting Parties electing to exercise the Dilution Remedy must acquire the Dilution Amount in such proportions as they may agree or in the absence of agreement, in the ratio that their respective Participating Interest bears to the total of those Participating Interests.

(v)

Any Defaulting Party required to transfer the Dilution Amount or a portion of the Dilution Amount (and the relevant portion of any related Well Interests) to any non-defaulting Party pursuant to this clause 13.4 must execute all documents and do all such acts as may be required to give effect to the transfer of the Defaulting Party’s Dilution Amount (and the relevant portion of any related Well Interest) pursuant to this clause 13.4. Each Defaulting Party irrevocably appoints the non-defaulting Parties severally as its lawful attorney to act for it in its name for the purposes of doing all such acts and executing all such documents as may reasonably appear to a non-defaulting Party to be necessary or desirable to comply with the obligations of the Defaulting Party under this clause 13.4. The Defaulting Party will be bound by all acts of a non-defaulting Party as its attorney pursuant to this clause 13.4.

(vi)

At completion of the Dilution Remedy, the electing non-defaulting Parties must reimburse to those remaining non-defaulting Parties that did not participate in the Dilution Remedy, the respective amounts paid by such remaining non-defaulting Parties to the Operator pursuant to clause 13.3(a) in relation to the defaults in respect of which the Dilution Remedy was exercised, together with interest at the Agreed Interest Rate calculated over the period from the date that the payment was due from the Defaulting Party until reimbursement to such remaining non-defaulting Parties pursuant to this clause 13.4.

(vii)

Dilution of the Defaulting Party’s Participating Interest (and the relevant portion of any related Well Interests) in accordance with this clause 13.4 constitutes full satisfaction and discharge of that portion of the Total Amount in Default in respect of which the Dilution Remedy was exercised.

(viii)

The effective date of dilution of a Defaulting Party’s Participating Interest (and the relevant portion of any related Well Interests) pursuant to this clause 13.4 will be the first Day of the Month following the date on which the Non- Defaulting Party or non-defaulting Parties elected to exercise the Dilution Remedy under clause 13.4(d)(iii).

(ix)

The non-defaulting Parties will, subject to any changes to their Participating Interests and Well Interests as a result of the exercise of the Dilution Remedy pursuant to this clause 13.4(h) continue to meet their obligations under clause 13.3(a) throughout and after any exercise of the Dilution Remedy.

(i)

The Defaulting Party shall promptly join in such actions as may be necessary or desirable to obtain any Government approvals required regarding such proposed withdrawal and assignment. The non-defaulting Parties shall use reasonable endeavours to assist the Defaulting Party in obtaining such approvals. Any penalties, damages, losses, costs (including reasonable legal costs and attorneys’ fees) and liabilities incurred by the Parties in connection with such proposed withdrawal and assignment shall be borne by the Defaulting Party.

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(j)

If the Government does not approve the Defaulting Party’s proposed withdrawal and assignment, then the non-defaulting Parties (excluding any non-defaulting Party that has given notice that it refuses to accept such proposed assignment) shall have the right to retract the notice of proposed withdrawal and assignment by notice to all Parties. The acceptance by a non-defaulting Party of any portion of a Defaulting Party’s Participating Interest (and portion of any related Well Interests) shall not limit any rights or remedies that such non-defaulting Party has to recover any remaining balance plus interest owing under this Agreement by the Defaulting Party.

(k)

For purposes of clause 13.4(e), 13.4(f), 13.4(h), or in relation to the Deed of Cross Security, as elected, the Defaulting Party shall, without delay after any request from the non-defaulting Parties, do any act required to be done by the Laws and any other applicable laws in order to render the sale of its Entitlement and/or assignment of its Participating Interest legally valid, including obtaining all necessary Governmental consents and approvals, and shall sign any document and take such other actions as may be necessary in order to effect a prompt and valid sale of its Entitlement and/or assignment of its Participating Interest.

(l)

The Defaulting Party shall promptly remove any Encumbrances which may exist on the date of sale of its Entitlement and/or assignment of its Participating Interests and related Well Interests (other than any existing Encumbrances that affect all Parties in proportion to their Participating Interests). If all Government approvals are not timely obtained, the Defaulting Party shall to the extent allowed under the Permits and applicable Laws hold its Participating Interest in trust or escrow arrangement for the benefit of the non-defaulting Parties who are entitled to receive it.

(m)

Each Party appoints each other Party its true and lawful attorney to sign such instruments and make such filings and applications as may be necessary to make such sale or assignment legally effective and to obtain any necessary consents of the Government. Actions under this power of attorney may be taken by any Party individually without the joinder of the others. This power of attorney is irrevocable for the term of this Agreement and is coupled with an interest. If requested, each Party shall execute a form prescribed by the Operating Committee setting forth this power of attorney in more detail.

(n)

The non-defaulting Parties shall be entitled to recover from the Defaulting Party all reasonable attorneys’ fees and all other reasonable costs sustained in the collection of amounts owing by the Defaulting Party.

(o)

The rights and remedies granted to the non-defaulting Parties in this clause 13 shall be cumulative, not exclusive, and shall be in addition to any other rights and remedies that may be available to the non-defaulting Parties, whether at law, in equity or otherwise. Each right and remedy available to the non-defaulting Parties may be exercised from time to time and so often and in such order as may be considered expedient by the non-defaulting Parties in their sole discretion.

13.5	Survival

The obligations of the Defaulting Party and the rights of the non-defaulting Parties shall survive the surrender, expiry or termination of the Permits, Decommissioning, and termination of this Agreement.

13.6	No Right of Set Off

Each Party acknowledges and accepts that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party that becomes a Defaulting Party undertakes that,

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in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this clause 13, such Party hereby waives any right to raise by way of set off or invoke as a defence, whether in law or equity, any failure by any other Party to pay amounts due and owing under this Agreement or any alleged claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Each Party further agrees that the nature and the amount of the remedies granted to the non-defaulting Parties are reasonable and appropriate in the circumstances.

13.7	Payment by the Defaulting Party

(a)

The Defaulting Party may at any time before the non-defaulting Parties exercise their remedies under clause 13.4(d), remedy its default by paying the Total Amount in Default to Operator (or, if Operator is the Defaulting Party, the relevant notifying Party) for the account of each of the non-defaulting Parties who have advanced monies to Operator pursuant to clause 13.3(a) in respect of such default.

(b)

Any payment made by the Defaulting Party to Operator (or, if Operator ls the Defaulting Party, the relevant notifying Party) pursuant to this Agreement while the Defaulting Party is in default must be applied to the Total Amount in Default or any outstanding portion thereof in accordance with the priorities set out in clause 13.7(c) and in the inverse order to the dates on which they became due notwithstanding any instructions from the Defaulting Party to the contrary.

(c)

Subject to clause 13.7(b), any payment made by the Defaulting Party to Operator (or, if Operator is the Defaulting Party, the relevant notifying Party) in relation to any default at any time must be distributed and applied in accordance with the following priorities:

(i)	first, in payment of the accrued interest portion of the Total Amount in Default;

(ii)

second, to the extent that any non-defaulting Party has advanced monies to Operator towards the satisfaction of the default, in payment to each such non-defaulting Party in the proportion that the amounts advanced by each such non-defaulting Party towards the satisfaction of the default bears to the Total Amount in Default; and

(iii)	third, in payment of the balance of the Total Amount in Default (if any) excluding the accrued interest.

13.8	No Relief from Forfeiture

(a)

Each Party acknowledges and agrees that the provisions of this clause 13 are, given the nature and risks of petroleum exploration, development and production (in particular, the high costs and risks associated with exploration, appraisal, development studies and the subsequent development of facilities and infrastructure in remote Australian locations), reasonable, fair and equitable.

(b)

The Parties acknowledge that it is essential for the commercial viability of the Joint Operations that the Parties comply promptly with their financial obligations under this Agreement as any default which continues for a substantial period places a severe burden on the non-defaulting Parties, given the nature of and high risks associated with petroleum exploration, appraisal, development and production.

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(c)

The Parties have arrived at the provisions of this clause 13 after careful consideration of their respective rights when in default and each Party agrees that the nature and the amount of the remedies granted to the non-defaulting Parties under clause 13 are reasonable and appropriate in the circumstances. To the extent that any provision herein constitutes forfeiture or a penalty, and to the extent permitted by law, each Party unconditionally waives any and all rights, remedies or powers it may have at law, in equity, or by stature to relief against forfeiture or penalty if such provision is invoked or enforced.

14.	Disposition of Production

14.1	Right and Obligation to Take in Kind

(a)	Except as otherwise provided in this clause 14 or in clause 13, each Party shall have the right and obligation to own, take in kind and separately dispose of its Entitlement.

(b)

Where permitted to do so without breaching any Competition Laws and, where necessary in the case of existing binding obligations on a Party, the consent of the counterparty to those binding obligations is obtained, the Parties agree to jointly market Crude Oil and Natural Gas produced from an Exploitation Area by Joint Operations (including the Reduced Interest Operations) in which all Parties are participating (including as a Reduced Interest Party).

14.2	Disposition of Crude Oil

Crude Oil to be produced from an Exploitation Area shall be taken and disposed of in accordance with an oil lifting agreement based upon such principles as are commonly used in the international petroleum industry (such principles to be agreed as part of the Development Plan in accordance with clause 6.3), such oil lifting agreement to be agreed between the Parties no later than 30 Days prior to the commencement of Production Operations.

14.3	Disposition of Natural Gas

Natural Gas to be produced from an Exploitation Area shall be taken and disposed of under a gas balancing agreement based upon such principles as are commonly used in the international petroleum industry (such principles to be agreed as part of the Development Plan in accordance with clause 6.3), such gas balancing agreement to be agreed between the Parties no later than 30 Days prior to the commencement of Production Operations.

14.4	Production Forecasts

(a)

No later than the first Day of the Calendar Month preceding the Calendar Month in which Production Operations are scheduled to begin, and afterwards on the first Day of each Calendar Quarter, the Operator shall provide the Parties with a Production Forecast. A “Production Forecast” shall consist of the estimated average daily rate of production of Hydrocarbons of each type and grade for each Calendar Month during each of the next succeeding two Financial Years and, if there are multiple Delivery Points, the estimated quantities to be delivered to each Delivery Point.

(b)

If at any time the Operator becomes aware that a change has taken place or will take place that in Operator’s judgment has caused or will cause a variance of 10 per cent or more from any figure appearing in the latest Production Forecast. The Operator shall promptly notify each Party of the following:

(i)	the reason for such variance, its estimated magnitude, the date and time the change is expected to begin, and the estimated duration thereof; and

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(ii)

the Operator’s revised Production Forecast for the period covered by the current Production Forecast based on such variance, along with all other requirements for a Production Forecast under clause 14.4(a).

(c)

The Production Forecast delivered under clause 6.3(a)(iii) and the Production Forecasts under this clause are only estimates. Actual production may vary based upon reservoir performance, variations in well deliverability and the composition of the produced substances, actions of the Government and other third parties, maintenance and repair obligations and Force Majeure, among other factors.

15.	Decommissioning and Abandonment

15.1	Decommissioning of Joint Facilities

(a)

A decision to Decommission any facilities and/or equipment, other than wells, that were acquired for or contributed to the Joint Account, shall require the approval of the Operating Committee. In connection with such proposal Operator shall give notice to all Parties listing such facilities and equipment together with Operator’s latest estimate of Decommissioning Costs.

(b)

lf any Party fails to reply within the period prescribed in clause 5.12(a)(i) or clause 5.12(a)(iii), whichever applies, after delivery of notice of Operator’s proposal to Decommission such facilities and/or equipment, such Party shall be deemed to have consented to the proposed Decommissioning.

(c)

If the Operating Committee votes to Decommission such facilities and/or equipment, then subject to the Permits and applicable Laws, each Party shall have an option to take over as a Reduced Interest Operation any or all of such facilities and/or equipment located or held for use in the Permit Area and any Security for Decommissioning Costs, which option shall be exercisable until the Decommissioning Response Deadline. If one or more Parties elect to take over any such facilities, such equipment, and/or such Security, each such Party so electing shall in the proportion that its Participating Interest bears to the total of the Participating Interests of the other Parties so electing:

(i)

assume responsibility for all Decommissioning Costs for the facilities and/or equipment that is taken over and indemnify the other Parties and the Operator (in its role as such) from all damages, losses, costs (including reasonable legal costs and attorneys’ fees), and liabilities associated with Decommissioning of such facilities and/or equipment; and

(ii)

provide Security for the Decommissioning Costs, calculated as of the date of transfer to such Parties, which Security may not be released before completion of Decommissioning without the written consent of the other Parties.

Notwithstanding the terms of this clause 15.1(c), the Parties collectively, in proportion to their Participating Interests, shall remain liable for, and indemnify the Parties electing to take over such Joint Property from, any damages, losses, costs (including reasonable legal costs, and attorneys’ fees), and liabilities attributable to such Joint Property that arose from acts or omissions that occurred before the Decommissioning Response Deadline, without regard to whether such damages, losses, costs (including reasonable legal costs, and attorneys’ fees), and liabilities arose before or after the Decommissioning Response Deadline.

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(d)

All rights to facilities and/or equipment transferred under clause 15.1(c) are transferred on an “as is” basis without warranties expressed or implied, including warranties as to merchantability, fitness for a particular purpose, conformity to models or samples of materials, use, maintenance, condition, capacity or capability. If any such facilities and/or equipment are transferred to one or more Parties under this clause 15.1, rights to use data and information concerning such facilities and/or equipment shall also be transferred to such Parties. The transfer of such rights is subject to the terms of the Permits and the Laws and is without prejudice to any rights of the Government concerning such data and information under the Permits or the Laws.

(e)

If the Operating Committee votes to Decommission any facilities and/or equipment referred to in clause 15.1(a) and no Party exercises its rights under clause 15.1(c) to take over such facilities and/or equipment, the Operator shall endeavour to recover and dispose of as much of the Joint Property as it can economically and reasonably be recovered or as may be required to be recovered under the Permits and the Laws, and the net cost or net proceeds therefrom shall be charged or credited to the Joint Account.

(f)	The Operator shall, as and when requested by the Operating Committee, prepare and present to the Operating Committee to review and approve estimates of:

(i)

the cost and any net sale or salvage value of decommissioning any installations, facilities and pipelines used in connection with the Joint Operations (including without limitation the demolition and removal thereof, and any necessary site reinstatements); and

(ii)	the proceeds from the sale of the remaining economically recoverable reserves from the Joint Property.

15.2	Abandonment of Wells Drilled as Joint Operations

(a)	A decision to plug and abandon any well that was drilled as a Joint Operation shall require the approval of the Operating Committee.

(b)

If any Party fails to reply within the period prescribed in clause 5.12(a)(i) or clause 5.12(a)(iii), whichever applies, after delivery of notice of Operator’s proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment.

(c)

If the Operating Committee approves a decision to plug and abandon an Exploration Well or Appraisal Well, subject to the Laws, any Party voting against such decision may propose (within the time periods allowed by clause 5.12(a)) to conduct an alternate Reduced Interest Operation in the wellbore. If no Reduced Interest Operation is timely proposed, or if a Reduced Interest Operation is timely proposed but is not commenced within the applicable time periods under clause 10.2(b), such well shall be plugged and abandoned.

(d)	Any well plugged and abandoned under this Agreement shall be plugged and abandoned under the Laws and at the cost and risk of the Parties who participated in the cost of drilling such well.

(e)	Notwithstanding anything to the contrary in this clause 15.2:

(i)

if the Operating Committee approves a decision to plug and abandon a well from which Hydrocarbons have been produced and sold, subject to the Laws, any Party voting against the decision may propose a Proposed New

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Operation within five Days after the time specified in clause 5.6, clause 5.12(a)(i) or clause 5.12(a)(iii), whichever applies, has expired, to take over the entire well as a Reduced Interest Operation. Any Party originally participating in the well shall be entitled to participate in the operation of the well as a Reduced Interest Operation by response notice within 10 Days after receipt of the notice proposing the Proposed New Operation;

(ii)	in such event, the Well Interest Parties shall be entitled to conduct a Reduced Interest Operation in the well;

(iii)

each Non-Well Interest Party shall be deemed to have transferred to the Well Interest Parties in proportion to their Well Interests all of its interest in the wellbore of a produced well and related equipment for consideration of $1.00. The Well Interest Parties shall afterwards bear all cost and liability of plugging and abandoning such well under the Laws in proportion to their Well Interest, to the extent the Parties are or become obliged to contribute to such costs and liabilities, and the Well Interest Parties shall indemnify the Non-Well Interest Parties against all such costs and liabilities; and

(iv)

subject to clause 11.6(e), Operator shall continue to operate a produced well for the account of the Well Interest Parties at the rates and charges contemplated by this Agreement, plus any additional costs that may arise as the result of the separate allocation of interest in such well.

15.3	Decommissioning and Abandonment of Reduced Interest Operations

This clause 15 shall apply mutatis mutandis to the Decommissioning of facilities and/or equipment acquired for a Reduced Interest Operation and abandonment of a Reduced Interest Well or any well in which a Reduced Interest Operation has been conducted (in which event all Parties having the right to conduct further operations in such well shall be notified and have the opportunity to conduct Reduced Interest Operations in the well under this clause 15).

15.4	Provision for and Conduct of Decommissioning and Abandonment

If under the Permits or the Laws, the Parties are or become obliged to pay or contribute to the cost of ceasing operations, then during preparation of a Development Plan, the Parties shall:

(a)	make a preliminary plan for the Decommissioning of facilities and/or equipment and the abandonment of wells;

(b)	under Annexure E, furnish Security for Decommissioning; and

(c)	conduct the Decommissioning of facilities and/or equipment and the abandonment of wells and the Permit Area.

Nothing set out in Annexure E shall remove, vitiate or otherwise annul the obligation of any Party to meet in full its liability to pay its Participating Interest share of Decommissioning.

16.	Surrender, Relinquishment, Extensions and Renewals

16.1	Surrender and Relinquishment

If a Permit or the Law requires the Parties to surrender or relinquish any portion of the Permit Area, Operator shall advise the Operating Committee of such requirement at least 90 Days in advance of the earlier of the date for filing irrevocable notice of such surrender or

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relinquishment or the date of such surrender or relinquishment. Before the end of such period, the Operating Committee shall determine under clause 5 the size and shape of the surrendered or relinquished area, consistent with the requirements of the Permit and the Law. If a sufficient vote of the Operating Committee cannot be attained, then the proposal supported by a simple majority of the Participating Interests shall be adopted. If no proposal attains the support of a simple majority of the Participating Interests, then the proposal receiving the largest aggregate Participating Interest vote shall be adopted. In the event of a tie, Operator shall choose among the proposals receiving the largest aggregate Participating Interest vote. The Parties shall sign any documents and take such other actions as may be necessary to effect the surrender or relinquishment. Each Party renounces all claims and causes of action against Operator and any other Parties on account of any area surrendered or relinquished in accordance with the foregoing but against its recommendation if Hydrocarbons are later discovered under the surrendered or relinquished area.

16.2	Extension of the Term

Notwithstanding a decision of the Operating Committee made under clause 5, any Party shall have the right to enter into or extend the term of any Exploration Period or Exploitation Period or any phase of the Permits or to extend the term of the Permits, regardless of the level of support in the Operating Committee. If any Party takes such action, any Party not wishing to extend shall have a right to withdraw, subject to the requirements of clause 18.

16.3	Renewal

(a)	Not later than three months before the last Day for submission of an application for renewal of a Permit, Operator shall submit to each Party either a program (Renewal Program) being:

(i)	a recommended Work Program and an estimate of expenditure; and

(ii)	(if relevant) a suggested area for surrender or relinquishment, or a recommendation not to renew the Permit.

(b)

By no later than 15 Days after receipt of the Renewal Program as submitted by the Operator pursuant to clause 16.3(a), any Party may propose an alternative Renewal Program for the Operating Committee to consider pursuant to clause 16.3(c)

(c)

The Renewal Program or any alternative Renewal Program must be considered at the next meeting of the Operating Committee which shall be held within 30 Days of delivery of the Renewal Program by the Operator pursuant to clause 16.3(a).

(d)	The Parties shall endeavour at the meeting of the Operating Committee to unanimously approve the Renewal Program or any alternative Renewal Program or any modified versions of such programs.

(e)

Failing such approval, the meeting of the Operating Committee shall be adjourned and reconvened no later than two (2) weeks before the last Day for submission of an application for renewal of the Permit.

(f)	If a Renewal Program is then approved, Operator shall submit an application as required by the Petroleum Act on behalf of all Parties.

(g)

If Operating Committee approval cannot be obtained in time to allow the application to be submitted as required by the Petroleum Act, Operator shall lodge the application accompanied by the Renewal Program with the lowest expenditure commitment that it reasonably considers will meet the requirements of a minimum acceptable application.

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Acceptance of Renewal

(h)

If the Government informs the Parties that it is prepared to grant a renewal of the Permit on the terms of the application, then each Party must, within the period prescribed in the Petroleum Act, accept the offer of grant of renewal of the Permit and execute and deliver all or any such instruments as are required for this purpose.

(i)

If the Government informs the Parties that it is prepared to grant a renewal of the Permit upon different terms (“Revised Terms”) from those contained in the application, the Parties must endeavour to agree, within the time period for acceptance of an offer for grant of renewal, whether to accept the offer on the Revised Terms. If the Operating Committee agrees to accept such offer, then all Parties must within the due period prescribed in the Petroleum Act or by the Government accept the offer of the grant of renewal of the Permit on the Revised Terms and execute and deliver all or any such instruments as are required for this purpose.

Withdrawal

(j)	Following renewal of a Permit in accordance with this clause 16.3, any Party:

(i)	who voted against making an application pursuant to clause 16.3 may withdraw from the Agreement within 30 Days of such vote; or

(ii)	who voted against accepting the Revised Terms pursuant to clause 16.3, may withdraw from this Agreement within 10 Days of the offer to grant the renewal,

and clause 15 shall apply, mutatis mutandis, provided that the Party so electing to withdraw shall have no obligations or liabilities in respect of the renewed Permit and the effective date of withdrawal shall be deemed to be the last Day of the term of the Permit before it is renewed in accordance with this clause 16.

16.4	Retention Licence

(a)

If drilling operations in the Permit Area have established the presence of Hydrocarbons and the Operating Committee decides that the Hydrocarbons present in the Permit Area would support an application under the Petroleum Act for one or more Retention Licences in relation to the whole or part of the Permit Area, the Operator shall deliver to the Parties the details required for an application for the grant of a Retention Licence which must include a proposed Work Program and Budget. Thereafter the Operating Committee shall meet to consider, modify and then either approve, amend or reject the proposed Work Program and Budget. If the proposed application for the grant of a Retention Licence is approved the Operator shall forthwith, or as otherwise directed by the Operating Committee, lodge an application for a Retention Licence with the Government.

(b)

If Operating Committee approval cannot be obtained pursuant to clause 16.4(a) in time to allow the application for the grant of a Retention Licence to be submitted as required by the Petroleum Act and an application for renewal of the Permit cannot be made under clause 16.3 because of the halving rules in section 24 of the Petroleum Act, Operator shall lodge the application for the grant of a Retention Licence that it reasonably considers will meet the requirements.

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Acceptance of Retention Licence

(c)

If the Government informs the Parties that it is prepared to grant a Retention Licence on the terms of the application, then each Party must, within the period prescribed in the Petroleum Act, accept the offer of grant of the Retention Licence and execute and deliver all or any such instruments as are required for this purpose.

(d)

If the Government informs the Parties that it is prepared to grant the Retention Licence upon different terms (“Revised Licence Terms”) from those contained in the application, the Parties, acting through the Operating Committee, must endeavour to agree, within the time period for acceptance of an offer for grant of the Retention Licence, whether to accept the offer on the Revised Licence Terms. If the Operating Committee agrees to accept such offer, then all Parties must within the due period prescribed in the Petroleum Act or by the Government accept the offer of the grant of a Retention Licence on the Revised Licence Terms and execute and deliver all or any such instruments as are required for this purpose.

Withdrawal

(e)	Following the grant of a Retention Licence in accordance with this clause 16.4, any Party:

(i)	who voted against making an application pursuant to clause 16.4 may withdraw from the Agreement within 30 Days of such vote; or

(ii)	who voted against accepting the Revised Licence Terms pursuant to clause 16.4, may withdraw from this Agreement within 10 Days of the offer to grant the Retention Licence,

and clause 18 shall apply, mutatis mutandis, provided that the Party so electing to withdraw shall have no obligations or liabilities in respect of the Retention Licence and the effective date of withdrawal shall be deemed to be the last Day of the term of the Permit before the grant of the Retention Licence in accordance with this clause 16.

16.5	Production Licence

(a)	If:

(i)

drilling operations in the Permit Area have established the presence of Hydrocarbons and the Operating Committee decides that the Hydrocarbons present in the Permit Area would support an application under the Petroleum Act for one or more Production Licences in relation to the whole or part of the Permit Area; or

(ii)	the Parties are required by notice under the Petroleum Act to apply for a Production Licence,

the Operator shall deliver to the Parties the details required for an application for the grant of a Production Licence which must include a proposed Work Program and Budget. Thereafter the Operating Committee shall meet to consider, modify and then either approve, amend or reject the proposed Work Program and Budget. If the proposed application for the grant of a Production Licence is approved the Operator shall forthwith, or as otherwise directed by the Operating Committee, lodge an application for a Production Licence with the Government.

(b)

If Operating Committee approval cannot be obtained pursuant to clause 16.5(a) in time to allow the application for the grant of a Production Licence to be submitted as required by the Petroleum Act and an application for renewal of the Permit cannot be

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made under clause 16.3 because of the halving rules in section 24 of the Petroleum Act or because of section 22(2) of the Petroleum Act, Operator shall lodge the application for the grant of a Production Licence that it reasonably considers will meet the requirements.

(c)

All Parties to the relevant permit(s) that provide the pre-requisite tenure to apply for the Production Licence shall participate in the application for a Production Licence and, on grant, shall be a named titleholder. However, this shall not change the rights, liabilities and obligations of the Parties, including in relation to their Entitlement, under clauses 9, 10 and 11.

Acceptance of Production Licence

(d)

If the Government informs the Parties that it is prepared to grant a Production Licence on the terms of the application, then each Party must, within the period prescribed in the Petroleum Act, accept the offer of grant of the Production Licence and execute and deliver all or any such instruments as are required for this purpose.

(e)

If the Government informs the Parties that it is prepared to grant the Production Licence upon different terms (“Revised Production Licence Terms”) from those contained in the application, the Parties, acting through the Operating Committee, must endeavour to agree, within the time period for acceptance of an offer for grant of the Production Licence, whether to accept the offer on the Revised Production Licence Terms. If the Operating Committee agrees to accept such offer, then all Parties must within the due period prescribed in the Petroleum Act or by the Government accept the offer of the grant of a Production Licence on the Revised Production Licence Terms and execute and deliver all or any such instruments as are required for this purpose.

Withdrawal

(f)	Following the grant of a Production Licence in accordance with this clause 16.5, any Party:

(i)	who voted against making an application pursuant to clause 16.5 may withdraw from the Agreement within 30 Days of such vote; or

(ii)	who voted against accepting the Revised Licence Terms pursuant to clause 16.5, may withdraw from this Agreement within 10 Days of the offer to grant the Production Licence,

and clause 18 shall apply, mutatis mutandis, provided that the Party so electing to withdraw shall have no obligations or liabilities in respect of the Production Licence and the effective date of withdrawal shall be deemed to be the last Day of the term of the Permit before the grant of the Production Licence in accordance with this clause 16.

17.	Transfer of Interest or Rights and Changes in Control

17.1	Permit Obligations

Subject to the requirements of the Permits and the Petroleum Act,

(a)

any Transfer (except Transfers under clause 12, clause 13, clause 18 or any Transfers pursuant to the terms of the New Area Transitional and Interface Deed or New Area Land Access and Royalties Deed) shall be effective only if it satisfies the terms and conditions of clause 17.2; and

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(b)	a Party subject to a Change in Control must satisfy the terms and conditions of clause 17.3, as applicable.

If a Transfer subject to this clause or a Change in Control occurs without satisfaction (in all material respects) by the transferor or the Party subject to the Change in Control, as applicable, of the requirements of this Agreement, then each other Party shall be entitled to enforce specific performance of the terms of this clause, in addition to any other remedies (including damages) to that it may be entitled. Each Party agrees that monetary damages alone would not be an adequate remedy for the breach of any Party’s obligations under this clause.

17.2	Transfer

(a)

Except in the case of a Party transferring all of its Participating Interest or a Defaulting Party being diluted as a result of its default, or unless otherwise agreed, no Transfer shall be made by any Party that results in the transferor or the transferee holding a Participating Interest of less than 5 per cent or any interest other than a Participating Interest in the Permits and this Agreement.

(b)

Subject to the terms of clauses 4.9 and 4.10, the Party serving as Operator shall remain Operator after Transfer of a portion of its Participating Interest. In the event of a Transfer of all of its Participating Interest, except to an Affiliate, the Party serving as Operator shall be deemed to have resigned as Operator, effective on the date the Transfer becomes effective under this clause 14, in which event a successor Operator shall be appointed under clause 4.11. If Operator transfers all of its Participating Interest to an Affiliate, that Affiliate shall automatically become the successor Operator, provided that the transferring Operator shall remain liable for its Affiliate’s performance of its obligations.

(c)

Notwithstanding a Transfer, both the transferee and the transferring Party shall be liable to the other Parties for the transferring Party’s Participating Interest share of any obligations (financial or otherwise) that have vested, matured, or accrued under the Permits or this Agreement before such Transfer. Such obligations, shall include any proposed expenditure approved by the Operating Committee before the transferring Party notifying the other Parties of its proposed Transfer and shall also include costs of plugging and abandoning wells or portions of wells and Decommissioning facilities in which the transferring Party participated (or was required to bear a share of the costs pursuant to this sentence) to the extent such costs are payable by the Parties under the Permits.

(d)

A transferee has no rights in the Permits or this Agreement (except any notice and cure rights or similar rights that may be provided to a Lien Holder (as defined in clause 17.2(e)) by separate instrument signed by all Parties) unless and until:

(i)

such transferee expressly undertakes in an instrument reasonably satisfactory to the other Parties, which instrument is approved and registered in accordance with the Petroleum Act, to observe, discharge and perform all of the rights, liabilities and obligations of the transferor under the Permits and this Agreement to the extent of the Participating Interest being transferred to it and obtains any necessary Government approval for the Transfer and furnishes any guarantees required by the Government or the Permits on or before the applicable deadlines;

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(ii)	it executes and delivers to each of the Parties a deed of cross security in the same form as the Deed of Cross Security;

(iii)	if, under clause 15, Security for Decommissioning is required to be provided as at the effective date of the Transfer, it has put such Security for Decommissioning in place;

(iv)

the transferee and transferor do all things (such as obtaining consents, registrations and approvals, producing documents and getting documents completed and signed) as may be necessary to make each of the documents referred to in this clause 17.2(d) legally effective and the Parties shall provide all reasonable assistance in this regard;

(v)	in the case of a Transfer to a transferee other than:

(A)	an Affiliate;

(B)	Falcon or an Affiliate of Falcon in the case of a transfer by Tamboran;

(C)	a Transfer made in connection with the implementation of the Checkerboard Strategy or the provisions of clause 12; or

(D)	a Transfer made by Tamboran to a Tamboran Shareholder or an Affiliate of a Tamboran Shareholder,

each Party has consented in writing to such Transfer, which consent shall be denied only if the transferee fails to establish to the reasonable satisfaction of each Party its financial and technical capability, including enforceability of remedies under this Agreement against such transferee, to perform its payment obligations under the Permits and this Agreement and its ability to comply with the provisions of clause 24.1; and

(vi)

in the case of a Transfer to an Affiliate, each Party has consented in writing to such Transfer, which consent shall be denied only if the transferee fails to establish to the reasonable satisfaction of each Party its ability to comply with the provisions of clause 24.1, and such Party shall obtain all approvals and consents required under the Laws / Regulations and Title for such Transfer.

(e)

Nothing contained in this clause 17 shall prevent a Party from Encumbering all or any undivided portion of its Participating Interest to a third party (a “Lien Holder”) as security relating to financing, provided that:

(i)

such Party shall remain liable for all obligations relating to such Participating Interest until the same has been transferred (except by way of Encumbrance) in accordance with the terms and subject to the conditions of this Agreement;

(ii)	the Encumbrance shall be subject to any necessary approval of the Government and be expressly subordinated to the rights of the other Parties under this Agreement; and

(iii)	such Party shall ensure that any Encumbrance shall be expressed to be without prejudice to the provisions of this Agreement.

(f)

Despite anything else in this clause 17 no Party is permitted to transfer a Pad Interest, a Well Interest, an interest in any JV Infrastructure or an interest in a DSU separately from its overall Participating Interest in the Permits.

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17.3	Change in Control

(a)

A Party subject to a Change in Control shall obtain any necessary Government approval with respect to the Change in Control and furnish any replacement Security required by the Government or the Permits on or before the applicable deadlines.

(b)

A Party subject to a Change in Control shall provide evidence reasonably satisfactory to the other Parties that after the Change in Control such Party shall continue to have the financial capability to satisfy its payment obligations under the Permits and this Agreement. If the Party that is subject to the Change in Control fails to provide such evidence, any other Party, by notice to such Party, may require such Party to provide Security satisfactory to the other Parties concerning its Participating Interest share of any obligations or liabilities that the Parties may reasonably be expected to incur under the Permits and this Agreement during the then-current Exploration Period or Exploitation Period.

(c)	The Parties agree that the following Change in Control will not at any time constitute a Change in Control to which the provisions of clause 17.3(b) will apply:

(i)

where the voting securities of a Party (or its ultimate parent) are publicly traded on any recognised stock exchange and the ownership of such securities changes over time as a result of a single transaction or a series of transactions.

18.	Withdrawal from Agreement

18.1	Right of Withdrawal

(a)

Subject to this clause 18 and the Permits, any Party not in default may at its option withdraw from this Agreement and the Permits by giving notice to all other Parties stating its decision to withdraw. Such notice shall be unconditional and irrevocable when given, except as may be provided in clause 18.7.

(b)

The effective date of withdrawal for a withdrawing Party shall be the end of the second Calendar Month after the Calendar Month in which the notice of withdrawal is given, provided that if all Parties elect to withdraw, the effective date of withdrawal for each Party shall be the date determined by clause 18.9.

(c)	The withdrawing Party shall execute all such instruments and documents in respect of the Permits as may be required to give effect to a valid withdrawal by the withdrawing Party.

18.2	Withdrawal

Within 30 Days of receipt of each withdrawing Party’s notification, each of the other Parties may also give notice that it desires to withdraw from this Agreement. If all Parties give notice of withdrawal, the Parties shall proceed to abandon the Permit Area, surrender the Permits and terminate this Agreement and the Permits. If fewer than all of the Parties give such notice of withdrawal, then the withdrawing Parties shall take all steps to withdraw from the Permits and terminate this Agreement on the earliest possible date and sign and deliver all necessary instruments and documents to assign their Participating Interest to the Parties that are not withdrawing, without any compensation whatsoever, under clause 18.6.

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18.3	Rights of a Withdrawing Party

(a)	A withdrawing Party shall have the right to receive its Entitlement produced through to the effective date of its withdrawal.

(b)

The withdrawing Party shall be entitled to receive all information to which such Party is otherwise entitled under this Agreement until the effective date of its withdrawal. After giving its notification of withdrawal, a Party shall not be entitled to vote on any matters coming before the Operating Committee, other than matters for which such Party has financial responsibility. In addition, if in its notice of withdrawal a withdrawing Party represents that its withdrawal is due solely to such Party’s belief that another Party (specifically named in the notice) has breached such other Party’s undertakings under clause 24.1, and if such other Party becomes obliged to indemnify under clause 24.1(d), then despite its withdrawal the withdrawing Party shall be entitled to be indemnified under clause 24.1(d) and the withdrawing Party’s damages shall be deemed to include the amount of its investment under the Permits and this Agreement that was lost as a result of its withdrawal.

18.4	Obligations and Liabilities of a Withdrawing Party

(a)	A withdrawing Party shall, after its notification of withdrawal, remain liable only for its share of the following:

(i)

costs of Joint Operations, and costs of Reduced Interest Operations in which such withdrawing Party has agreed to participate, that were approved by the Operating Committee or Well Interest Parties as part of a Work Program and Budget (including a multi-year Work Program and Budget under clause 6.1(b)) or AFE before such Party’s notification of withdrawal, regardless of when they are incurred;

(ii)

any Minimum Work Obligations for the current period or phase of the Permits, and for any subsequent period or phase that has been approved under clause 16.2 and with respect to which such Party has failed to timely withdraw under clause 18.4(c);

(iii)	expenditures described in clauses 4.2(b)(xiv) and 18.5 related to an emergency occurring before the effective date of a Party’s withdrawal, regardless of when such expenditures are incurred;

(iv)

in the case where the Operating Committee has approved a Decommissioning or abandonment plan in accordance with clause 15, a proportion equal to its Participating Interest share (such Participating Interest to be calculated immediately preceding its withdrawal) of the Operating Committee’s estimate (from time to time) of Decommissioning Costs, regardless of when such costs are incurred; and

(v)

all other obligations and liabilities of the Parties or Well Interest Parties, as applicable, concerning acts or omissions under this Agreement before the effective date of such Party’s withdrawal for which such Party would have been liable, had it not withdrawn from this Agreement.

(b)

The obligations and liabilities for which a withdrawing Party remains liable shall specifically include its share of any costs of plugging and abandoning wells or portions of wells in which it participated (or was required to bear a share of the costs under clause 18.4(a)(i)) to the extent such costs of plugging and abandoning are payable by the Parties under the Permits. Any Encumbrances that were placed on the withdrawing Party’s Participating Interest before such Party’s withdrawal shall be

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fully satisfied or released, at the withdrawing Party’s expense, before its withdrawal. A Party’s withdrawal shall not relieve it from liability to the non-withdrawing Parties concerning any obligations or liabilities attributable to the withdrawing Party under this clause 18 merely because they are not identified or identifiable at the time of withdrawal.

(c)

Notwithstanding the foregoing, a Party shall not be liable for any operations or expenditures it voted against (other than operations and expenditures described in clause 18.4(a)(ii) or clause 18.4(a)(iii)) if it sends notification of its withdrawal within 5 Business Days (or within 48 hours for Urgent Operational Matters) of the Operating Committee vote approving such operation or expenditure. Likewise, a Party voting against voluntarily entering into, or extending, an Exploration Period or Exploitation Period or any phase of the Permits, or voting against voluntarily extending the Permits shall not be liable for the Minimum Work Obligations associated therewith provided that it sends notification of its withdrawal within 30 Days of such vote under clause 16.2.

18.5	Emergency

If a well goes out of control or a fire, blow out, sabotage or other emergency occurs before the effective date of a Party’s withdrawal, the withdrawing Party shall remain liable for its Participating Interest share of the costs of such emergency, regardless of when they are incurred, and the effective date of withdrawal of the withdrawing Party shall not occur until the withdrawing Party has paid its share of such costs or has provided security therefore satisfactory to the other Parties.

18.6	Assignment

A withdrawing Party shall assign its Participating Interest for consideration of $1.00 to each of the non-withdrawing Parties in the proportion that each of their Participating Interests (before the withdrawal) bears to the total Participating Interests of all the non-withdrawing Parties (before the withdrawal), unless the non-withdrawing Parties agree otherwise. The costs associated with the withdrawal and assignments shall be borne by the withdrawing Party.

18.7	Approvals

A withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any Government approvals required in connection with the withdrawal and assignments. The non-withdrawing Parties shall use reasonable endeavours to assist the withdrawing Party in obtaining such approvals. If the Government does not approve a Party’s withdrawal and assignment to the other Parties, then the withdrawing Party shall at its option either:

(a)	retract its notice of withdrawal by notice to the other Parties and remain a Party as if such notice of withdrawal had never been sent, or

(b)

to the extent allowed under the Permits and Laws hold its Participating Interest in trust for the exclusive benefit of the non-withdrawing Parties with the right to be reimbursed by the non-withdrawing Parties for any subsequent costs and liabilities incurred by it for which it would not have been liable, had it successfully withdrawn. Any penalties or costs incurred by the Parties in connection with such withdrawal shall be borne by the withdrawing Party.

18.8	Security

A Party withdrawing from this Agreement and the Permits under this clause 16.5 shall provide Security satisfactory to the other Parties to satisfy any obligations or liabilities for which the withdrawing Party remains liable under clause 18.4, but which become due after its withdrawal, including Security to cover the Decommissioning Costs, if applicable.

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18.9	Withdrawal or Abandonment by All Parties

If all Parties decide to withdraw, the Parties agree that they shall be bound by the terms and conditions of this Agreement for so long as may be necessary to wind up the affairs of the Parties with the Government, to satisfy any requirements of the Permits and the Laws, and to facilitate the sale, disposition or abandonment of property or interests held by the Joint Account, all under clause 2.

19.	Relationship of Parties, Royalties and Taxes

19.1	Relationship of Parties

The rights, duties, obligations, and liabilities of the Parties under this Agreement shall be individual and several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership, or association or (except as explicitly provided in this Agreement) a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

19.2	Tax

Each Party shall be responsible for reporting and discharging its own tax measured by the profit or income of the Party, including PRRT and any tax, duties or excise on its share of products or sales.

19.3	Provision of Tax information

Operator shall provide each Party, in a timely manner and at such Party’s sole expense, with such information concerning Joint Operations as such Party may reasonably request for preparation of its tax returns, royalty or PRRT returns or responding to any audit or other tax proceeding.

19.4	GST

Notwithstanding any other provision in this Agreement, if the Supplier is or becomes liable to pay GST in connection with any Supply:

(a)	the Recipient must pay to the Supplier, in addition to the Agreement Price, an additional amount equal to the amount of that GST;

(b)

the Recipient must pay the Agreement Price plus the additional amount on account of GST within 30 Days of the end of the month in which a tax invoice is received from the Supplier for that Supply or as otherwise provided in this Agreement;

(c)

if the GST payable in relation to a Supply made under or in connection with this Agreement varies from the additional amount paid or payable by the Recipient under paragraph (a) such that a further amount of GST is payable in relation to the Supply or a refund or credit of GST is obtained in relation to the Supply, then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this paragraph is deemed to be a payment, credit or refund of the additional amount payable under paragraph (a). If an adjustment event occurs in relation to a Supply, the Supplier must issue an adjustment note to the Recipient in relation to that Supply within 14 Days after becoming aware of the adjustment;

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(d)

where a party reimburses the other party for an expense or other amount incurred in connection with any wholly or partly creditable acquisition or any wholly or partly creditable importation made by that other party, the amount reimbursed shall be net of any input tax credit claimable in respect of that acquisition or importation (as the case may be).

In this clause, all italicised and emboldened terms, have the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 and in the GST law.

In addition:

“Agreement Price” means the consideration to be provided under this Agreement for the Supply (other than under this clause);

“Recipient” means the party that receives the Supply from the Supplier;

“Supplier” means the party that provides the Supply to the Recipient and includes the representative member of the GST Group if the Supplier is a member of a GST Group;

“Supply” means any supply to the Recipient by the Supplier pursuant to this Agreement. However, if the GST law treats part of a supply as a separate supply for the purpose of determining whether GST is payable on that part of the supply or for the purpose of determining the tax period to which that part of the supply will be attributable, such part of the supply will be treated as a separate supply for the purposes of this clause.

19.5	Withholding Tax

Subject to clause 19.4, any Party that receives a payment or provides a service under this Agreement (Service Provider) will be solely liable for payment of all taxes (including but not limited to corporate taxes, personal income tax, fringe benefits tax, payroll tax, stamp duty, withholding tax, PAYG, turnover tax and excise and import duties, and any subcontractor’s taxes) which may be imposed in relation to the provision of that service or the receipt of that payment. If a Party that makes a payment under this Agreement to the Service Provider (Service Recipient) is required in its opinion to withhold any amount in respect of tax from that payment, it is entitled to do so and such withholding and payment to the relevant taxing authority will be a good discharge of its obligation to pay the relevant amount to the Service Provider. In the event that the Service Recipient pays an amount to the Service Provider without withholding an amount in respect of tax, the Service Recipient will be indemnified by the Service Provider for any loss suffered by it as a result of failing to withhold. For the avoidance of doubt, in respect of any foreign resident capital gains withholding tax, the Service Provider must not withhold amounts where the Service Recipient has provided the Service Provider with a clearance certificate for the purposes of the Taxation Administration Act 1953 (Cth).

19.6	Payment of Royalties

Unless otherwise approved by the Operating Committee in accordance with clause 5.9, or unless otherwise required by the terms of the New Area Transitional and Interface Deed or New Area Land Access and Royalties Deed, each Party must pay all royalties payable to any Authority on its Entitlement as required by Law. No royalties may be paid from the Joint Account, except by unanimous agreement of the Operating Committee. Any royalties granted by a Party to a third party in connection with the Permits, whether in cash or in kind, must be paid or delivered by that Party from its Entitlement and that Party hereby agrees to indemnify and hold harmless all other Parties and the Operator from and against all claims, liabilities, costs and expenses arising out of its failure to make such deliveries or payments.

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20.	Venture Information - Confidentiality - Intellectual Property

20.1	Venture Information

(a)	Except as otherwise provided in this clause 20 or clause 13.4(a), each Party:

(i)	is entitled to receive all Venture Information related to operations in which such party is a participant; and

(ii)

is entitled to receive, at the same time such information is provided to a Non- Operator, all Well Data for operations within a DSU, regardless of whether or to what extent a Non-Operator is participating in wells drilled within that DSU; and

(b)

Each Party shall have the right to use all Venture Information it receives without accounting to any other Party, subject to any applicable patents and any limitations set forth in this Agreement. For purposes of this clause 20, such right to use shall include, the rights to copy, prepare derivative works, disclose, license, distribute, and sell.

(c)

Except as otherwise provided in the Permits, each Party may extend the right to use Venture Information to members of joint ventures or production sharing arrangements in which such Party or its Affiliates have an ownership or equity interest, provided that each such member agrees in writing to keep the Venture Information in confidence at least to the same extent as required in clause 20.2 and to use the Venture Information only for the benefit of that joint venture or production sharing arrangement.

(d)

The acquisition or development of Venture Information under terms other than as specified in this clause 20 shall require the approval of the Operating Committee. The request for approval submitted by a Party shall be accompanied by a description and summary of the use and disclosure restrictions that would be applicable to the Venture Information, and any such Party will be obliged to use all reasonable efforts to arrange for rights to use which are not less restrictive than specified in this clause 20.

(e)

AIl Venture Information received by a Party under this Agreement is received on an “as is” basis without warranties, express or implied, of any kind. Any use of such Venture Information by a Party shall be at such Party’s sole risk.

20.2	Confidentiality

(a)

Subject to the provisions of the Permits and this clause 20, the Parties agree that all information in relation with Joint Operations or Reduced Interest Operations shall be considered confidential and shall be kept confidential, and shall not be disclosed during the term of the Permits and for a period of 5 years afterwards to any person or entity not a Party to this Agreement, except:

(i)	to an Affiliate;

(ii)	to a governmental agency or other entity when required by the Permits or Laws;

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(iii)	to the extent such information must be furnished in compliance with the applicable law or regulations or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

(iv)	to prospective or actual attorneys engaged by any Party where disclosure of such information is essential to such attorney’s work for such Party;

(v)

to prospective or actual contractors, agents, insurers and consultants engaged by any Party or insurer where disclosure of such information is essential to that insurer or its agent or any contractor’s or consultant’s work for such Party;

(vi)

to a bona fide prospective transferee of a Party’s Participating Interest to the extent appropriate in order to allow the assessment of such Participating Interest (including an entity with whom a Party and/or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation, or the sale of a majority of its or an Affiliate’s shares);

(vii)	to a bank or other financial institution to the extent appropriate to a Party arranging for funding;

(viii)

to the extent such information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that if any Party desires to disclose information in an annual or periodic report to its or its Affiliates’ shareholders and to the public and if such disclosure is not required under any rules or requirements of any government or stock exchange, then such Party shall comply with clause 24.4;

(ix)

to its respective employees for the purposes of Joint Operations or Reduced Interest Operations, as applicable, subject to each Party taking customary precautions to ensure such information is kept confidential; and

(x)	any information that, through no fault of a Party, becomes a part of the public domain.

(b)

Disclosure under clauses 20.2(a)(v), 20.2(a)(vi) and 20.2(a)(vii) shall not be made unless before such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the information strictly confidential for 5 years and to use the information for the sole purpose described in clauses 20.2(a)(v), 20.2(a)(vi) and 20.2(a)(vii), whichever applies, with respect to the disclosing Party.

20.3	Intellectual Property

(a)

Subject to clauses 20.3(c) and 20.5, all intellectual property rights in the Venture Information shall be owned by Operator. Each Party and its Affiliates shall have a perpetual, royalty-free, irrevocable license to use, assign, and sublicense all such intellectual property rights in their own operations (including joint venture operations or a production sharing arrangement in which such Party has an ownership or equity interest) without the approval of any other Party. If any Venture Information amounts to a patentable invention, Operator shall be entitled to seek patent protection for such invention. If Operator does not intend to seek patent protection, Operator shall offer to assign to the other Parties Operator’s rights to such invention, and shall assign such rights to any requesting Party or Parties. If a license of such rights is granted to a third party other than Affiliates of a Party, the license income shall be shared among the Parties in proportion to their respective Participating Interests. The Party granting any such licence shall:

(i)	be entitled to deduct from such license income before sharing among the Parties, the granting Party’s reasonable costs incurred in registering and maintaining such rights licensed;

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(ii)	keep records of any license income received for any such license; and

(iii)	if requested, provide each Party with a statement, certified by its statutory auditor to be correct and in accordance with this clause 20.3, regarding such income received.

(b)	Nothing in this Agreement shall be deemed to require a Party to

(i)	divulge proprietary technology to any of the other Parties; or

(ii)	grant a license or other rights under any intellectual property rights owned or controlled by such Party or its Affiliates to any of the other Parties.

(c)

If a Party or an Affiliate of a Party has proprietary technology applicable to activities carried out under this Agreement that the Party or its Affiliate desires to make available on terms and conditions other than as specified in clause 20.3(a), the Party or Affiliate may, with the prior approval of the Operating Committee, make the proprietary technology available on terms to be agreed. If the proprietary technology is so made available, then any inventions, discoveries, or improvements that relate to such proprietary technology and that result from Joint Account expenditures shall belong to such Party or Affiliate. In such case, each other Party shall have a perpetual, royalty-free, irrevocable license to practice such inventions, discoveries, or improvements, but only in connection with Joint Operations.

(d)

Subject to clause 4.6(b), all costs (including reasonable legal costs and attorneys’ fees) of defending, settling, or otherwise handling any claim that is based on the actual or alleged infringement of any intellectual property right shall be for the account of the operation from which the claim arose, whether Joint Operations or Reduced Interest Operations.

20.4	Continuing Obligations

Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality in clause 20.2, and any Disputes in relation thereto shall be resolved under clause 23.1.

20.5	Trades

Operator may, with approval of the Operating Committee, make well trades and data trades for the benefit of the Parties, with any data so obtained to be furnished to all Parties who participated in the cost of the data that was traded. Operator shall cause any third party to such trade to enter into an undertaking to keep the traded data confidential.

21.	Force Majeure

(a)

If as a result of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish Security, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused and for such reasonable period afterwards as may be necessary for the Party to put itself in the same position that it occupied before the Force Majeure, but for no longer period. The Party

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claiming Force Majeure shall notify the other Parties of the Force Majeure within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of the Force Majeure and also estimate the period of time that the Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner but shall not be obliged to settle any labour dispute except on terms acceptable to it, and all such disputes shall be handled within the sole discretion of the affected Party.

(b)

For the purposes of this Agreement, “Force Majeure” shall mean an event, act or circumstance of any nature occasioned by any cause beyond the reasonable control of the Party invoking clause 21(a) (provided always that an inability to satisfy a Cash Call or any other payment obligation or a lack of funds will not be a cause beyond reasonable control) including without limiting the generality of the nature of any such event or circumstance, any:

(i)	act of God;

(ii)	strike, lockout, ban or limitation of work or other industrial disturbance (whether or not the affected Party is a party to it or would be able to influence a settlement thereof);

(iii)	act of the public enemy, war (declared or undeclared), blockade, revolution, riot, insurrection, civil commotion or hostility;

(iv)	lightning, fire, storm, flood, earthquake, hurricane, tornado, cyclone;

(v)	quarantine restriction or epidemic;

(vi)	accident, explosion or breakage;

(vii)

act, order or demand of any court or any government, including any moratorium, restraint, embargo, inability to obtain (or delay in obtaining) governmental approvals, permits, production licences or allocations, restraint on access to the Permit Area, or termination or suspension of any Permit for any reason whatsoever, including but not limited to native title or native title claims;

(viii)	action, whether legal or otherwise, by conservation groups or other groups opposed to the conduct of Joint Operations on the basis of environmental or other considerations;

(ix)	shortage or unavailability of equipment, materials or labour, or delay in transportation or communication, or breakage of or accidental damage to machinery or pipelines; or

(x)	freezing of well or delivery facilities, cratering, washout, well blowout or necessity for making repairs to or reconditioning of wells.

22.	Notices

22.1	Form of Notices

(a)

Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement shall be in writing (in English), shall be deemed to have been properly given when addressed to the appropriate Parties at the addresses as set out below, and:

(i)	delivered in person or by a recognized international courier service maintaining records of delivery; or

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(ii)

transmitted by e-mail; provided that the recipient transmits a manual written acknowledgment of successful receipt, which the recipient shall have an affirmative duty to furnish promptly after successful receipt.

Tamboran

Attention: Eric Dyer

Email: *** Telephone: ***

copy to:

Daly Waters Energy, LP

Attention: Dan Ferreri ***

Falcon

Attention: Philip O’Quigley (Chief Executive Officer)

Email: ***

Telephone: ***

(b)

Oral communication does not constitute notice for purposes of this Agreement, and telephone numbers for the Parties are listed above as a matter of convenience only. With respect to e-mail communication automatic delivery receipts issued without direct human authorization shall not be evidence of effective notices for purposes of this Agreement.

22.2	Delivery of Notices

A notice given under this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. “Received” for purposes of giving notice under this Agreement shall mean actual delivery of the notice to the address of the Party specified in clause 22.1 or to the most current address specified in a notice under clause 22.3; provided that any notice sent by email after 5:00 p.m. on a Business Day or on a weekend or holiday at the location of the receiving Party shall be deemed given on the next following Business Day of the receiving Party.

22.3	Change of Address

Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties.

23.	Applicable Law - Dispute Resolution - Waiver of Sovereign Immunity

23.1	Governing law, jurisdiction and dispute resolution

(a)	This Agreement is governed by the law in force in Queensland from time to time excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

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(b)

Any Dispute arising out of, relating to, or in connection with this Agreement, including any question regarding its existence, validity, or termination, shall be resolved by in accordance with the process as set out in clause 23.2.

(c)	Any monetary award issued by the arbitrator shall be payable in Australian dollars. This clause shall survive termination or expiration of the Agreement.

(d)	The Parties shall be entitled to apply for interim and emergency relief in accordance with rule 26 of the Rules (as defined below).

23.2	Dispute Resolution

(a)

A Party who desires to submit a Dispute for resolution shall commence the Dispute resolution process by providing the other parties to the Dispute written notice of the Dispute (“Notice of Dispute”). The Notice of Dispute shall identify the parties to the Dispute and contain a brief statement of the nature of the Dispute and the relief requested. The submission of a Notice of Dispute shall toll any applicable statutes of limitation related to the Dispute, pending the conclusion or abandonment of Dispute resolution proceedings under this clause 23.

(b)

The parties to the Dispute shall seek to resolve any Dispute by negotiation between Senior Executives. A “Senior Executive” means any individual who has authority to negotiate the settlement of the Dispute for a Party. Within 30 Days after the date of the receipt by each party to the Dispute of the Notice of Dispute (which notice shall request negotiations among Senior Executives), the Senior Executives representing the parties to the Dispute shall meet at a mutually acceptable time and place to exchange relevant information in an attempt to resolve the Dispute. If a Senior Executive intends to be accompanied at the meeting by an attorney, each other party’s Senior Executive shall be given written notice of such intention at least three 3 Days in advance and may also be accompanied at the meeting by an attorney. Notwithstanding the above, any Party may initiate arbitration proceedings under clause 23.2(c).

(c)

Any Dispute not finally resolved by alternative Dispute resolution procedures set forth in clause 23.2(b) shall be resolved through final and binding arbitration, it being the intention of the Parties that this is a broad form arbitration agreement designed to encompass all possible Disputes, including Disputes about the arbitrability of a Dispute.

(i)

The arbitration shall be conducted under the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force (the “Rules”), which Rules are deemed to be incorporated by reference into this clause 23.2.

(ii)

Number of Arbitrators. The arbitration shall be conducted by three arbitrators, unless (i) all parties to the Dispute agree a sole arbitrator within 30 Days after the commencement of the arbitration or (ii) the Dispute relates to a claim for less than $10,000,000 in which case the arbitration shall be conducted by one arbitrator. For greater certainty, for purposes of this clause 23.2(c), the commencement of the arbitration means the date on which the claimant’s request or demand for, or notice of, arbitration is received by the other parties to the Dispute. If there is any disagreement between the Parties to a dispute as to whether the value of the claim to which the Dispute relates is less than $10,000,000 or not and such disagreement is not resolved within 15 Days of the commencement of the arbitration, then the arbitration shall be conducted by 3 arbitrators.

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(iii)

Method of Appointment of the Arbitrators. If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the parties to the Dispute within 30 Days after the commencement of the arbitration. If the parties to the Dispute fail to appoint the sole arbitrator within such time period then the sole arbitrator shall be appointed by the President of the court of arbitration of SIAC.

(iv)	If the arbitration is to be conducted by three arbitrators and:

(A)

there are more than three parties to the Dispute, then the parties to the Dispute shall endeavour to agree on the appointment of three arbitrators but if they fail to do so within 30 Days of the commencement of the arbitration then the three arbitrators shall be appointed by the President of the court of arbitration of SIAC; or

(B)	there are three parties to the Dispute, then each party shall appoint one arbitrator within 30 Days of the commencement of the arbitration; or

(C)

there are only two parties to the Dispute, then each party to the Dispute shall appoint one arbitrator within 30 Days of the commencement of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within 30 Days after the latter of the two arbitrators has been appointed by the parties to the Dispute.

(v)	Place of Arbitration. Unless otherwise agreed by all parties to the Dispute, the place of arbitration shall be Singapore.

(vi)	Language. The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language.

(vii)	Entry of Judgment. The award of the arbitral tribunal shall be final and binding. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction.

(viii)	Notice. All notices required for any arbitration proceeding shall be deemed properly given if sent under clause 22.

(ix)	Qualification. The arbitrators appointed pursuant to this clause 23 shall have experience relevant to the subject of matter of the Dispute.

23.3	Expert Determination

For any decision referred to an expert under clause 13.4 or 17.3, or Annexure E, the Parties hereby agree that such decision shall be conducted expeditiously by an expert selected unanimously by the parties to the Dispute and at cost shared equally by each party to the Dispute. The expert is not an arbitrator of the Dispute and shall not be deemed to be acting in an arbitral capacity. The Party desiring an expert determination shall give the other parties to the Dispute written notice of the request for such determination. If the parties to the Dispute are unable to agree upon an expert within 10 Days (of such other time as agreed between the parties) after receipt of the notice of request for an expert determination, then, upon the request of any of the parties to the Dispute, the International Centre for Expertise of the International Chamber of Commerce (ICC) shall appoint such expert and shall administer such expert determination through the ICC’s Rules for Expertise. The expert, once appointed, must not have any ex parte communications with any of the parties to the Dispute concerning the expert determination or the underlying Dispute. All Parties agree to cooperate fully in the

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expeditious conduct of such expert determination and to provide the expert with access to all facilities, books, records, documents, information, and personnel necessary to make a fully informed decision in an expeditious manner. Before issuing his final decision, the expert shall issue a draft report and allow the parties to the Dispute to comment on it. The expert shall endeavour to resolve the Dispute within 30 Days (but no later than 60 Days) after his appointment, taking into account the circumstances requiring an expeditious resolution of the matter in Dispute. The expert’s decision shall be final and binding on the parties to the Dispute unless challenged in an arbitration under clause 23.2(c) within 60 Days of the date the expert’s final decision is received by the parties to the Dispute. In such arbitration (i) the expert determination on the specific matter under clause 13.4 or 17.3, or Annexure E shall be entitled to a rebuttable presumption of correctness; and (ii) the expert shall not (without the written consent of the parties to the Dispute) be appointed to act as an arbitrator or as adviser to the parties to the Dispute.

23.4	Waiver of Sovereign Immunity

Any Party that now or later has a right to claim sovereign immunity for itself or any of its assets hereby waives any such immunity to the fullest extent permitted by the laws of any applicable jurisdiction. This waiver includes immunity from:

(a)	any expert determination, mediation, or arbitration proceeding commenced under this Agreement;

(b)	any judicial, administrative or other proceedings to aid the expert determination, mediation, or arbitration commenced under this Agreement; and

(c)

any effort to confirm, enforce, or execute any decision, settlement, award, judgment, service of process, execution order or Annexure (including pre-judgment Annexure) that results from an expert determination, mediation, arbitration or any judicial or administrative proceedings commenced under this Agreement.

For the purposes of this waiver only, each Party acknowledges that its rights and obligations under this Agreement are of a commercial and not a governmental nature.

23.5	Agent for Service

(a)

Within 30 Days after Completion (or such later time as agreed by the Parties), Tamboran must irrevocably appoint an agent (“Tamboran Agent”) to receive on its behalf in Singapore service of any proceedings arising out of or in connection with this Agreement and its subject-matter or formation (service) and agrees that:

(i)	service shall be deemed completed on delivery to the Tamboran Agent (whether or not the relevant proceedings are forwarded to and received by Tamboran);

(ii)

if for any reason the Tamboran Agent ceases to act as Tamboran’s agent or no longer has an address in Singapore, Tamboran shall within 20 Business Days appoint a substitute agent with an address in Singapore and shall give notice in writing to the other Parties of the substitute agent’s name, address and email address, together with a copy of the substitute agent’s acceptance of the appointment; and

(iii)	service on the Tamboran Agent shall be effective unless and until the other Parties receive notice in accordance with clause 23.5(a)(ii) from Tamboran of the appointment of any substitute agent.

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(b)

Within 30 Days after Completion (or such later time as agreed by the Parties), Falcon must irrevocably appoint an agent (“Falcon Agent”) to receive on its behalf in Singapore service of any proceedings arising out of or in connection with this Agreement and its subject-matter or formation (service) and agrees that:

(i)	service shall be deemed completed on delivery to the Falcon Agent (whether or not the relevant proceedings are forwarded to and received by Falcon);

(ii)

if for any reason the Falcon Agent ceases to act as Falcon’s agent or no longer has an address in Singapore, Falcon shall within 20 Business Days appoint a substitute agent with an address in Singapore and shall give notice in writing to the other Parties of the substitute agent’s name, address and email address, together with a copy of the substitute agent’s acceptance of the appointment; and

(iii)	service on the Falcon Agent shall be effective unless and until the other Parties receive notice in accordance with clause 23.5(a)(ii) from Falcon of the appointment of any substitute agent.

(c)	Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

24.	General Provisions

24.1	Conduct of the Parties

(a)

Each Party warrants that it and its Affiliates have not made, offered, or authorised and will not make, offer, or authorise with respect to the matters which are the subject of this Agreement, any facilitation payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any Public Official or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate the Laws applicable to that Party, which Laws may include but not be limited to:

(i)	the applicable laws of the Isle of Man;

(ii)	the applicable laws of Australia;

(iii)	the applicable laws of South Africa (including the Prevention and Combating of Corrupt Activities Act);

(iv)

the applicable laws of the United Kingdom (including the United Kingdom Bribery Act 2010 and, in relation to conduct prior to the Bribery Act 2010 being brought into force, the United Kingdom Public Bodies Corrupt Practices Act 1889 and the Prevention of Corruption Act 1906);

(v)	the applicable laws of the United States of America legislation (including the United States Foreign Corrupt Practices Act);

(vi)	the applicable laws of the country of incorporation of such Party or such Party’s ultimate parent company and of the principal place of business of such ultimate parent company; and

(vii)

the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Convention’s Commentaries.

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(b)

No Party is in any way authorised to take any action on behalf of another Party that would result in an inadequate or inaccurate recording and reporting of assets, liabilities or any other transaction, or which would put such Party in violation of its obligations under the applicable Laws.

(c)

Without prejudice to any other right under this Agreement or that a Party may have whether at law or in equity to terminate this Agreement, a Party may immediately terminate this Agreement by giving notice in writing to that effect to the other Parties in the event of a breach of obligations under this clause 24.1 by another Party and this Agreement will be deemed to have been terminated with respect to the Party issuing the termination notice.

(d)

Each Party indemnifies each other Party in respect of claims, losses, liabilities and expenses suffered or incurred by the other Party arising directly or indirectly from a breach of this clause 24.1. Such indemnity obligations shall survive termination or expiration of this Agreement.

24.2	PPSA

(a)

If it, or the Parties have a Security Interest under this Agreement, the Operator must (as soon as reasonably practicable and, in any event, within any applicable time limits prescribed by law) register that Security Interest on behalf of itself or each Party in such manner as each relevant Party directs, with the costs of such registration being charged to the Joint Account. Each Party agrees to provide the Operator with any information it requires (acting reasonably) in order to effect such registration.

(b)	If one Operator ceases to be the Operator, the power to register a Security Interest (as referred to in clause 24.2(a)) shall pass to its successor Operator.

(c)	Each Party waives the right to receive any notice of a verification statement in respect of any Security Interest granted under or in connection with this Agreement.

(d)

To the extent permitted by section 275 of the PPSA, the Parties agree to keep all information of the kind mentioned in section 275(1) of the PPSA confidential and not to disclose that information to any other person.

(e)	For the purposes of section 20(2) of the PPSA, the collateral is each Party’s Participating Interest. This Agreement is a security agreement for the purposes of the PPSA.

(f)

Each Party must immediately notify the other Party and the Operator if any ABN, ARBN or ARSN allocated to it, a trust of which it is a trustee or any partnership of which it is a partner, changes, is cancelled or otherwise ceases to apply to it, or it proposes to become a trustee of a trust or a partner in a partnership.

24.3	Conflicts of Interest

(a)

Operator undertakes that it shall avoid any conflict of interest between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with suppliers, customers and all other organizations or individuals doing or seeking to do business with the Parties concerning activities contemplated under this Agreement.

(b)	The provisions of the preceding paragraph shall not apply to:

(i)	Operator’s performance that is in accordance with the local preference laws or policies of the Government; or

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(ii)	Operator’s acquisition of products or services from an Affiliate, or the sale of products to an Affiliate, made under this Agreement.

(c)

Unless otherwise agreed, the Parties and their Affiliates are free to engage or invest (directly or indirectly) in an unlimited number of activities or businesses, any one or more of which may be related to or in competition with the business activities contemplated under this Agreement, without having or incurring any obligation to offer any interest in such business activities to any Party.

24.4	Legal Requirement

(a)

If there is a Legal Requirement which prevents or materially interferes with any aspect of, or any transaction contemplated by, clause 7 or 12, the Parties must, subject to the terms of any New Area Transitional and Interface Deed entered into pursuant to clause 12.5 and any other agreements previously reached by the Participating Parties in respect of a New Permit Area, negotiate in good faith and use reasonable endeavours to agree such amendments to this Agreement as are reasonably required to (as close as is practicable) preserve the commercial and operational arrangements as set out in clauses 7 and 12 which are prevented or materially interfered with by such Legal Requirement.

(b)

If the Parties fail to reach agreement within 30 Business Days of commencing negotiations under clause 24.4(a) (“Legal Requirement Negotiation Period”) the matter may be referred by either Party to determination by an Expert, to be jointly appointed by the Parties, or if one Party does not agree to jointly appointment of the Expert within 10 Business Days of the expiry of the Legal Requirement Negotiation Period, the Expert may be appointed by the Resolution Institute.

(c)

If the Parties refer the matter to determination by an Expert in accordance with clause 24.4(b), the Expert must be appointed to determine the way in which the commercial and operational arrangements as set out in clauses 7 and 12 can be preserved (including any amendments to this Agreement) having regard to the Legal Requirement.

(d)	The Parties agree that the Expert shall:

(i)	act as an expert and not an arbitrator;

(ii)

may decide on rules of conduct in their absolute discretion and enquire into the matter to be determined as the Expert thinks fit, including receiving submissions and taking advice from any persons that the Expert considers appropriate and requiring the Parties to provide any material in their possession or control (which is reasonably relevant to the issues in dispute);

(iii)	must give a written determination; and

(iv)	must endeavour to give that decision as soon as practicable.

(e)

The Parties may make submissions to the Expert including the provision of expert report and the Parties agree to give every assistance to the Expert that the Expert requires, including providing copies of any relevant documents with a view to reaching a decision without delay.

(f)

Each Party shall equally bear the costs of the Expert. The Expert may, however, decide the proportions in which the Parties will bear the costs of the Expert having regard to the extent to which the Parties may have acted unreasonably or been at fault, in which case, the Parties shall bear the costs in accordance with such determination under this clause 24.4(f).

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(g)

Notwithstanding any other provision of this Agreement, the Parties must implement the findings of the Expert as soon as reasonably practicable (including by effecting any amendments to this Agreement to the extent necessary to implement the findings of Expert).

(h)

To avoid doubt and notwithstanding any other provision of this Agreement, the Parties acknowledge and agree that a Party may not withhold its consent to an amendment of this Agreement to the extent such amendment is required to implement the findings of the Expert.

24.5	Public Announcements

(a)

Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations, provided that no public announcement or statement shall be issued or made unless, before its release:

(i)	all the Parties have been furnished with a copy of such statement or announcement;

(ii)	the Operator has notified the Participants by 6pm London time of public announcements that will be released later that Day in Australia; and

(iii)

where reasonably practicable and permitted, or not excluded, by any Laws or the rules of any recognised securities exchange, the Parties have been given a reasonable opportunity to comment on the contents of, and the requirement for, such announcement or statement, except that if a public announcement or statement becomes necessary or desirable because of danger to, or loss of, life, damage to property or pollution resulting from activities arising under this Agreement or is necessary in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party or its Affiliates as set forth in clause 20.2, or any court order, Operator is authorized to issue and make such announcement or statement without prior notification, approval or comments of the Parties, but Operator shall promptly furnish all the Parties with a copy of such announcement or statement once issued and released.

(b)

If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless, before the release of the public announcement or statement, such Party:

(i)	furnishes all the Parties with a copy of such announcement or statement;

(ii)

where reasonably practicable and permitted, or not excluded, by any Laws or the rules of any recognised securities exchange, the Parties have been given a reasonable opportunity to comment on the contents of, and the requirement for, such announcement or statement; and

(iii)	obtains the approval of all Parties which hold Participating Interests of more than 10%,

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provided that, despite any failure to obtain such approval or receive any comments on the contents of the announcement or statement, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party or its Affiliates as set forth in clause 20.2, or any court order.

24.6	Successors and Assignees

Subject to the limitations on Transfer contained in clause 17, this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Parties.

24.7	Waiver

No waiver by any Party of any one or more defaults by another Party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement, no Party shall be deemed to have waived, released, or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release, or modify such right.

24.8	No Third Party Beneficiaries

Except as provided under clause 4.6(b), the interpretation of this Agreement shall exclude any rights under legislative provisions conferring rights under a Permit to persons not a party to this Agreement

24.9	Joint Preparation

Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

24.10	Severance of Invalid Provisions

If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

24.11	Cumulative Rights

Each remedy, right, undertaking, obligation or agreement of a Party arising by law, this Agreement or otherwise is cumulative and may not be construed so as to limit any other right, remedy, undertaking, obligation or agreement of the Party. A Party may follow any remedy to which it is entitled, concurrently or successively, at its option.

24.12	Further Assurances

The Parties will execute and do all acts and things necessary or desirable to implement and give full effect to the provisions (including clauses 7 and 12) and purpose of this Agreement.

24.13	Counterpart Execution

This Agreement may be signed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided that no Party shall be bound to this Agreement unless and until all Parties have signed a counterpart. For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature of such page by the respective Party, attach each signed signature page to a counterpart.

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24.14	Entirety and Amendment

Except as otherwise provided in this Agreement, with respect to the subject matter contained herein, this Agreement, including any Annexures, and the Farm-in Agreement constitutes the entire agreement of the Parties, supersedes all prior representations, understandings and negotiations of the Parties relating to the subject matter of this Agreement, and except as set out in clause 24.10, may not be modified except by a written amendment signed by all Parties.

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Execution page

Executed as an Agreement.

IN WITNESS of their agreement each Party has caused its duly authorised representative to sign this instrument on the date set out in the first sentence of this Agreement.

Signed by Tamboran B2 Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and in the presence of:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Signed by Falcon Oil & Gas Australia Limited in accordance with section 127 of the Corporations Act 2001 (Cth) and in the presence of:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

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Amending Deed - Joint Operating Agreement (Beetaloo JV)

Signing page
DATED: 28 July 2023
Tamboran

Signed, sealed and delivered by	)
Tamboran B2 Pty Ltd ABN 42 105 431)
525 by:	)

/s/ Joel Riddle		/s/ Joanna Morbey
Director		Secretary

Joel Riddle	Joanna Morbey
Full name of Director	Full name of Secretary

Falcon

Signed, sealed and delivered by by	)
Falcon Oil & Gas Australia Limited	)
ABN 53 132 857 008 by:	)

/s/ Philip O’Quigley		/s/ Anne Flynn
Director		Director

Philip O’Quigley	Anne Flynn
Full name of Director	Full name of Director

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